                                                                     EXHIBIT 4.1




                    THIS IS A SECURITY AGREEMENT AS WELL AS A
                   MORTGAGE OF REAL ESTATE AND OTHER PROPERTY

           -----------------------------------------------------------



                        PACIFIC GAS AND ELECTRIC COMPANY,
                                     ISSUER

                                       AND

                           BNY WESTERN TRUST COMPANY,
                                     TRUSTEE


                             -----------------------


                              INDENTURE OF MORTGAGE

                       DATED AS OF ________________, 2004




           -----------------------------------------------------------

           THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

                        PACIFIC GAS AND ELECTRIC COMPANY

Reconciliation and Tie between Trust Indenture Act of 1939 and Indenture of Mortgage, dated as of ___________________

Trust Indenture Act Section                                 Indenture Section(s)
---------------------------                                 --------------------
Section 310  (a)(1) ......................................  11.09
             (a)(2) ......................................  11.09
             (a)(3) ......................................  11.14(B)
             (a)(4) ......................................  Not Applicable
             (b) .........................................  11.08, 11.10
Section 311  (a) .........................................  11.13
             (b) .........................................  11.13
             (c) .........................................  Not Applicable
Section 312  (a) .........................................  12.01
             (b) .........................................  12.01
             (c) .........................................  12.01
Section 313  (a) .........................................  12.02
             (b) .........................................  12.02
             (c) .........................................  12.02
             (d) .........................................  12.02
Section 314  (a) .........................................  12.02
             (b) .........................................  7.08
             (c)(1) ......................................  1.04
             (c)(2) ......................................  1.04
             (c)(3) ......................................  1.05
             (d) .........................................  5.02, 7.07(b), 8.03,
                                                              8.04, 8.08
             (e) .........................................  1.04
Section 315  (a) .........................................  11.01, 11.03
             (b) .........................................  11.02
             (c) .........................................  11.01
             (d) .........................................  11.01
             (e) .........................................  10.18
Section 316  (a) .........................................  10.16
             (a)(1)(A) ...................................  10.16
             (a)(1)(B) ...................................  10.17
             (a)(2) ......................................  Not Applicable
             (b) .........................................  10.12
Section 317  (a)(1) ......................................  10.06
             (a)(2) ......................................  10.09
             (b) .........................................  7.03
Section 318  (a) .........................................  1.09
             (e) .........................................  1.09

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I      DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION....     6

Section 1.01.  General Definitions........................................     6

Section 1.02.  Funded Property; Funded Cash...............................    24

Section 1.03.  Property Additions; Cost...................................    25

Section 1.04.  Compliance Certificates and Opinions.......................    28

Section 1.05.  Content and Form of Documents Delivered to Trustee.........    28

Section 1.06.  Acts of Holders............................................    30

Section 1.07.  Notices, Etc. to Trustee and Company.......................    32

Section 1.08.  Notice to Holders of Bonds; Waiver.........................    32

Section 1.09.  Conflict With Trust Indenture Act..........................    33

Section 1.10.  Effect of Headings and Table of Contents...................    33

Section 1.11.  Successors and Assigns.....................................    33

Section 1.12.  Separability Clause........................................    33

Section 1.13.  Benefits of Indenture......................................    33

Section 1.14.  Governing Law..............................................    34

Section 1.15.  Legal Holidays.............................................    34

Section 1.16.  Investment of Cash Held by Trustee.........................    34

ARTICLE II     BOND FORMS.................................................    35

Section 2.01.  Forms Generally............................................    35

Section 2.02.  Form of Trustee's Certificate of Authentication............    35

ARTICLE III    THE BONDS..................................................    36

Section 3.01.  Amount Unlimited; Issuable in Series.......................    36

Section 3.02.  Denominations..............................................    40

Section 3.03.  Execution, Dating, Certificate of Authentication...........    40

Section 3.04.  Temporary Bonds............................................    40

Section 3.05.  Registration, Registration of Transfer and Exchange........    41

Section 3.06.  Mutilated, Destroyed, Lost and Stolen Bonds................    43

Section 3.07.  Payment of Interest; Interest Rights Preserved.............    44

Section 3.08.  Persons Deemed Owners......................................    45

Section 3.09.  Cancellation by Bond Registrar.............................    45

Section 3.10.  Computation of Interest....................................    46

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
Section 3.11.  Payment to Be in Proper Currency...........................    46

Section 3.12.  CUSIP Numbers..............................................    46

Section 3.13.  Global Bonds...............................................    46

ARTICLE IV     BONDS OF THE INITIAL SERIES................................    47

ARTICLE V      ISSUANCE OF BONDS .........................................    47

Section 5.01.  General....................................................    47

Section 5.02.  Issuance of Bonds on the Basis of Property Additions.......    52

Section 5.03.  Issuance of Bonds on the Basis of Retired Bonds............    54

Section 5.04.  Issuance of Bonds on the Basis of Deposit of Cash..........    55

ARTICLE VI     REDEMPTION OF BONDS........................................    56

Section 6.01.  Applicability of Article...................................    56

Section 6.02.  Election to Redeem; Notice to Trustee......................    56

Section 6.03.  Selection of Bonds to Be Redeemed..........................    56

Section 6.04.  Notice of Redemption.......................................    57

Section 6.05.  Bonds Payable on Redemption Date...........................    58

Section 6.06.  Bonds Redeemed in Part.....................................    58

ARTICLE VII    COVENANTS..................................................    59

Section 7.01.  Payment of Bonds; Lawful Possession; Maintenance of Lien...    59

Section 7.02.  Maintenance of Office or Agency............................    59

Section 7.03.  Money for Bond Payments to Be Held in Trust................    59

Section 7.04.  Corporate Existence........................................    61

Section 7.05.  Maintenance of Properties..................................    61

Section 7.06.  Payment of Taxes; Liens and Discharge of Liens.............    61

Section 7.07.  Insurance..................................................    62

Section 7.08.  Recording, Further Assurances..............................    65

Section 7.09.  Waiver of Certain Covenants................................    66

Section 7.10.  Annual Officer's Certificate as to Compliance..............    67

Section 7.11.  Limitation on Liens........................................    67

Section 7.12.  Covenants Regarding Diablo Canyon Lease....................    69

ARTICLE VIII   POSSESSION, USE AND RELEASE OF MORTGAGED PROPERTY..........    69

Section 8.01.  Quiet Enjoyment............................................    69

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
Section 8.02.  Dispositions Without Release...............................    69

Section 8.03.  Release of Funded Property.................................    70

Section 8.04.  Release of Property Constituting Unfunded Property.........    74

Section 8.05.  Release of Properties Within Annual Limits.................    75

Section 8.06.  Purchase Money Obligations.................................    76

Section 8.07.  Withdrawal or Other Application of Funded Cash.............    77

Section 8.08.  Release of Property Taken by Eminent Domain, etc...........    79

Section 8.09.  Disclaimer or Quitclaim....................................    79

Section 8.10.  Miscellaneous..............................................    80

Section 8.11.  Priority of Purchase Money Liens...........................    81

Section 8.12.  Release Date...............................................    81

ARTICLE IX     SATISFACTION AND DISCHARGE.................................    82

Section 9.01.  Satisfaction and Discharge of Bonds........................    82

Section 9.02.  Satisfaction and Discharge of Indenture....................    85

Section 9.03.  Application of Trust Money.................................    85

ARTICLE X      EVENTS OF DEFAULT; REMEDIES................................    86

Section 10.01. Events of Default..........................................    86

Section 10.02. Acceleration of Maturity; Rescission and Annulment.........    87

Section 10.03. Entry upon Mortgaged Property..............................    88

Section 10.04. Power of Sale; Suits for Enforcement.......................    89

Section 10.05. Incidents of Sale..........................................    89

Section 10.06. Collection of Indebtedness and Suits for Enforcement by
                 Trustee..................................................    90

Section 10.07. Application of Money Collected.............................    91

Section 10.08. Receiver...................................................    92

Section 10.09. Trustee May File Proofs of Claim...........................    92

Section 10.10. Trustee May Enforce Claims Without Possession
               of Bonds...................................................    92

Section 10.11. Limitation on Suits........................................    93

Section 10.12. Unconditional Right of Holders to Receive Principal,
                 Premium and Interest.....................................    93

Section 10.13. Restoration of Rights and Remedies.........................    94

Section 10.14. Rights and Remedies Cumulative.............................    94

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
Section 10.15. Delay or Omission Not Waiver...............................    94

Section 10.16. Control by Holders of Bonds................................    94

Section 10.17. Waiver of Past Defaults....................................    95

Section 10.18. Undertaking for Costs......................................    95

Section 10.19. Waiver of Appraisement and Other Laws......................    95

ARTICLE XI     THE TRUSTEE................................................    96

Section 11.01. Certain Duties and Responsibilities........................    96

Section 11.02. Notice of Defaults.........................................    97

Section 11.03. Certain Rights of Trustee..................................    97

Section 11.04. Not Responsible for Recitals or Issuance of Bonds or
                 Application of Proceeds..................................    98

Section 11.05. May Hold Bonds.............................................    99

Section 11.06. Money Held in Trust........................................    99

Section 11.07. Compensation and Reimbursement.............................    99

Section 11.08. Disqualification; Conflicting Interests....................   100

Section 11.09. Corporate Trustee Required; Eligibility....................   100

Section 11.10. Resignation and Removal; Appointment of Successor..........   101

Section 11.11. Acceptance of Appointment by Successor.....................   102

Section 11.12. Merger, Conversion, Consolidation or Succession to
                 Business.................................................   103

Section 11.13. Preferential Collection of Claims Against Company..........   103

Section 11.14. Co-trustees and Separate Trustees..........................   103

Section 11.15. Appointment of Authenticating Agent........................   104

ARTICLE XII    LISTS OF HOLDERS; REPORTS BY TRUSTEE AND COMPANY...........   106

Section 12.01. Lists of Holders...........................................   106

Section 12.02. Reports by Trustee and Company.............................   106

ARTICLE XIII   CONSOLIDATION, MERGER, CONVEYANCE OR OTHER TRANSFER........   107

Section 13.01. Company May Consolidate, etc., Only on Certain Terms.......   107

Section 13.02. Successor Corporation Substituted..........................   109

Section 13.03. Extent of Lien Hereof on Property of Successor Corporation.   109

Section 13.04. Release of Company upon Conveyance or Other Transfer.......   110

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
Section 13.05. Merger into Company; Extent of Lien Hereof.................   110

ARTICLE XIV    SUPPLEMENTAL INDENTURES....................................   110

Section 14.01. Supplemental Indentures Without Consent of Holders.........   110

Section 14.02. Supplemental Indentures With Consent of Holders............   112

Section 14.03. Execution of Supplemental Indentures.......................   114

Section 14.04. Effect of Supplemental Indentures..........................   114

Section 14.05. Conformity With Trust Indenture Act........................   114

Section 14.06. Reference in Bonds to Supplemental Indentures..............   114

Section 14.07. Modification Without Supplemental Indenture................   115

ARTICLE XV     MEETINGS OF HOLDERS; ACTION WITHOUT MEETING................   115

Section 15.01. Purposes for Which Meetings May Be Called..................   115

Section 15.02. Call, Notice and Place of Meetings.........................   115

Section 15.03. Persons Entitled to Vote at Meetings.......................   116

Section 15.04. Quorum; Action.............................................   116

Section 15.05. Attendance at Meetings; Determination of Voting Rights;
                 Conduct and Adjournment of Meetings......................   117

Section 15.06. Counting Votes and Recording Action of Meetings............   118

Section 15.07. Action Without Meeting.....................................   118

ARTICLE XVI    IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND
                 DIRECTORS................................................   119

Section 16.01. Liability Solely Corporate.................................   119

SCHEDULE 1 FORM OF EXPERT'S CERTIFICATE UNDER SECTION 5.02................  S1-1

SCHEDULE 2 FORM OF EXPERT'S CERTIFICATE UNDER SECTION 8.03(C).............  S2-1

SCHEDULE 3 FORM OF OFFICER'S CERTIFICATE UNDER SECTION 8.03(D)............  S3-1

SCHEDULE 4 FORM OF EXPERT'S CERTIFICATE UNDER SECTION 8.04................  S4-1

      INDENTURE OF MORTGAGE (this "Indenture"), dated as of __________ ___, 2004 between PACIFIC GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of California (the "Company"), and BNY WESTERN TRUST COMPANY, a California banking corporation, as Trustee (the "Trustee").

                             RECITALS OF THE COMPANY

      The Company has duly authorized the execution and delivery of this Indenture, as originally executed and delivered, to provide for the issuance from time to time of its Bonds (as hereinafter defined) to be issued in one or more series or Tranches (as hereinafter defined) as contemplated herein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Bonds.

      Prior to the Release Date (as hereinafter defined), the Bonds will be secured by a lien on and security interest in the Mortgaged Property (as hereinafter defined) to the extent provided herein.

      All acts necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been performed. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in Article I of this Indenture.

                                GRANTING CLAUSES

      NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in consideration of the premises and of the purchase of the Bonds by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Bonds from time to time Outstanding and the performance of the covenants therein and herein contained, and to declare the terms and conditions on which such Bonds are secured, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and continuing lien on, the following (subject, however, to the terms and conditions set forth in this Indenture):

                              GRANTING CLAUSE FIRST

            All right, title and interest of the Company, as of the Execution Date (as hereinafter defined), in and to all property, real, personal and mixed, located in the State of California, including without limitation all right, title and interest of the Company in and to the following property so located: (a) all real property owned in fee, easements and other interests in real property, including, without limitation, the leasehold estate of the Company created by the Diablo Canyon Lease (as hereinafter defined); (b) all licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights or interests relating to the occupancy or use of real property; (c) all facilities, machinery, equipment and fixtures for the generation, transmission and distribution of electric energy including, but not limited to, all plants, switchyards, towers, substations, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators and all other property used or to be used for any or all of such purposes; (d) all facilities, machinery, equipment and fixtures for the transmission and transportation, storage and distribution of gas including, but not limited to, gas works, stations and substations, transmission pipelines, storage facilities, holders, tanks, retorts, purifiers, odorizers, scrubbers, compressors, valves, regulators, pumps, mains, pipes, service pipes, conduits, ducts, fittings and connections, services, meters and any and all other property used or to be used for any or all of such purposes; (e) all buildings, offices, warehouses, structures or improvements in addition to those referred to or otherwise included in clauses (a), (c) and (d) above; (f) all computers, data processing, data storage, data transmission and/or telecommunications facilities, equipment and apparatus; and (g) all of the foregoing property in the process of construction;

                             GRANTING CLAUSE SECOND

            All right, title and interest of the Company in, to and under all property, real, personal and mixed, located in the State of California which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the Execution Date shall be as fully embraced within and subjected to the lien hereof as if such property were owned by the Company as of the Execution Date;

                              GRANTING CLAUSE THIRD

            All right, title and interest of the Company in, to and under any Excepted Property, which may, from time to time after the Execution Date, by delivery or by an instrument supplemental to this Indenture, be subjected to the lien hereof by the Company, the Trustee being hereby authorized to receive the same at any time as additional security hereunder; it being understood that any such subjection to the lien hereof of any Excepted Property as additional security may be made subject to such reservations, limitations or conditions respecting the use and disposition of such property or the proceeds thereof as shall be set forth in such instrument;

                             GRANTING CLAUSE FOURTH

            All right, title and interest of the Company, whether now owned or hereafter acquired, in, to and under (i) all goods (as such term is defined in the California Commercial Code as in effect on the date hereof) located in the State of California, and (ii) all money, deposit accounts, instruments, investment property and other property (as such terms are defined in the California Commercial Code as in effect on the date hereof) paid or delivered to, deposited with, or held by the Trustee hereunder;

                              GRANTING CLAUSE FIFTH

            All right, title and interest, whether now owned or hereafter acquired, of the Company in, to and under the rents, issues, profits, revenues and other income and proceeds of the property expressly subjected or expressly required to be subjected to the lien of this Indenture, and all the estate, right, title and interest of every nature whatsoever of the Company in and to the same and every part thereof, and all other property of whatever kind and nature expressly subjected to the lien of this Indenture or stated to constitute Mortgaged Property by any of the terms and provisions hereof; and

                              GRANTING CLAUSE SIXTH

            All proceeds (as such term is defined in the California Commercial Code as in effect on the date hereof) of the foregoing.

                                EXCEPTED PROPERTY

      Expressly excepting and excluding, however, from the lien of this Indenture all right, title and interest of the Company in, to or under the following property (other than such property as is described in Granting Clause Third of this Indenture), whether now owned or hereafter acquired (the "Excepted Property"):

            (a) all money, investment property and deposit accounts (as such terms are defined in the California Commercial Code as in effect on the date hereof), and all cash on hand or on deposit in banks or other financial institutions, shares of stock, interests in general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, of whatever kind and nature, in each case to the extent not hereafter paid or delivered to, deposited with, or held by the Trustee hereunder;

            (b) all accounts, chattel paper, commercial tort claims, documents, general intangibles, instruments, letter-of-credit rights and letters of credit (as such terms are defined in the California Commercial Code as in effect on the date hereof), other than those specifically described in clause (b) of Granting Clause First of this Indenture; and all contracts, leases (except the Diablo Canyon Lease), operating agreements and other agreements of whatever kind and nature; all contract rights, bills and notes (except to the extent that any of the same constitute investment property, in which case they are separately excepted from the lien of this Indenture under clause (a) above); all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, all rents, tolls, issues, product and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collections by the Company; all governmental and other licenses, permits, franchises, consents and allowances, including all emission allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than those specifically described in clause (b) of Granting Clause First of this Indenture; and all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses; and all claims, credits, choses in action and other intangible property;

            (c) all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

            (d) all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the Mortgaged Property; all fuel, whether or not any such fuel is in a form consumable in the operation of the Mortgaged Property, including separate components of any fuel in the forms in which such components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; and all furniture and furnishings;

            (e) all personal property the perfection of a security interest in which is not governed by the California Commercial Code;

            (f) all oil, gas and other minerals (as such terms are defined in the California Commercial Code as in effect on the date hereof); and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not such minerals or timber shall have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by the Company;

            (g) all property which is the subject of a lease agreement designating the Company as lessee and all right, title and interest of the Company in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security; provided, however, that the Company's right, title and interest in and to the property which is the subject of the Diablo Canyon Lease, and in, to and under the Diablo Canyon Lease shall not be Excepted Property;

            (h) all property, real, personal and mixed, which subsequent to the Execution Date, has been released from the lien of this Indenture, and any improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any parts thereof;

            (i) all property, real, personal and mixed, that is stated in Sections 8.10(d), 13.03 or 13.05 of this Indenture to not be subject to the lien of this Indenture; and

            (j) all proceeds (as such term is defined in the California Commercial Code as in effect on the date hereof) of the foregoing,

provided, however, that Excepted Property shall not include the identifiable proceeds (as such term is defined in the California Commercial Code as in effect on the date hereof) of any Mortgaged Property that the Company has disposed of in violation of the terms of this Indenture; and provided, further, that subject to the provisions of Section 13.03, if, at any time after the occurrence of an Event of Default but prior to the Release Date, the Trustee, or any separate trustee or co-trustee appointed under Section 11.14 or any receiver appointed pursuant to Section 10.08 or otherwise, shall have entered into possession of all or substantially all the Mortgaged Property, to the extent permitted by law, all the Excepted Property described or referred to in the foregoing clauses (c) and (d) then owned or held or thereafter acquired by the Company, to the extent that the same is used in connection with, or otherwise relates or is attributable to, the Mortgaged Property, shall immediately, and, in the case of any Excepted Property described or referred to in clause (g), to the extent that the same is used in connection with, or otherwise relates or is attributable to, the Mortgaged Property, upon demand of the Trustee or such other trustee or receiver, become subject to the lien of this Indenture, junior and subordinate to any Liens at that time existing on such Excepted Property, and the Trustee or such other trustee or receiver may, to the extent permitted by law or by the terms of any such other Lien (and subject to the rights of the holders of all such other Liens), at the same time likewise take possession thereof; provided, however, that none of the Excepted Property described or referred to in the foregoing clauses (c), (d) and (g) shall become subject to the lien of this Indenture upon the occurrence of an Event of Default, if such Excepted Property is (x) subject to an existing agreement that prohibits the imposition of further Liens on such Excepted Property or (y) subject to an existing agreement providing for the sale or other disposition of such Excepted Property; provided, further, that whenever all Events of Default shall have been cured and the possession of all or substantially all of the Mortgaged Property shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien hereof to the extent set forth above; it being understood that the Company may, however, pursuant to Granting Clause Third, subject any Excepted Property to the lien of this Indenture whereupon the same shall cease to be Excepted Property;

      TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever;

      SUBJECT, HOWEVER, to Permitted Liens; and

      IN TRUST, NEVERTHELESS, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Bonds without any priority of any such Bond over any other such Bond;

      PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article VIII or
Article IX hereof, and if, thereafter, the principal of and premium, if any, and interest, if any, on the Bonds shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 7.03 hereof or to the appropriate Governmental Authority pursuant to applicable law after the Maturity thereof, then and in that case this Indenture shall terminate, and the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise this Indenture, and the estate and rights hereby granted, shall be and remain in full force and effect;

      IT IS HEREBY COVENANTED AND AGREED by and between the Company and the Trustee that all the Bonds are to be authenticated and delivered, and that the Mortgaged Property is to be held, subject to the further covenants, conditions and trusts hereinafter set forth, and the Company hereby covenants and agrees to and with the Trustee, for the equal and ratable benefit of all Holders of the Bonds, as follows:

                                   ARTICLE I

          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. GENERAL DEFINITIONS.

      For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

      (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

      (b) reference to any gender shall include all other genders;

      (c) all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

      (d) all terms used herein without definition which are defined in the California Commercial Code shall have the meanings assigned to them therein;

      (e) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States; and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean, at the election of the Company from time to time, such accounting principles as are generally accepted in the United States at the date of such computation or at the Execution Date; provided, however, that in determining generally accepted accounting principles applicable to the Company, effect shall be given, to the extent required, to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company;

      (f) any reference to an "Article", a "Section" or any other subdivision refers to an Article, a Section or other subdivision, as the case may be, of this Indenture; and

      (g) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

      "ACCOUNTANT" means a Person engaged in the accounting profession or otherwise qualified to pass on accounting matters (including, but not limited to, a Person certified or licensed as a public accountant, whether or not then engaged in the public accounting profession), which Person, unless required under the terms hereof to be Independent, may be an employee, an Affiliate or an employee of an Affiliate of the Company.

      "ACQUIRED FACILITY" means any property which, within six (6) months prior to the date of its acquisition by the Company, has been used or operated by a Person or Persons other than the Company in a business similar to that in which such property has been or is to be used or operated by the Company.

      "ACT", when used with respect to any Holder of a Bond, has the meaning specified in Section 1.06.

      "ADJUSTED FUNDED PROPERTY BASIS" means, with respect to any Funded Property (including any Property Additions which have become Funded Property under the terms of this Indenture), the Funded Property Basis of such Funded Property after making deductions therefrom and additions thereto as contemplated by Section 1.03(b).

      "ADJUSTED PROPERTY ADDITIONS BASIS" means, with respect to any Property Additions which constitute Unfunded Property, the Property Additions Basis of such Property Additions after making deductions therefrom and additions thereto as contemplated by Section 1.03(b).

      "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct generally the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "ANNUAL INTEREST REQUIREMENTS" has the meaning specified in Section
5.01(g).

      "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with generally accepted accounting principles.

      "AUTHENTICATING AGENT" means any Person or Persons (other than the Company or an Affiliate of the Company) authorized by the Trustee to act on behalf of the Trustee to authenticate the Bonds of one or more series.

      "AUTHORIZED OFFICER" means the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer or any other duly authorized officer, agent or attorney-in-fact of the Company named in an Officer's Certificate signed by any of such officers.

      "AUTHORIZED PUBLICATION" means a newspaper or financial journal of general circulation, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays; or, in the alternative, shall mean such form of communication as may have come into general use for the dissemination of information of import similar to that of the information specified to be published by the provisions hereof. In the event that successive weekly publications in an Authorized Publication are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Authorized Publications. In case, by reason of the suspension of publication of any Authorized Publication, or by reason of any other cause, it shall be impractical without unreasonable expense to make publication of any notice in an Authorized Publication as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall be deemed the equivalent of the required publication of such notice in an Authorized Publication.

      "AUTHORIZED PURPOSES" means the authentication and delivery of Bonds, the release of property and/or the withdrawal of cash under any of the provisions of this Indenture.

      "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 United States Code Section 101 et seq., or any successor statute thereto.

      "BOARD OF DIRECTORS" means the board of directors of the Company, any committee thereof duly authorized to act in respect of matters relating to this Indenture or any other body fulfilling the function of a board of directors of a corporation authorized to act in respect of matters relating to this Indenture.

      "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company that has been duly adopted by the Board of Directors, that is in full force and effect on the date of such certification and that has been delivered to the Trustee.

      "BOND REGISTER" and "BOND REGISTRAR" have the respective meanings specified in Section 3.05.

      "BONDS" means any securities, including any bonds, notes and other evidences of indebtedness, authenticated and delivered under this Indenture.

      "BONDS OF THE INITIAL SERIES" has the meaning set forth in Article IV.

      "BUSINESS DAY" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in (i) any Place of Payment or other location specified in the Bonds or this Indenture or (ii) the location of the Company's principal place of business or the Corporate Trust Office of the Trustee, are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified as contemplated by Section 3.01.

      "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with generally accepted accounting principles.

      "CASH DEPOSIT AMOUNT" has the meaning specified in (i) Section 8.03, when used in Section 8.03, or (ii) Section 8.05, when used in Section 8.05.

      "CASH DEPOSIT CREDIT ITEMS" has the meaning specified in Section 8.03.

      "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the Execution Date, such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body, if any, performing such duties at such time.

      "COMPANY" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

      "COMPANY ORDER" or "COMPANY REQUEST" means, respectively, a written order or request signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

      "CORPORATE TRUST OFFICE" means the office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office, at the Execution Date, is located at 550 Kearney Street, Suite 600, San Francisco, California, 94108, Attention: Corporate Trust
Administration, fax number (415) 399-1647.

      "CORPORATION" means a corporation, partnership, limited liability company, association, company, joint stock company or business trust, and references to "corporate" and other derivations of "corporation" herein shall be deemed to include appropriate derivations of such entities.

      "COST" has the meaning specified in Section 1.03.

      "CPI INDEX" means the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, U.S. City Average, "All Items" (1982-84 = 100), or any successor index thereof as such successor index may be appropriately adjusted to establish substantial equivalence with the Consumer Price Index; provided that if the Consumer Price Index ceases to be published and there is no successor thereto, such other index as the Company and the Trustee shall agree upon in writing shall be substituted for the Consumer Price Index.

      "DEBT" means any debt of the Company for money borrowed and guarantees by the Company of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

      "DEDUCTIBLE LIMIT" means, with respect to any fire insurance policy required to be maintained by the Company under Section 7.07, an amount equal to the greater of (i) Twenty-Five Million Dollars ($25,000,000) with respect to any such policy expiring in calendar year 2004; provided that, with respect to any policy expiring in any subsequent calendar year, such amount shall be increased by the same percentage increase in the CPI Index for the period commencing on January 1, 2004 and ending on the commencement date of such policy, and (ii) three percent (3%) of the principal amount of the Bonds Outstanding on the commencement date of any such policy, and (iii) any other dollar amount which is applicable to fire insurance (x) on property of similar character maintained by companies similarly situated and operating like property or (y) on property as to which an equal primary fire insurance rate has been set by responsible insurance companies.

      "DEFAULT" means any event that with the passage of time or the giving of notice or both would be an Event of Default.

      "DEFAULTED INTEREST" has the meaning specified in Section 3.07.

      "DE MINIMIS AMOUNT" means, as of the calculation date, an amount which is less than the greater of (i) Twenty-Five Thousand Dollars ($25,000) or (ii) one percent (1%) of the aggregate principal amount of the Bonds Outstanding at the time of calculation.

      "DEPOSITARY" means, with respect to the Bonds of any series, or Tranche thereof, issuable or issued in whole or in part in the form of one or more Global Bonds, the Person designated as Depositary by the Company pursuant to Sections 3.01(q) and 3.13 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to Bonds of any such series shall mean the Depositary with respect to the Bonds of that series or Tranche.

      "DEPOSITED CASH" has the meaning specified in Section 5.04.

      "DIABLO CANYON LEASE" means that certain lease dated September 17, 1966, as amended, between Eureka Energy Company, as lessor, and the Company, as lessee, which lease was originally entered into between Luigi Marre Land and Cattle Company, a California corporation, as lessor, and San Luis Obispo Bay Properties, Inc., a California corporation, as lessee, a memorandum of which Lease was recorded September 21, 1966 in Volume 1410, Page 556, Official Records, San Luis Obispo County, California.

      "DISCOUNT BOND" means any Bond which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 10.02. "Interest" with respect to a Discount Bond means interest, if any, borne by such Bond at a Stated Interest Rate.

      "DOLLAR" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

      "EFFECTIVE DATE" has the meaning set forth in the Plan.

      "ELIGIBLE OBLIGATIONS" means:

            (a) with respect to Bonds denominated in Dollars, Government Obligations; or

            (b) with respect to Bonds denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Bonds as contemplated by
      Section 3.01.

      "EVENT OF DEFAULT" has the meaning specified in Section 10.01.

      "EXCEPTED PROPERTY" has the meaning specified in the Granting Clauses of this Indenture.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "EXECUTION DATE" means the date on which the Bonds of the Initial Series are first issued under this Indenture.

      "EXPERT" means a Person which is an engineer, appraiser, Accountant or other expert and which, with respect to any certificate to be signed by such Person and delivered to the Trustee, is qualified to pass upon the matters set forth in such certificate. For purposes of this definition, (a) "engineer" means a Person engaged in the engineering profession or otherwise qualified to pass upon engineering matters (including, but not limited to, a Person licensed as a professional engineer, whether or not then engaged in the engineering profession) and (b) "appraiser" means a Person engaged in the business of appraising property or otherwise qualified to pass upon the Fair Value or fair market value of property.

      "EXPERT'S CERTIFICATE" means a certificate signed by an Authorized Officer and by one or more Experts (which Expert(s) (a) shall be selected either by the Board of Directors or by an Authorized Officer, the execution of such certificate by such Authorized Officer to be conclusive evidence of such selection, and (b) except as otherwise required under the terms hereof to be Independent, may be an employee, an Affiliate or an employee of an Affiliate of the Company duly authorized either by the Board of Directors or by an Authorized Officer) and delivered to the Trustee. The amount stated in any Expert's Certificate as to the Cost, Fair Value or fair market value of property shall be conclusive and binding upon the Company, the Trustee and the Holders.

      "FAIR VALUE", with respect to property, means the fair value of such property as may be determined by reference to (a) the amount which would be likely to be obtained in an arm's-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) Cost or replacement or reproduction cost, in each case less depreciation with respect to such property and/or (d) any other relevant factors; provided, however, that (x) the Fair Value of property shall be determined without deduction for any Senior Liens on such property, and (y) the Fair Value to the Company of Property Additions shall not reflect any reduction relating to the fact that such Property Additions may be of less value to a Person which is not the owner or operator of the Mortgaged Property or any portion thereof than to a Person which is such owner or operator. Fair Value of any property may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company (including on the basis of the Cost of such property) or otherwise available to the Expert certifying the same.

      "FUNDED CASH" has the meaning specified in Section 1.02.

      "FUNDED PROPERTY" has the meaning specified in Section 1.02.

      "FUNDED PROPERTY BASIS" means, with respect to any Funded Property (including any Property Additions which have become Funded Property under the terms of this Indenture), the Net Cost of such property or, if the Net Fair Value to the Company of such property at the time the same became Funded Property was certified to be an amount less than the Net Cost thereof, such Net Fair Value, as so certified, in lieu of Net Cost.

      "FUNDED PROPERTY RETIRED" means, with respect to any Funded Property, (a) any such property that has been abandoned, destroyed, sold, lost through casualty or taken through the enforcement of the power of eminent domain or similar right or otherwise disposed of or released from the lien of this Indenture and (b) Miscellaneous Personalty. Such property shall thereupon cease to be Funded Property under this Indenture but, as herein provided, may at any time thereafter again become Funded Property. Notwithstanding the foregoing or anything to the contrary contained herein, neither any reduction in the Cost or book value of property recorded in the plant or other property account of the Company (other than with respect to Miscellaneous Personalty), nor the transfer of any amount appearing in such account to intangible and/or adjustment accounts, otherwise than in connection with actual retirements of physical property that has been disposed of as provided above and otherwise than in connection with the removal of such property in its entirety from the plant or property account, shall be deemed to constitute Funded Property Retired.

      "GLOBAL BOND" means a Bond representing all or part of a series of Bonds, or Tranche thereof, issued to the Depositary for such series or Tranche in accordance with Section 3.13, and bearing the legend prescribed in Section 3.13.

      "GOVERNMENTAL AUTHORITY" means the government of the United States or of any state or territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

      "GOVERNMENT OBLIGATIONS" means securities which are (a) (i) direct obligations of the United States where the payment or payments thereunder are supported by the full faith and credit of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States or (b) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, that, (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

      "HOLDER" means a Person in whose name a Bond is registered in the Bond Register.

      "INDENTURE" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively. The term "Indenture" shall also include the provisions or terms of particular series of Bonds established in any Officer's Certificate, Board Resolution or Company Order delivered pursuant to Sections 2.01, 3.01 and 14.07.

      "INDEPENDENT", when applied to any Accountant, Expert or other specified Person, means such a Person who (a) does not have any direct or indirect material financial interest in the Company or in any other obligor upon the Bonds or in any Affiliate of the Company or of such other obligor, (b) is not connected with the Company, an Affiliate of the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or any person performing similar functions and (c) is appointed or selected by the Company and approved by the Trustee in the exercise of reasonable care.

      "INDEPENDENT EXPERT'S CERTIFICATE" means a certificate signed by an Independent Expert and delivered to the Trustee.

      "INTEREST PAYMENT DATE", when used with respect to any Bond, means the Stated Maturity of an installment of interest on such Bond.

      "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor federal statute.

      "INVESTMENT SECURITIES" means any of the following obligations or investment property on which neither the Company, any other obligor on the Bonds nor any Affiliate of either is the obligor: (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in any national or state bank (which may include the Trustee or any Paying Agent) or savings association which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (c) bankers' acceptances drawn on and accepted by any commercial bank (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any state or territory of the United States or the District of Columbia, or any political subdivision of any of the foregoing, which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (e) bonds or other obligations of any agency or instrumentality of the United States; (f) corporate debt securities which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (g) repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (h) securities issued by any regulated investment company (including any investment company for which the Trustee or any Paying Agent is the advisor), as defined in Section 851 of the Internal Revenue Code or any such successor section of the Internal Revenue Code, provided that the portfolio of such investment company is limited to obligations or securities of the character and investment quality contemplated in clauses (a) through (f) above and repurchase agreements which are fully collateralized by any of such obligations or securities; and (i) any other obligations or securities which may lawfully be purchased by the Trustee in its capacity as such.

      "ISSUANCE DATE SECURED DEBT RATINGS" means the initial ratings on the Bonds of the Initial Series assigned by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively.

      "LIEN" means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any defect, irregularity, exception or limitation in record title or, when the context so requires, any lien, claim or interest arising from any of the foregoing.

      "MAKE-UP AMOUNT" has the meaning specified in (i) Section 7.07(c)(ii)(C), when used in Section 7.07(c), or (ii) Section 8.04(c)(vii), when used in Section 8.04.

      "MATURITY", when used with respect to any Bond, means the date on which the principal of such Bond or an installment of principal or any sinking fund payment becomes due and payable as provided in such Bond or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

      "MINOR LOSS" means a particular loss by reason of fire damage with respect to any Mortgaged Property in an amount which is less than the greater of (i) as to any loss occurring in calendar year 2004, Fifty Million Dollars ($50,000,000); provided, that with respect to any loss occurring in any subsequent calendar year, such amount shall be increased by the same percentage increase in the CPI Index for the period commencing on January 1, 2004 and ending on January 1 of the calendar year in which such loss occurs, and (ii) three percent (3%) of the principal amount of Bonds Outstanding on the date of such particular loss.

      "MISCELLANEOUS PERSONALTY" means all of those personal property assets that, pursuant to the Company's then current accounting methods, are retired or removed from the Company's plant or other property account (in the absence of actual physical abandonment, destruction, loss, sale or other disposition of such personal property assets) on the basis of the "vintage" or age of such personal property assets regardless of whether or not, subsequent to such retirement or removal, such personal property assets actually remain in use by the Company (referred to herein as "vintage retirement"). The types of personal property assets constituting "Miscellaneous Personalty" may change from time to time and will be determined solely by whether or not, under the Company's then current accounting methods, such personal property assets are subject to vintage retirement as described above.

      "MORTGAGED PROPERTY" means the property described in Granting Clause First through Granting Clause Sixth of this Indenture, other than Excepted Property.

      "NET EARNINGS CERTIFICATE" has the meaning specified in Section 5.01(g).

      "NET COST" means, with respect to Funded Property and Unfunded Property, as of the date of calculation thereof, the Cost of such property, less the lesser of (i) the outstanding principal amount of any Senior Lien Obligations as of the date of calculation of such Cost or (ii) the Cost of such property.

      "NET FAIR VALUE" means, with respect to Funded Property and Unfunded Property, as of the date of calculation thereof, the Fair Value of such property, less the lesser of (i) the outstanding principal amount of any Senior Lien Obligations as of the date of calculation of such Fair Value or (ii) the Fair Value of such property.

      "NET INCOME" has the meaning specified in Section 5.01(g).

      "NET TANGIBLE ASSETS" means the total amount of the Company's assets determined on a consolidated basis in accordance with generally accepted accounting principles as of a date determined pursuant to Section 7.11(b) or 8.12(b), less (a) the sum of the Company's consolidated current liabilities determined in accordance with generally accepted accounting principles, and (b) intangible assets, determined in accordance with generally accepted accounting principles, including, but not limited to, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and regulatory assets carried as an asset on the Company's consolidated balance sheet.

      "1920 MORTGAGE" means the First and Refunding Mortgage, dated as of December 1, 1920, between the Company and BNY Western Trust Company, as successor trustee, as heretofore amended and supplemented.

      "NON-RECURRING CHARGES" has the meaning specified in Section 5.01(g).

      "NOTICE OF DEFAULT" has the meaning specified in Sections 10.01(c) and 10.01(f).

      "OFFICER'S CERTIFICATE" means a certificate signed by an Authorized Officer and delivered to the Trustee.

      "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company or other counsel acceptable to the Trustee and who may be an employee, an Affiliate or an employee of an Affiliate of the Company.

      "OUTSTANDING", when used with respect to Bonds, means, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except:

            (a) Bonds theretofore canceled or delivered to the Bond Registrar or the Trustee for cancellation;

            (b) Bonds deemed to have been paid for all purposes of this Indenture in accordance with Section 9.01 (whether or not the Company's indebtedness in respect thereof shall be satisfied and discharged for any other purpose); and

            (c) Bonds, the principal of, premium, if any, and interest, if any, on which have been fully paid pursuant to the third paragraph of Section
      3.06 or in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture, other than any such Bonds in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Bonds are held by a protected purchaser;

      provided, however, that in determining whether or not the Holders of the requisite principal amount of the Bonds Outstanding under this Indenture, or the Outstanding Bonds of any series or Tranche, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Bonds,

            (x) Bonds owned by the Company or any other obligor upon the Bonds or any Affiliate of the Company or of such other obligor (unless the Company, such obligor and/or such Affiliate owns all Bonds Outstanding under this Indenture, or all Outstanding Bonds of each such series and each such Tranche, as the case may be, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Bonds which the Trustee actually knows to be so owned shall be so disregarded; provided, however, that Bonds so owned which have been pledged in good faith may be regarded as Outstanding if it is established to the reasonable satisfaction of the Trustee that the pledgee, and not the Company, any such other obligor or Affiliate of either thereof, has the right so to act with respect to such Bonds and that the pledgee is not the Company or any other obligor upon the Bonds or any Affiliate of the Company or of such other obligor; and provided, further, that in no event shall any Bond which shall have been delivered to evidence, enhance or secure, in whole or in part, the Company's obligations in respect of other indebtedness be deemed to be owned by the Company if the principal of such Bond is payable, whether at Stated Maturity or upon mandatory redemption, at the same time as the principal of such other indebtedness is payable, whether at Stated Maturity or upon mandatory redemption or acceleration, but only to the extent of such portion of the principal amount of such Bond as does not exceed the principal amount of such other indebtedness; and

            (y) the principal amount of a Discount Bond that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to
      Section 10.02; and

      provided, further, that, in the case of any Bond the principal of which is payable from time to time without presentment or surrender, the principal amount of such Bond that shall be deemed to be Outstanding at any time for all purposes of this Indenture shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid, unless otherwise specified pursuant to Section 3.01.

      "PAYING AGENT" means any Person, including the Company, authorized by the Company to pay the principal of and premium, if any, or interest, if any, on any Bonds on behalf of the Company.

      "PERIODIC OFFERING" means an offering of Bonds of a series from time to time any or all of the specific terms of which Bonds, including, without limitation, the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents from time to time subsequent to the initial request for the authentication and delivery of such Bonds by the Trustee, all as contemplated in Section 3.01 and Section 5.01(b).

      "PERMITTED LIENS" means, as of any particular time, any of the following:

            (a) to the extent the Company consolidates with, or merges into, another entity, Liens on the assets of such entity in existence on the date of such consolidation or merger and securing debt of such entity, provided that such debt and Liens were not created or incurred in anticipation of such consolidation or merger and do not extend to any other Mortgaged Property of the Company in existence immediately prior to the consolidation or merger;

            (b) as to property acquired by the Company after the Execution Date, Liens existing or placed thereon at the time of the acquisition thereof, provided that such Liens do not extend to any other Mortgaged Property;

            (c) Liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings;

            (d) mechanics', workmen's, repairmen's, materialmen's, warehousemen's and carriers' Liens, other Liens incident to construction, Liens or privileges of any employees of the Company for salary or wages earned, but not yet payable, and other Liens, including, without limitation, Liens for workers' compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

            (e) Liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) Ten Million Dollars ($10,000,000) to the extent in existence in calendar year 2004; provided, that, with respect to any such Liens in existence in any subsequent calendar year, such amount shall be increased by the percentage increase in the CPI Index for the period commencing on January 1, 2004, and ending on January 1 of the applicable calendar year and (B) three percent (3%) of the principal amount of the Bonds then Outstanding or (ii) with respect to which the Company shall (A) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Company shall have secured a stay of execution pending such appeal or other proceeding or (B) have the right to prosecute an appeal or other proceeding for review;

            (f) easements, encumbrances, leases, reservations or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged Property or any part thereof; provided, however, that such easements, encumbrances, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations do not, in the opinion of the Company, materially impair the use by the Company of the Mortgaged Property considered as a whole for the purposes for which it is held by the Company;

            (g) conservation easements in accordance with the Plan;

            (h) defects, irregularities, exceptions and limitations in title to real property subject to rights-of-way or other similar rights in favor of the Company or used or to be used by the Company primarily for right-of-way purposes or real property held under lease, easement, license or similar right; provided, however, that (i) the Company shall have obtained from the apparent owner or owners of such real property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which the Company acquired the same, (ii) the Company has power under eminent domain or similar statutes to remove such defects, irregularities, exceptions or limitations or (iii) such defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;

            (i) Liens securing indebtedness or other obligations neither created, assumed nor guaranteed by the Company nor on account of which it customarily pays interest upon real property or rights in or relating to real property for the purpose of the distribution of electricity or gas, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way;

            (j) leases existing at the Execution Date, affecting Mortgaged Properties owned by the Company at said date and renewals and extensions thereof; and leases affecting such Mortgaged Properties entered into after the Execution Date or affecting Mortgaged Properties acquired by the Company after such date which, in either case, (i) have respective terms of not more than ten (10) years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by the Company of such properties for the respective purposes for which they are held by the Company;

            (k) Liens vested in lessors, licensors, franchisors or permittors for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or other amounts or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

            (l) controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of Governmental Authorities upon the Mortgaged Property or any part thereof or the operation or use thereof or upon the Company with respect to the Mortgaged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in Governmental Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;

            (m) rights which Governmental Authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the Mortgaged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate the property and business of the Company; and any and all obligations of the Company correlative to any such rights;

            (n) Liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workers' compensation, unemployment insurance, social security, any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;

            (o) Liens on the Mortgaged Property or any part thereof which are granted by the Company to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;

            (p) rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by the Company or by others on property of the Company;

            (q) (i) rights and interests of Persons other than the Company arising out of contracts, agreements and other instruments to which the Company is a party and which relate to the common ownership or joint use of property; and (ii) all Liens on the interests of Persons other than the Company in property owned in common by such Persons and the Company if and to the extent that the enforcement of such Liens would not adversely affect the interests of the Company in such property in any material respect;

            (r) any restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or a public utility or public service corporation;

            (s) any Liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;

            (t) rights and interests granted pursuant to Section 8.02(c);

            (u) Prepaid Liens;

            (v) Purchase Money Liens on Mortgaged Property, but only to the extent the Company requests the subordination of the lien of this Indenture pursuant to Section 8.11;

            (w) Liens contemplated by the Plan;

            (x) the lien of the 1920 Mortgage prior to the Effective Date;

            (y) any other Liens which are in existence on the Execution Date and do not exceed Twenty Million Dollars ($20,000,000);

            (z) any other Liens of whatever nature or kind which do not, in the aggregate, exceed Fifty Million Dollars ($50,000,000) to the extent in existence in calendar year 2004, provided that with respect to any such Liens in existence in any subsequent calendar year, such amount shall be increased by the percentage increase in the CPI Index for the period commencing on January 1, 2004 and ending on January 1 of the applicable calendar year; and

            (aa) the lien in favor of the Trustee pursuant to Section 11.07.

      "PERSON" means any individual, corporation, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity, whether or not a legal entity, or any Governmental Authority.

      "PLACE OF PAYMENT", when used with respect to Bonds of any series, or any Tranche thereof, means the place or places, specified as contemplated by Section 3.01, at which the principal of and premium, if any, and interest, if any, on the Bonds of such series or Tranche are payable, subject, in either case, to
Section 7.02.

      "PLAN" means the Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Pacific Gas and Electric Company dated July 31, 2003, as Modified by Modifications Dated November 6, 2003 and December 19, 2003 and as modified by the Order dated February 27, 2004, Approving Technical Corrections to Plan of Reorganization and Supplementing

Confirmation Order to Incorporate such Corrections, and all exhibits, supplements, appendices and schedules thereto, as the same may be altered, amended or modified from time to time.

      "PLEDGED SECURITIES" means securities which are made the basis for the authentication and delivery of Bonds under Section 5.02, the release of Funded Property under Section 8.03 or the withdrawal of Funded Cash pursuant to Section
5.04 or Section 8.07.

      "PREDECESSOR BOND" of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purposes of this definition, any Bond authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Bond shall be deemed (to the extent lawful) to evidence the same debt as the mutilated, destroyed, lost or stolen Bond.

      "PREPAID LIEN" means any Lien securing indebtedness for the payment, prepayment or redemption of which there shall have been irrevocably deposited in trust with the trustee or other holder of such Lien moneys and/or investment property which (together with the interest reasonably expected to be earned from the investment and reinvestment in investment property of the moneys and/or the principal of and interest on the investment property so deposited) shall be sufficient for such purpose; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the Stated Maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the instrument creating such Lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.

      "PRINCIPAL PROPERTY" means any property of the Company or any Significant Subsidiary, as applicable, other than (i) property that prior to the Release Date would have constituted Excepted Property, and (ii) property that were it to belong to the Company would have constituted Excepted Property prior to the Release Date.

      "PROPERTY ADDITIONS" has the meaning specified in Section 1.03.

      "PROPERTY ADDITIONS BASIS" means, with respect to any Property Additions which constitute Unfunded Property, the lesser of the Net Cost or Net Fair Value to the Company of any such Property Additions as of the date such amount is certified to the Trustee.

      "PURCHASE MONEY LIEN" means, with respect to any property being acquired or disposed of by the Company or being released from the lien of this Indenture, a Lien on such property which:

            (a) is taken or retained by the transferor of such property to secure all or part of the purchase price thereof;

            (b) is granted to one or more Persons other than the transferor which, by making advances or incurring an obligation, give value to enable the grantor of such Lien to acquire rights in or the use of such property;

            (c) is granted to any other Person in connection with the release of such property from the lien of this Indenture on the basis of the deposit with the Trustee of obligations secured by such Lien on such property (as well as any other property subject thereto);

            (d) is held by a trustee or agent for the benefit of one or more Persons described in clause (a), (b) and/or (c) above, provided that such Lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such Lien for one or more other purposes; or

            (e) otherwise constitutes a purchase money mortgage or a purchase money security interest under applicable law;

and, without limiting the generality of the foregoing, for purposes of this Indenture, the term Purchase Money Lien shall be deemed to include any Lien described in clauses (a) through (e) above whether or not such Lien (x) shall permit the issuance or other incurrence of additional indebtedness secured by such Lien on such property, (y) shall permit the subjection to such Lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (z) shall have been granted prior to the acquisition, disposition or release of such property, shall attach to or otherwise cover property other than the property being acquired, disposed of or released and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition, disposition or release.

      "PURCHASE MONEY OBLIGATIONS" are those obligations secured by a Purchase Money Lien.

      "REDEMPTION DATE", when used with respect to any Bond to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

      "REDEMPTION PRICE", when used with respect to any Bond to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture which price shall include principal of and premium, if any, payable on such Bond but shall not include any accrued interest payable with respect to such Bond.

      "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date on the Bonds of any series means the date specified for that purpose as contemplated by Section 3.01.

      "RELEASE DATE" has the meaning specified in Section 8.12.

      "REQUIRED CURRENCY" has the meaning specified in Section 3.11.

      "RESPONSIBLE OFFICER", when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "RETIRED BONDS" means any Bonds authenticated and delivered under this Indenture which (i) no longer remain Outstanding by reason of the applicability of clause (a) or (b) in the definition of "Outstanding" (other than any Predecessor Bond of any Bond), (ii) have not been made the basis under any of the provisions of this Indenture of one or more Authorized Purposes and (iii) have not been paid, redeemed, purchased or otherwise retired by the application thereto of Funded Cash.

      "SENIOR LIEN" means, with respect to all or any portion of the Mortgaged Property, a Permitted Lien which is prior to the lien of this Indenture.

      "SENIOR LIENHOLDER" means any trustee or other holder of a Senior Lien.

      "SENIOR LIEN OBLIGATIONS" means any Purchase Money Obligation secured by a Purchase Money Lien that is a Senior Lien and any other indebtedness of the Company for borrowed money secured by a Senior Lien.

      "SIGNIFICANT SUBSIDIARY" shall have the meaning specified in Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended; provided that, Significant Subsidiary shall not include any Person, substantially all the assets of which are or prior to the Release Date would have constituted Excepted Property.

      "SPECIAL RECORD DATE" for the payment of any Defaulted Interest on the Bonds of any series means a date fixed by the Trustee pursuant to Section 3.07.

      "STATED INTEREST RATE" means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on an obligation shall be made (a) if the Company's obligations in respect of any other indebtedness shall be evidenced, enhanced or secured in whole or in part by such obligation, by reference to the lower of the Stated Interest Rate on such obligation and the Stated Interest Rate on such other indebtedness and (b) without regard to the effective interest cost to the Company of such obligation or of any such other indebtedness.

      "STATED MATURITY", when used with respect to any obligation (including any Bond of any series) or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

      "SUBSIDIARY" means (i) any corporation at least a majority of the outstanding voting stock or interest of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries or (ii) any other Person (other than a corporation) of which the Company and/or one or more Subsidiaries has at least a majority ownership and power to direct the policies, management and affairs. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

      "SUCCESSOR CORPORATION" has the meaning specified in Section 13.01.

      "SUPPLEMENTAL INDENTURE" or "INDENTURE SUPPLEMENTAL HERETO" means an instrument supplementing or amending this Indenture executed and delivered pursuant to Article XIV.

      "SWAP AGREEMENT" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

      "TRANCHE" means a group of Bonds which (a) are of the same series and (b) have identical terms except as to principal amount and/or date of issuance.

      "TRUST INDENTURE ACT" means, as of any time, the Trust Indenture Act of 1939 or any successor statute, as in effect at such time.

      "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean the Person which shall have become a successor trustee pursuant to the applicable provisions of this Indenture, and, if at any time there is more than one Person acting as trustee hereunder, "Trustee" shall mean each such Person so acting.

      "UNFUNDED PROPERTY" means that portion of the Mortgaged Property which does not constitute Funded Property or Funded Cash.

      "UNITED STATES" means the United States of America, its territories, its possessions and other areas subject to its political jurisdiction.

      "UNSECURED DEBT RATINGS" means the ratings on the long-term unsecured debt obligations of the Company assigned by Standard & Poor's Ratings Group and Moody's Investors Service, Inc. or their successors and assigns or, if either or both rating agencies shall not then rate the Company's long-term unsecured debt obligations, any other nationally recognized rating agency or agencies selected by the Company.

SECTION 1.02. FUNDED PROPERTY; FUNDED CASH.


      "FUNDED PROPERTY" means that portion of the Mortgaged Property which consists of:

      (a) all Property Additions to the extent that the same shall have been made the basis of the authentication and delivery of Bonds under this Indenture pursuant to Section 5.02;

      (b) all Property Additions to the extent that the same shall have been made the basis of the release of property from the lien of this Indenture pursuant to Section 8.03;

      (c) all Property Additions to the extent that the same shall have been substituted for Funded Property Retired pursuant to Section 7.07 or 8.02;

      (d) all Property Additions to the extent that the same shall have been made the basis of the withdrawal of cash held by the Trustee pursuant to Section 5.04, 7.07(b) or 8.07; and

      (e) all Property Additions to the extent that the same shall have been used as the basis of a credit against, or otherwise in satisfaction of, the requirements of any sinking, improvement, maintenance, replacement or similar fund or analogous provision established with respect to the Bonds of any series, or any Tranche thereof, as contemplated by Section 3.01; provided, however, that any such Property Additions shall cease to be Funded Property when all of the Bonds of such series or Tranche shall cease to be Outstanding.

      In the event that in any certificate filed with the Trustee in connection with any of the Property Additions referred to in clauses (a), (b), (c), (d) and
(e) of this Section, only a part of the Property Additions Basis of the Property Additions described in such certificate shall be required for the purposes of such certificate, then such Property Additions shall be deemed to be Funded Property only to the extent so required for the purpose of such certificate.

      The Company may make allocations, on a pro-rata or other reasonable basis (including, but not limited to, the designation of specific properties or the designation of all or a specified portion of the properties reflected in one or more generic accounts or subaccounts in the Company's books of account), for the purpose of determining the extent to which fungible properties, or other properties not otherwise identified, reflected in the same generic account or subaccount in the Company's books of account (collectively, "generic properties") constitute Funded Property or Funded Property Retired. To the extent that such generic properties within any such generic account or subaccount constitute in part Funded Property and in part Unfunded Property, (i) any disposition of such generic properties shall, unless otherwise specified by the Company, be deemed to be a disposition of that portion of the generic properties which constitutes Unfunded Property prior to any disposition of such portion which constitutes Funded Property and (ii) any addition of property to such generic account or subaccount shall, unless otherwise specified by the Company, be deemed to be Unfunded Property.

      "FUNDED CASH" means that portion of the Mortgaged Property which consists of:

      (a) cash, held by the Trustee hereunder, to the extent that it represents the proceeds of insurance on account of a loss on or with respect to Funded Property (except as otherwise provided in Section 7.07), or cash deposited in connection with the release of Funded Property pursuant to Article VIII, or the payment of the principal of, or the proceeds of the release of, Purchase Money Obligations delivered to the Trustee pursuant to Article VIII, all subject, however, to the provisions of Section 7.07 and Section 8.07; and

      (b) any Deposited Cash.

SECTION 1.03. PROPERTY ADDITIONS; COST.


      (a) "PROPERTY ADDITIONS" means, as of any particular time, any item, unit or element of property which (i) at such time is owned by the Company, and (ii) constitutes Mortgaged Property; provided, however, that Property Additions shall not include:

            (i) goodwill, going concern value rights or intangible property except as provided in subsection (c) of this Section; or

            (ii) any property the cost of acquisition or construction of which is, in accordance with generally accepted accounting principles, properly chargeable to an operating expense account of the Company at the time of such acquisition or construction.

      (b) When any Property Additions which constitute Unfunded Property are certified to the Trustee as the basis of any Authorized Purpose (except as otherwise provided in Section 8.03 and Section 8.07),

            (i)there shall be deducted from the Property Additions Basis thereof an amount equal to the Funded Property Basis of all Funded Property Retired to the date of such certification (other than the Funded Property, if any, in connection with the application for the release of which such certificate is filed) and not theretofore deducted from the Property Additions Basis of Property Additions theretofore certified to the Trustee, and

            (ii) there may, at the option of the Company, be added to such Property Additions Basis, the sum of

               (A) the principal amount of any Purchase Money Obligations, not theretofore so added and which the Company then elects so to add, which shall theretofore have been delivered to the Trustee as the basis of the release of Funded Property Retired from the lien of this Indenture;

               (B) one hundred fifty percent (150%) of the amount of any cash, not theretofore so added and which the Company then elects so to add, which shall theretofore have been delivered to the Trustee as the proceeds of insurance on Funded Property Retired (to the extent of the portion thereof deemed to be Funded Cash) or as the basis of the release of Funded Property Retired from the lien of this Indenture;

               (C) one hundred fifty percent (150%) of the principal amount of any Bond or Bonds, or portion of such principal amount, not theretofore so added and which the Company then elects so to add, (I) which shall theretofore have been delivered to the Trustee as the basis of the release of Funded Property Retired or (II) the right to the authentication and delivery of which under the provisions of Section
         5.03 shall at any time theretofore have been waived under Section 8.03(d)(ii)(C) as the basis of the release of Funded Property Retired;

               (D) the Adjusted Funded Property Basis of any Property Additions, not theretofore so added and which the Company then elects so to add, which shall theretofore have been made the basis of the release of Funded Property Retired pursuant to Section 8.03; and

               (E) the Net Cost to the Company of any Property Additions, not theretofore so added and which the Company then elects so to add, to the extent that the same shall have been substituted for Funded Property Retired;

provided, however, that the aggregate of the amounts added under clause (ii) above shall in no event exceed the amounts deducted under clause (i) above.

      (c) Except as otherwise provided in Section 8.03, the term "COST" with respect to Property Additions shall mean the sum of (i) any cash delivered in payment therefor or for the acquisition thereof, (ii) an amount equivalent to the fair market value in cash (as of the date of delivery) of any securities or other property delivered in payment therefor or for the acquisition thereof,
(iii) the principal amount of any obligations secured by a Lien upon such Property Additions outstanding at the time of the acquisition thereof; (iv) the principal amount of any other obligations incurred or assumed in connection with the payment for such Property Additions or for the acquisition thereof, which obligations are not otherwise secured by a Lien on such Property Additions, and
(v) any other amounts which, in accordance with generally accepted accounting principles, are properly charged or chargeable to the plant or other property accounts of the Company with respect to such Property Additions as part of the cost of construction or acquisition thereof, including, but not limited to, any allowance for funds used during construction or any similar or analogous amount, and construction work in progress; provided, however, that, notwithstanding any other provision of this Indenture,

               (A) with respect to Property Additions owned by a Successor Corporation immediately prior to the time it shall have become such by consolidation or merger or acquired by a Successor Corporation in or as a result of a consolidation or merger (excluding, in any case, Property Additions owned by the Company immediately prior to such time), Cost shall mean the amount or amounts at which such Property Additions are recorded in the plant or other property accounts of such Successor Corporation, or the predecessor entity from which such Property Additions are acquired, as the case may be, immediately prior to such consolidation or merger;

               (B) with respect to Property Additions which shall have been acquired (otherwise than by construction) by the Company without any consideration consisting of cash, securities or other property or the incurring or assumption of indebtedness, no determination of Cost shall be required, and, wherever in this Indenture provision is made for Cost or Fair Value, Cost with respect to such Property Additions shall mean an amount equal to the Fair Value to the Company thereof or, if greater, the aggregate amount reflected in the Company's books of account with respect thereto upon the acquisition thereof; and

               (C) in no event shall the Cost of Property Additions be required to reflect (i) any depreciation or amortization in respect of such Property Additions, (ii) any adjustment to the amount or amounts at which such Property Additions are recorded in plant or other property accounts due to the non-recoverability of investment or otherwise, or
         (iii) at the election of the Company, reductions for contributions in aid of construction.

      If any Property Additions are shown by the Expert's Certificate provided for in Section 5.02(b)(ii) to include Acquired Facilities, the Cost thereof need not be reduced by any amount in respect of any goodwill, going concern value rights and/or intangible property simultaneously acquired for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term Property Additions as defined herein may include such goodwill, going concern value rights and intangible property.

SECTION 1.04. COMPLIANCE CERTIFICATES AND OPINIONS.


      Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, it being understood that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 7.10) shall include:

      (a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 1.05. CONTENT AND FORM OF DOCUMENTS DELIVERED TO TRUSTEE.


      Any Officer's Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants, upon a certificate or opinion of, or representations by, an Accountant, and, insofar as it relates to or is dependent upon matters which are required in this Indenture to be covered by a certificate or opinion of, or representations by, an Expert, upon the certificate or opinion of, or representations by, an Expert, unless, in any case, such officer has actual knowledge that the certificate or opinion or representations with respect to the matters upon which such Officer's Certificate may be based as aforesaid are erroneous.

      Any Expert's Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company and which are not subject to verification by

Experts, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such Expert has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.

      Any certificate of an Accountant may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company and which are not subject to verification by Accountants, upon a certificate of, or representations by, an officer or officers of the Company, unless such Accountant has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.

      Any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company, upon a certificate of, or representations by, an officer or officers of the Company, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants upon a certificate or opinion of, or representations by, an Accountant, and, insofar as it relates to or is dependent upon matters required in this Indenture to be covered by a certificate or opinion of, or representations by, an Expert, upon the certificate or opinion of, or representations by, an Expert, unless such counsel has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous. In addition, any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon matters covered in an Opinion of Counsel rendered by other counsel, upon such other Opinion of Counsel, unless such counsel has actual knowledge that the Opinion of Counsel rendered by such other counsel with respect to the matters upon which his Opinion of Counsel may be based as aforesaid are erroneous. Further, any Opinion of Counsel with respect to the status of title to or the sufficiency of descriptions of property, and/or the existence, perfection or priority of Liens thereon, and/or the recording or filing of documents, and/or any similar matters, may be based (without further examination or investigation) upon (i) title insurance policies or commitments and reports, lien search certificates and other similar documents or (ii) certificates of, or representations by, officers, employees, agents and/or other representatives of the Company or (iii) any combination of the documents referred to in (i) and (ii), unless, in any case, such counsel has actual knowledge that the document or documents with respect to the matters upon which his opinion may be based as aforesaid are erroneous. If, in order to render any Opinion of Counsel provided for herein, the signer thereof shall deem it necessary that additional facts or matters be stated in any Officer's Certificate, certificate of an Accountant or Expert's Certificate provided for herein, then such certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officer's Certificate, Expert's Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any Bonds issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefit of the lien of this Indenture equally and ratably with all other Outstanding Bonds, except as aforesaid.

SECTION 1.06. ACTS OF HOLDERS.


      (a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article XV, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Bond, shall be sufficient for any purpose of this Indenture and (subject to Section 11.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 15.06.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

      (c) The ownership, principal amount (except as otherwise contemplated in clause (y) of the first proviso to the definition of Outstanding) and serial numbers of Bonds held by any Person, and the date of holding the same, shall be proved by the Bond Register.

      (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Bond.

      (e) Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Bonds for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such Bonds by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

      (f) Bonds of any series, or any Tranche thereof, authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Bonds of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Bonds of such series or Tranche.

      (g) The Company may, at its option, by Company Order, fix in advance a record date for the determination of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other Act solicited by the Company, but the Company shall have no obligation to do so. In addition, the Trustee may, at its option, fix in advance a record date for the determination of Holders entitled to join in the giving or making of any Notice of Default, any declaration of acceleration referred to in Section 10.02, any request to institute proceedings referred to in Section 10.11 or any direction referred to in Section 10.16. If any such record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act, or such notice, declaration, request or direction, may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining (i) whether Holders of the requisite proportion of the Outstanding Bonds have authorized or agreed or consented to such Act (and for that purpose the Outstanding Bonds shall be computed as of the record date) and/or (ii) which Holders may revoke any such Act (notwithstanding subsection (e) of this Section); and any such Act, given as aforesaid, shall be effective whether or not the Holders which authorized or agreed or consented to such Act remain Holders after such record date and whether or not the Bonds held by such Holders remain Outstanding after such record date.

SECTION 1.07. NOTICES, ETC. TO TRUSTEE AND COMPANY.


       Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made or served upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise expressly provided herein) if the same shall be in writing and delivered personally to the addressee (which delivery, with respect to the Trustee, shall be made to its Corporate Trust Office and addressed to the attention of the Corporate Trust Department), or transmitted by facsimile transmission or other direct written electronic means to such telephone number or other electronic communications address as the parties hereto shall from time to time designate, or transmitted by registered or certified mail, return receipt requested, or overnight courier guaranteeing next day delivery, charges prepaid, to the applicable address set forth opposite such party's name below or to such other address as either party hereto may from time to time designate:

                  If to the Trustee, to:

                        BNY Western Trust Company
                        550 Kearny Street, Suite 600
                        San Francisco, California  94108
                        Attention: Corporate Trust Administration
                        Fax:  (415) 399-1647

                  If to the Company, to:

                        Pacific Gas and Electric Company
                        77 Beale Street (street address)

                        P.O. Box 770000
                        San Francisco, California 94177
                        Attention: Treasurer and Assistant Treasurer
                        Fax:  (415) 267-7253/267-7265

      Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission or other direct written electronic means, on the date of transmission, and if transmitted by registered or certified mail or reputable overnight courier, on the date of receipt.

SECTION 1.08. NOTICE TO HOLDERS OF BONDS; WAIVER.


      Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

      In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

      Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.09. CONFLICT WITH TRUST INDENTURE ACT.


      If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by any provision of the Trust Indenture Act, the provision required or deemed to be included by the Trust Indenture Act shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, or limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act, the Trust Indenture Act, including the duties imposed by Section 318(c) of the Trust Indenture Act, shall control.

SECTION 1.10. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

      The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.11. SUCCESSORS AND ASSIGNS.


      All covenants and agreements in this Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.12. SEPARABILITY CLAUSE.


      In case any provision in this Indenture or the Bonds shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.13. BENEFITS OF INDENTURE.


      Nothing in this Indenture or the Bonds, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.14. GOVERNING LAW.


      This Indenture and the Bonds shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to the principles of conflicts of laws thereunder, except to the extent that the Trust Indenture Act shall be applicable.

SECTION 1.15. LEGAL HOLIDAYS.


      In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Bond shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Bonds other than a provision in Bonds of any series, or any Tranche thereof, or in the indenture supplemental hereto, Board Resolution or Officer's Certificate which establishes the terms of the Bonds of such series or Tranche, which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

SECTION 1.16. INVESTMENT OF CASH HELD BY TRUSTEE.

      Any cash held by the Trustee or any Paying Agent under any provision of this Indenture shall, except as otherwise provided in Section 8.06 or in Article IX, at the request of the Company evidenced by Company Order, be invested or reinvested in Investment Securities designated by the Company (such Company Order to contain a representation to the effect that the securities designated therein constitute Investment Securities), and any interest on such Investment Securities shall be promptly paid over to the Company as received free and clear of any Lien. Such Investment Securities shall be held subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as the cash used to purchase the Investment Securities so sold. If such sale shall produce a net sum less than the cost of the Investment Securities so sold, the Company shall pay to the Trustee or any such Paying Agent, as the case may be, such amount in cash as, together with the net proceeds from such sale, shall equal the cost of the Investment Securities so sold, and if such sale shall produce a net sum greater than the cost of the Investment Securities so sold, the Trustee or any such Paying Agent, as the case may be, shall promptly pay over to the Company an amount in cash equal to such excess, free and clear of any Lien. In no event shall the Trustee be liable for any loss incurred in connection with the sale of any Investment Security pursuant to this Section. In the absence of a Company Order directing the Trustee to invest cash held by the Trustee hereunder, the Company hereby directs the Trustee to invest such cash in Government Obligations having maturities of less than one year until the Trustee shall have received a Company Order directing the Trustee to invest such cash in another Investment Security. The Trustee shall not be accountable or liable for any losses resulting from the sale or depreciation in the market value of investments made pursuant to this Indenture and Company Orders.

Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, interest on Investment Securities and any gain upon the sale thereof shall be held as part of the Mortgaged Property until such Event of Default shall have been cured or waived, whereupon such interest and gain shall be promptly paid over to the Company free and clear of any Lien.

                                   ARTICLE II

                                   BOND FORMS

SECTION 2.01. FORMS GENERALLY.

      The definitive Bonds of each series shall be in substantially the form or forms established in the indenture supplemental hereto establishing such series, or in a Board Resolution establishing such series, or in an Officer's Certificate pursuant to such a supplemental indenture or Board Resolution, in any case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Bonds, as evidenced by their execution of the Bonds. If the form or forms of Bonds of any series are established in a Board Resolution or in an Officer's Certificate pursuant to a supplemental indenture or a Board Resolution, such Board Resolution and Officer's Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 5.01 for the authentication and delivery of such Bonds.

      The Bonds of each series shall be issuable in registered form without coupons. The definitive Bonds shall be produced in such manner as shall be determined by the officers executing such Bonds, as evidenced by their execution thereof.

SECTION 2.02. FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

      The Trustee's certificate of authentication shall be in substantially the form set forth below:

            This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

                                         [NAME OF TRUSTEE], as Trustee


                                         By:
                                                  Authorized Signatory


                                  ARTICLE III

                                    THE BONDS

SECTION 3.01. AMOUNT UNLIMITED; ISSUABLE IN SERIES.

      Subject to the provisions of Article V, the aggregate principal amount of Bonds which may be authenticated and delivered under this Indenture is unlimited.

      The Bonds may be issued in one or more series. Subject to the penultimate paragraph of this Section, prior to the authentication and delivery of Bonds of any series there shall be established by specification in a supplemental indenture or in a Board Resolution, or in an Officer's Certificate pursuant to a supplemental indenture or a Board Resolution:

      (a) the title of the Bonds of such series (which shall distinguish the Bonds of such series from Bonds of all other series);

      (b) any limit upon the aggregate principal amount of the Bonds of such series which may be authenticated and delivered under this Indenture (except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of such series pursuant to Section 3.04, 3.05, 3.06, 6.06 or 14.06 and except for any Bonds which, pursuant to
Section 3.03, are deemed never to have been authenticated and delivered hereunder);

      (c) the Persons (without specific identification) to whom interest on Bonds of such series, or any Tranche thereof, shall be payable on any Interest Payment Date, if other than the Persons in whose names such Bonds (or one or more Predecessor Bonds) are registered at the close of business on the Regular Record Date for such interest;

      (d) the date or dates on which the principal of the Bonds of such series, or any Tranche thereof, is payable or any formula or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension) and the right, if any, to extend the Maturity of the Bonds of such series, or any Tranche thereof, and the duration of any such extension;

      (e) the rate or rates (or method of determination thereof) at which any Bonds of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Bonds shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formula or other method or other means by which such rate or rates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise; the date or dates from which any such interest shall accrue (or method of determination thereof); the Interest Payment Dates on which any such interest shall be payable (or method of determination thereof) and the Regular Record Date, if any (which, in either case or both, if so provided in or pursuant to such Board Resolution or supplemental indenture, may be determined by the Company from time to time and set forth in the Bonds of such series, or any Tranche thereof, issued from time to time) for any such interest payable on any Interest Payment Date; the basis of computation of interest if other than as provided in Section 3.10; and the right, if any, to extend the interest payment periods and the duration of any such extension;

      (f) the place or places at which and/or the methods (if other than as provided elsewhere in this Indenture) by which (i) the principal of and premium, if any, and interest, if any, on Bonds of such series, or any Tranche thereof, shall be payable, (ii) registration of transfer of Bonds of such series, or any Tranche thereof, may be effected, (iii) exchanges of Bonds of such series, or any Tranche thereof, may be effected and (iv) notices and demands to or upon the Company in respect of the Bonds of such series, or any Tranche thereof, and this Indenture may be made, given, furnished, filed or served, if other than as provided in Section 1.07; the Bond Registrar and any Paying Agent or Agents for such series or Tranche; and, if such is the case, that the principal of such Bonds shall be payable without the presentment or surrender thereof;

      (g) if the time for the giving of redemption notices for such series of Bonds, or any Tranche thereof, shall be other than as provided in Section 6.04, such different time, and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the Bonds of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company (including, without limitation, any provision for the payment of a "make-whole", yield-maintenance or similar premium in connection with the redemption of Bonds of such series during a "no-call" or other period during which such Bonds are generally not subject to optional redemption by the Company) and any restrictions on such redemptions;

      (h) the obligation or obligations, if any, of the Company to redeem, purchase or repay the Bonds of such series, or any Tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Bonds shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of Section 6.04 in the case of mandatory redemption or redemption or repayment at the option of the Holder;

      (i) the denominations in which Bonds of such series, or any Tranche thereof, shall be issuable if other than denominations of One Thousand Dollars ($1,000) and any integral multiple thereof;

      (j) the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Bonds of such series, or any Tranche thereof, shall be payable (if other than in Dollars); it being understood that, for purposes of calculations under this Indenture (including calculations of principal amount under Article V), any amounts denominated in a currency other than Dollars or in a composite currency shall be converted to Dollar equivalents by calculating the amount of Dollars which could have been purchased by the amount of such other currency based on such quotations or methods of determination as shall be specified pursuant to this clause (j);

      (k) if the principal of or premium, if any, or interest, if any, on the Bonds of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Bonds are stated to be payable, the coin or currency in which payment of any amount as to which such election is made will be payable, the period or periods within which, and the terms and conditions upon which, such election may be made; it being understood that, for purposes of calculations under this Indenture (including calculations of principal amount under Article V), any such election shall be required to be taken into account, in the manner contemplated in clause (j) of this paragraph, only after such election shall have been made;

      (l) if the principal of or premium, if any, or interest, if any, on the Bonds of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formula or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; it being understood that all calculations under this Indenture (including calculations of principal amount under Article V) shall be made on the basis of the fair market value of such securities or the Fair Value of such other property, in either case determined as of the most recent practicable date, except that, in the case of any amount of principal or interest that may be so payable at the election of the Company or a Holder, if such election shall not yet have been made, such calculations shall be made on the basis of the amount of principal or interest, as the case may be, that would be payable if no such election were made;

      (m) if the amount payable in respect of principal of or premium, if any, or interest, if any, on the Bonds of such series, or any Tranche thereof, may be determined with reference to an index, formula or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined (to the extent not established pursuant to clause (e) of this paragraph); it being understood that all calculations under this Indenture (including calculations of principal amount under Article V) shall be made on the basis of the amount that would be payable as principal if such principal were due, or on the basis of the interest rates in effect, as the case may be, on the date next preceding the date of such calculation;

      (n) if other than the entire principal amount thereof, the portion of the principal amount of Bonds of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to
Section 10.02;

      (o) the terms, if any, pursuant to which the Bonds of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

      (p) the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Bonds of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company's indebtedness in respect of such Bonds after the satisfaction and discharge thereof as provided in Section 9.01;

      (q) (i) whether the Bonds of such series, or any Tranche thereof, are to be issued as Global Bonds and if such Bonds are to be issued as Global Bonds, the Depositary for such Global Bonds, (ii) any limitations on the rights of the Holder or Holders of such Bonds to transfer or exchange the same or to obtain the registration of transfer thereof, if other than as provided in Section 3.05,
(iii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form, and (iv) any and all other matters incidental to such Bonds;

      (r) to the extent not established pursuant to clause (q) of this paragraph, any limitations on the rights of the Holders of the Bonds of such Series, or any Tranche thereof, to transfer or exchange such Bonds or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Bonds of such series, or any Tranche thereof, the amount or terms thereof;

      (s) any exceptions to Section 1.15, or variation in the definition of Business Day, with respect to the Bonds of such series, or any Tranche thereof;

      (t) if the principal of Bonds of such series is payable from time to time without presentation or surrender, any method or manner of calculating the principal amount of Bonds of such series that is Outstanding at any time for purposes of this Indenture, if other than as specified in the last proviso of the definition of "Outstanding";

      (u) provisions, if any, for the exchange of certificates representing Bonds to reflect the release of the lien of this Indenture on the Release Date, and changes, if any, to the title and CUSIP number of the Bonds or any other changes necessary to reflect the release of the lien of this Indenture on the Release Date; and

      (v) any other terms of the Bonds of such series, or any Tranche thereof.

      With respect to Bonds of a series subject to a Periodic Offering, the indenture supplemental hereto or the Board Resolution which establishes such series, or the Officer's Certificate pursuant to such supplemental indenture or Board Resolution, as the case may be, may provide general terms or parameters for Bonds of such series and provide either that the specific terms of Bonds of such series, or any Tranche thereof, shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated by Section 5.01(b).

      Anything herein to the contrary notwithstanding, the Trustee shall be under no obligation to authenticate and deliver Bonds of any series the terms of which, established as contemplated by this Section, would adversely affect the rights, duties, obligations, liabilities or immunities of the Trustee under this Indenture or otherwise.

SECTION 3.02. DENOMINATIONS.

      Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Bonds, or any Tranche thereof, the Bonds of each series shall be issuable in denominations of One Thousand Dollars ($1,000) and any integral multiple thereof.

SECTION 3.03. EXECUTION, DATING, CERTIFICATE OF AUTHENTICATION.

      Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Bonds, or any Tranche thereof, the Bonds shall be executed on behalf of the Company by any two of the following: the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer. The corporate seal of the Company may be affixed thereto or reproduced thereon and attested by any Authorized Officer. The signature of any or all of these officers on the Bonds may be manual or facsimile.

      Bonds bearing the manual or facsimile signatures of individuals who were at the time of execution the President, the Chief Executive Officer, a Vice President, the Chief Financial Officer, the Treasurer or an Assistant Treasurer of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

      Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Bonds, or any Tranche thereof, each Bond shall be dated the date of its authentication.

      Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Bonds, or any Tranche thereof, no Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature of an authorized officer thereof, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Bond shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold (or pledged) by the Company, and (a) the Company shall deliver such Bond to the Bond Registrar for cancellation or shall cancel such Bond and deliver evidence of such cancellation to the Trustee, in each case as provided in Section 3.09, and (b) the Company, at its election, shall deliver to the Trustee a written statement (which need not comply with Section 1.04 and need not be accompanied by an Officer's Certificate or an Opinion of Counsel) stating that such Bond has never been issued and sold (or pledged) by the Company, then, for all purposes of this Indenture, such Bond shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

SECTION 3.04. TEMPORARY BONDS.

      Pending the preparation of definitive Bonds of any series, or any Tranche thereof, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Bonds which are printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive

Bonds in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds.

      Except as otherwise specified as contemplated by Section 3.01 with respect to the Bonds of any series, or any Tranche thereof, after the preparation of definitive Bonds of such series or Tranche, the temporary Bonds of such series or Tranche shall be exchangeable, without charge to the Holder thereof, for definitive Bonds of such series or Tranche upon surrender of such temporary Bonds at the office or agency of the Company maintained pursuant to Section 7.02 in a Place of Payment for such Bonds. Upon such surrender of temporary Bonds, the Company shall, except as otherwise specified as contemplated by Section 3.01, execute and the Trustee shall authenticate and deliver in exchange therefor definitive Bonds of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

      Until exchanged in full as hereinabove provided, temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds of the same series and Tranche and of like tenor authenticated and delivered hereunder.

SECTION 3.05. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

      The Company shall cause to be kept in one of the offices designated pursuant to Section 7.02, with respect to the Bonds of each series, or any Tranche thereof, a register (the "Bond Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Bonds of such series or Tranche and the registration of transfer thereof. Pursuant to Section 3.01(f), the Company shall designate one Person to maintain the Bond Register for the Bonds of each series, and such Person is referred to herein, with respect to such series, as the "Bond Registrar." Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which a Bond Register with respect to the Bonds of one or more series, or any Tranche or Tranches thereof, shall be maintained, and the Company may designate itself the Bond Registrar with respect to one or more of such series. The Bond Register(s) shall be open for inspection by the Trustee and the Company at all reasonable times.

      Except as otherwise specified as contemplated by Section 3.01 with respect to the Bonds of any series, or any Tranche thereof, and except as provided below with respect to Global Bonds, upon surrender for registration of transfer of any Bond of such series or Tranche at the office or agency of the Company maintained pursuant to Section 7.02 in a Place of Payment for such series or Tranche, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

      Except as otherwise specified as contemplated by Section 3.01 with respect to the Bonds of any series, or any Tranche thereof, any Bond of such series or Tranche may be exchanged at the option of the Holder, for one or more new Bonds of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Bonds to be exchanged at any such office or agency. Whenever any Bonds are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Bonds which the Holder making the exchange is entitled to receive.

      All Bonds delivered upon any registration of transfer or exchange of Bonds shall be valid obligations of the Company, evidencing the same obligation, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange. Every Bond presented or surrendered for registration of transfer shall be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Bond Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing. Every Bond presented or surrendered for exchange shall (if so required by the Company, the Trustee or the Bond Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Bond Registrar, as the case may be, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

      Unless otherwise specified as contemplated by Section 3.01 with respect to Bonds of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Bonds, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Bonds, other than exchanges pursuant to Section 3.04, 6.06 or 14.06 not involving any transfer.

      The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of (a) Bonds of any series, or any Tranche thereof, during a period of fifteen (15) days immediately preceding the date notice is to be given identifying the serial numbers of the Bonds of such series or Tranche called for redemption or (b) any Bond so selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part.

      Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Bonds in definitive form, a Global Bond representing all or a portion of the Bonds of a series, or Tranche thereof, may not be transferred except as a whole by the Depositary for such series or Tranche to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series, or Tranche thereof, or a nominee of such successor Depositary.

      If at any time (i) the Depositary for the Bonds of a series, or a Tranche thereof, notifies the Company that it is unwilling or unable to continue as Depositary for the Bonds of such series or Tranche or that it is no longer eligible under Section 3.13, and in any such case the Company has not appointed a successor Depositary within 90 days after delivery of such notice, (ii) there has occurred and is continuing an Event of Default, or (iii) the Company in its sole discretion determines that the Bonds of any series, or any Tranche thereof, issued in the form of one or more Global Bonds shall no longer be represented by such Global Bond or Bonds, then in each such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Bonds of such series or Tranche, will authenticate and deliver, Bonds of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Bond or Bonds representing such series or Tranche in exchange for such Global Bond or Bonds.

      In addition, if specified by the Company pursuant to Section 3.01 with respect to a series of Bonds, or Tranche thereof, the Depositary for such series of Bonds may surrender a Global Bond for such series or Tranche of Bonds in exchange in whole or in part for Bonds of such series or Tranche in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall authenticate and deliver, without charge:

            (i) to each Person specified by such Depositary a new Bond or Bonds of the same series or Tranche, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Bonds; and

            (ii) to such Depositary a new Global Bond in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Bond and the aggregate principal amount of Bonds delivered to Holders thereof.

      Bonds issued in exchange for a Global Bond pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Bond, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Bonds to the Persons in whose names such Bonds are so registered.

SECTION 3.06. MUTILATED, DESTROYED, LOST AND STOLEN BONDS.

      If any mutilated Bond is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Bond of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

      If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Bond and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Bond is held by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Bond, a new Bond of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

      Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Bond has become or is about to become due and payable, the Company in its discretion may, but subject to compliance with the foregoing conditions, instead of issuing a new Bond, pay such Bond.

      Upon the issuance of any new Bond under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Bond of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Bond shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Bond shall be at any time enforceable by anyone other than the Holder of such new Bond, and any such new Bond shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds of such series duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

SECTION 3.07. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

      Unless otherwise specified as contemplated by Section 3.01 with respect to the Bonds of any series, or any Tranche thereof, interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest, except that, unless otherwise provided in the Bonds of such series, interest payable on the Stated Maturity of the principal of a Bond shall be paid to the Person to whom principal is paid. The initial payment of interest on any Bond of any series which is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Bond or in a Board Resolution, Officer's Certificate or supplemental indenture pursuant to Section 3.01 with respect to the related series of Bonds. Except in the case of a Global Bond at the option of the Company, interest on any series of Bonds may be paid by (i) check mailed to the address of the Person entitled thereto as it shall appear on the Bond Register of such series or (ii) wire transfer in immediately available funds at such place and to such account as designated in writing by the Person entitled thereto as specified in the Bond Register of such series.

      Any interest on any Bond of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

      (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) are registered at the close of business on a date (herein called a "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Bond of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than thirty
(30) days and not less than ten (10) days prior to the date of the proposed payment and not less than twenty-five (25) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall, not less than fifteen (15) days prior to such Special Record Date, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Bonds of such series. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) are registered at the close of business on such Special Record Date.

      (b) The Company may make payment of any Defaulted Interest on the Bonds of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Bonds may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

      Subject to the foregoing provisions of this Section and Section 3.05, each Bond delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

SECTION 3.08. PERSONS DEEMED OWNERS.

      The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 3.05 and 3.07) interest, if any, on such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.09. CANCELLATION BY BOND REGISTRAR.

      All Bonds surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Bond Registrar, be delivered to the Bond Registrar and, if not theretofore canceled, shall be promptly canceled by the Bond Registrar. The Company may at any time deliver to the Bond Registrar for cancellation any Bonds previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold (or pledged), and all Bonds so delivered shall be promptly canceled by the Bond Registrar. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Bonds held by the Bond Registrar shall be disposed of in accordance with the Bond Registrar's then customary practice for disposing of securities, unless otherwise directed by a Company Order.

SECTION 3.10. COMPUTATION OF INTEREST.

      Except as otherwise specified as contemplated by Section 3.01 for Bonds of any series, or any Tranche thereof, interest on the Bonds of each series shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months and, with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during such period.

SECTION 3.11. PAYMENT TO BE IN PROPER CURRENCY.

      In the case of the Bonds of any series, or any Tranche thereof, denominated in any currency other than Dollars or in a composite currency (the "Required Currency"), except as otherwise specified with respect to such Bonds as contemplated by Section 3.01, the obligation of the Company to make any payment of the principal thereof, or the premium, if any, or interest, if any, thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its negligence or willful misconduct.

SECTION 3.12. CUSIP NUMBERS.

      The Company, in issuing the Bonds, may use "CUSIP" or other similar numbers (if then generally in use), and, if so, the Trustee or Bond Registrar may use CUSIP or such other numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, in which case none of the Company or, as the case may be, the Trustee or the Bond Registrar, or any agent of any of them, shall have any liability in respect of any CUSIP number used on any such notice, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 3.13. GLOBAL BONDS.

      If the Company shall establish pursuant to Section 3.01(q) that the Bonds of a series, or a Tranche thereof, are to be issued in whole or in part in the form of one or more Global Bonds, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series or Tranche, authenticate and deliver one or more Global Bonds in temporary or permanent form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Bonds of such series or Tranche, to be represented by one or more Global Bonds,
(ii) shall be registered in
the name of the Depositary for such Global Bond or Bonds or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction or held by the Trustee as custodian for the Depositary, and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Bonds in definitive form, this Bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

      The Company may at any time designate another Person to act as Depositary in place of the Person designated pursuant to Section 3.01(q). Each Depositary designated pursuant to Section 3.01(q) or otherwise for a Global Bond must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

                                   ARTICLE IV

                           BONDS OF THE INITIAL SERIES

      There are hereby established three series of Bonds (herein sometimes referred to as "Bonds of the First Series," "Bonds of the Second Series" and "Bonds of the Third Series" and collectively as "Bonds of the Initial Series"). The form, designation and terms of the Bonds of the Initial Series and the establishment of any additional series comprising Bonds of the Initial Series or the elimination of any series comprising Bonds of the Initial Series established by this Article but not issued shall be established in a supplemental indenture or a Board Resolution, and/or in an Officer's Certificate pursuant to a supplemental indenture or a Board Resolution in accordance with Section 3.01.

                                   ARTICLE V

                                ISSUANCE OF BONDS

SECTION 5.01. GENERAL.

      Prior to the Release Date and subject to the provisions of Section 5.02,
5.03 or 5.04, whichever may be applicable, the Trustee shall authenticate and deliver Bonds of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

      (a) the instrument or instruments establishing the form or forms and terms of such series, as provided in Sections 2.01 and 3.01;

      (b) a Company Order requesting the authentication and delivery of such Bonds and, to the extent that the terms of such Bonds shall not have been established in an indenture supplemental hereto or in a Board Resolution, or in an Officer's Certificate pursuant to a supplemental indenture or Board Resolution, all as contemplated by Section 3.01, either (i) establishing such terms or (ii) in the case of Bonds of a series subject to a Periodic Offering, specifying procedures by which such terms are to be established (which procedures may provide for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing), in either case in accordance with the instrument or instruments delivered pursuant to clause (a) above;

      (c) the Bonds of such series, executed on behalf of the Company by an officer specified in Section 3.03;

      (d) an Opinion of Counsel to the effect that:

            (i) the form or forms of such Bonds have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

            (ii) the terms of such Bonds have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture; and

            (iii) when such Bonds shall have been authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Bonds will constitute valid obligations of the Company, entitled to the benefit of the lien of this Indenture, equally and ratably with all other Outstanding Bonds without any priority of any one Bond over any other Bond;

provided, however, that, with respect to Bonds of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication and delivery of such Bonds (provided that such Opinion of Counsel addresses the authentication and delivery of all such Bonds) and that, in lieu of the opinions described in clauses (ii) and (iii) above, counsel may opine that:

            (x) when the terms of such Bonds shall have been established pursuant to a Company Order or Orders or pursuant to such procedures as may be specified from time to time by a Company Order or Orders, all as contemplated by and in accordance with the instrument or instruments delivered pursuant to clause (a) above, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and

            (y) when such Bonds shall have been authenticated and delivered by the Trustee in accordance with this Indenture and the Company Order or Orders or the specified procedures referred to in paragraph (x) above and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Bonds will constitute valid obligations of the Company, entitled to the benefit of the lien of the Indenture, equally and ratably with all other Outstanding Bonds without any priority of any one Bond over any other Bond;

      (e) an Officer's Certificate to the effect that, to the knowledge of the signer, no Event of Default has occurred and is continuing; provided, however, that with respect to Bonds of a series subject to a Periodic Offering, either
(i) such an Officer's Certificate shall be delivered at the time of the authentication and delivery of each Bond of such series or (ii) the Officer's Certificate delivered at or prior to the time of the first authentication and delivery of the Bonds of such series shall state that the statements therein shall be deemed to be made at the time of each, or each subsequent, authentication and delivery of Bonds of such series;

      (f) such other Opinions of Counsel, certificates and other documents as may be required under Section 5.02, 5.03 or 5.04, whichever may be applicable to the authentication and delivery of the Bonds of such series; and

      (g) a Net Earnings Certificate showing the Net Income of the Company for the period therein specified to have been not less than an amount equal to two
(2) times the Annual Interest Requirements therein specified; provided, however, that the Trustee shall not be entitled to receive a Net Earnings Certificate hereunder if the Bonds of such series are to have no Stated Interest Rate prior to Maturity; and provided, further, that, with respect to Bonds of a series subject to a Periodic Offering, other than Bonds theretofore authenticated and delivered, (i) it shall be assumed in the Net Earnings Certificate delivered in connection with the authentication and delivery of Bonds of such series that none of the Bonds of such series not yet authenticated and delivered shall have a Stated Interest Rate in excess of a maximum rate to be stated therein, and thereafter no Bonds of such series which would have a Stated Interest Rate at the time of the initial authentication and delivery thereof in excess of such maximum rate shall be authenticated and delivered under the authority of such Net Earnings Certificate but instead shall only be authenticated and delivered under the authority of a new Net Earnings Certificate which complies with the requirements of this clause (g), including the proviso relating to Bonds of a series subject to a Periodic Offering, and (ii) so long as the Stated Interest Rate that Bonds of a series subject to a Periodic Offering bear at the time of the initial authentication and delivery thereof does not exceed the maximum rate assumed in the most recent Net Earnings Certificate delivered with respect to the Bonds of such series, the Trustee shall not be entitled to receive a new Net Earnings Certificate at the time of any subsequent authentication and delivery of the Bonds of such series (unless such Bonds are authenticated and delivered on or after the date which is two (2) years after the most recent Net Earnings Certificate with respect to such series was delivered pursuant to this clause
(g), in which case this subclause (ii) shall not apply).

      For purposes of clause (g), "Net Earnings Certificate" means a certificate signed by an Authorized Officer and an Accountant stating:

      (1) the "Net Income" of the Company for a period of twelve (12) consecutive calendar months within the eighteen (18) calendar months immediately preceding the first day of the month in which the Company Order requesting the authentication and delivery under this Indenture of Bonds is delivered to the Trustee specifying:

            (A) its operating revenues (which may include revenues of the Company subject to possible refund at a future date);

            (B) its expenses, excluding (i) expenses for taxes paid or accrued on income or profits and other taxes measured by, or dependent on, net income,
(ii) provisions for reserves for renewals, replacements, depreciation, amortization, depletion or retirement of property (or any expenditures therefor), (iii) expenses or provisions for interest on any indebtedness of the Company (including interest on Capital Lease Obligations), for the amortization of debt discount, premium, expense or loss on reacquired debt, for the amortization of payments made on Swap Agreements, for any maintenance and replacement, improvement or sinking fund or other device for the retirement of any indebtedness, or for other amortization, (iv) expenses, losses or provisions for any non-recurring or extraordinary charge to income or to retained earnings of whatever kind or nature (including, without limitation, the recognition of expense or impairment due to the non-recoverability of assets or expense, charges for changes in accounting principles recorded in accordance with generally accepted accounting principles and non-cash writedowns, book losses or other charges) ("Non-Recurring Charges"), whether or not recorded as a non-recurring or extraordinary charge in the Company's books of account, and (v) provisions for any refund of revenues previously collected or accrued by the Company subject to possible refund;

            (C) the amount remaining after deducting the amount required to be stated in such certificate by clause (B) above from the amount required to be stated therein by clause (A) above;

            (D) its other income, net of related expenses (excluding Non-Recurring Charges, whether or not recorded as non-recurring or extraordinary charges on the Company's books of account), including, but not limited to, non-utility operating income, cash distributions received from subsidiaries of the Company, any allowance for funds used during construction, and including any portion of such allowance, or of any such analogous amounts, not included in "other items" (or any analogous item) in the Company's books of account), and other deferred costs (or any analogous amounts) in the Company's books of account; and any amounts collected by others to be applied to debt service on indebtedness of the Company, and not otherwise treated on the Company's books as revenue; and

            (E) the Net Income of the Company for such period of twelve (12) consecutive calendar months (being the sum of the amounts required to be stated in such certificate by clauses (C) and (D) above); and

      (2) the "Annual Interest Requirements," being the interest requirements for one year, at the respective Stated Interest Rates, if any, borne prior to Maturity, upon:

            (A) all Bonds Outstanding hereunder at the date of such certificate (excluding any Bonds that will be paid or redeemed through Bonds described in (B) below); provided, however, that, if Outstanding Bonds of any series or Tranche bear interest at a variable rate or rates, then the interest requirement on the Bonds of such series or Tranche shall be determined by reference to the rate or rates in effect on two (2) Business Days immediately preceding the date of such certificate;

            (B) all Bonds then applied for in pending applications for the original issuance of Bonds, including the application in connection with which such certificate is made; provided, however, that if Bonds of any series or Tranche are to bear interest at a variable rate or rates, then the interest requirement on the Bonds of such series or Tranche shall be determined by reference to the rate or rates to be in effect at the time of the initial authentication and delivery of such Bonds; and provided, further, that the determination of the interest requirement on Bonds of a series subject to a Periodic Offering shall be further subject to the other provisions of clause (g) above; and

            (C) the principal amount of all other indebtedness secured by a Senior Lien upon the Mortgaged Property or any part thereof (except (i) indebtedness of the Company the repayment of which supports or is supported by other indebtedness included in Annual Interest Requirements pursuant to one of the other clauses of this definition and (ii) indebtedness outstanding on the date of such certificate secured by a Prepaid Lien upon Mortgaged Property outstanding on the date of such certificate and secured by a lien on a parity with or prior to the lien of this Indenture upon Mortgaged Property), if such indebtedness has been issued, assumed or guaranteed by the Company or if the Company customarily pays the interest upon the principal thereof; provided, however, that if any such indebtedness bears interest at a variable rate or rates, then the interest requirement on such indebtedness shall be determined by reference to the rate or rates in effect two (2) Business Days immediately preceding the date of such certificate.

      If any of the property of the Company owned by it at the time of the making of any Net Earnings Certificate (a) shall have been acquired during or after any period for which Net Income of the Company are to be computed, (b) shall not have been acquired in exchange or substitution for property the net earnings of which have been included in the Net Income of the Company and (c) had been operated as a separate unit and items of revenue and expense attributable thereto are readily ascertainable by the Company, then the net earnings of such property (computed in the manner that clause (g) above provides for the computation of the Net Income of the Company) during such period or such part of such period as shall have preceded the acquisition thereof, to the extent that the same have not otherwise been included in the Net Income of the Company, shall be so included.

      In any case where a Net Earnings Certificate is required as a condition precedent to the authentication and delivery of Bonds, such certificate shall be accompanied by a certificate signed by an Independent Accountant if the aggregate principal amount of Bonds then applied for plus the aggregate principal amount of Bonds authenticated and delivered hereunder since the commencement of the then current calendar year (other than those with respect to which a Net Earnings Certificate is not required, or with respect to which a Net Earnings Certificate accompanied by a certificate signed by an Independent Accountant has previously been furnished to the Trustee) is ten percent (10%) or more of the sum of (a) the principal amount of the Bonds at the time Outstanding, which certificate shall provide that such Independent Accountant has reviewed the Net Earnings Certificate and that such Independent Accountant has no knowledge that any statements in such Net Earnings Certificate are not true; but no such certificate need be signed by an Independent Accountant, as to dates or periods not covered by annual reports required to be filed by the Company, with respect to conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports.

      With respect to Bonds of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Bonds, the forms and terms thereof, the validity thereof and the compliance of the authentication and delivery thereof with the terms and conditions of this Indenture, upon the Opinion or Opinions of Counsel and the certificates and other documents delivered pursuant to this Article V at or prior to the time of the first authentication and delivery of Bonds of such series until (i) such time as the Trustee has received written notice that any of such opinions, certificates or other documents have been superseded or revoked or (ii) such opinions, certificates or other documents expire by their terms. In connection with the authentication and delivery of Bonds of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company's instructions to authenticate and deliver such Bonds do not violate any applicable law or any applicable rule, regulation or order of any Governmental Authority having jurisdiction over the Company.

SECTION 5.02. ISSUANCE OF BONDS ON THE BASIS OF PROPERTY ADDITIONS.

      Prior to the Release Date,

      (a) Bonds of any one or more series may be authenticated and delivered on the basis of Property Additions which, prior to the issuance of such Bonds, constitute Unfunded Property, in a principal amount not exceeding sixty-six and two-thirds percent (662/3%) of the Adjusted Property Additions Basis of such Property Additions.

      (b) Bonds of any series shall be authenticated and delivered by the Trustee on the basis of Property Additions which, prior to the issuance of such Bonds, constitute Unfunded Property, upon receipt by the Trustee of:

            (i) the documents with respect to the Bonds of such series specified in Section 5.01;

            (ii) an Expert's Certificate dated as of a date not more than ninety
      (90) days prior to the date of the Company Order requesting the authentication and delivery of such Bonds, substantially in the form attached hereto as Schedule 1,

                  (A) describing all property constituting Property Additions and designated by the Company, in its discretion, to be made the basis of the authentication and delivery of such Bonds (such description of property to be made by reference, at the election of the Company, either to specified items, units and/or elements of property or portions thereof, on a percentage or Dollar basis, or to properties reflected in specified accounts or subaccounts in the Company's books of account or portions thereof, on a Dollar basis), and stating that all such property constitutes Property Additions and is not subject to any Lien thereon prior to the lien of this Indenture except Permitted Liens;

                  (B) stating (I) the Cost of such Property Additions, (II) to the extent such Property Additions are subject to a Senior Lien securing Senior Lien Obligations, the outstanding principal amount of such Senior Lien Obligations as of the date of such certificate, and (III) the Net Cost of such Property Additions;

                  (C) stating that such Property Additions are desirable for use in the conduct of the business, or one of the businesses, of the Company;

                  (D) stating that such Property Additions, to the extent of the
            Property Additions Basis thereof that is to be made the basis of the authentication and delivery of such Bonds, constitute, prior to the issuance of such Bonds, Unfunded Property;

                  (E) stating, except as to such Property Additions acquired, made or constructed wholly through the delivery of securities or property other than cash, the amount of cash forming all or part of the Cost thereof;

                  (F) briefly describing, with respect to any Property Additions acquired, made or constructed in whole or in part through the delivery of securities or property other than cash, the securities or other property so delivered, stating the date of such delivery and stating, in the judgment of the signers, the fair market value in cash of such securities or other property at the time of delivery thereof in payment for the acquisition or construction of such Property Additions;

                  (G) stating what part, if any, of such Property Additions
            includes property which constitutes an Acquired Facility and stating whether or not, in the judgment of the signers, the Fair Value to the Company of any such Acquired Facility, as of the date of such certificate, is a De Minimis Amount;

                  (H) stating (I) in the judgment of the signers, the Fair Value to the Company, as of the date of such certificate, of such Property Additions, except any thereof with respect to the Fair Value to the Company of which a statement is to be made in an Independent Expert's Certificate pursuant to clause (iii) below, and (II) the Net Fair Value of such Property Additions;

                  (I) if any property included in such Property Additions is subject to a Lien of the character described (x) in clause (f) of the definition of Permitted Liens, stating that such Lien does not, in the judgment of the signers, materially impair the use by the Company of the Mortgaged Property considered as a whole for the purposes for which it is held by the Company, or (y) in clause
            (j)(ii) of the definition of Permitted Liens, stating that such Lien does not, in the judgment of the signers, materially impair the use by the Company of such Mortgaged Property for the purposes for which it is held by the Company or (z) in clause (q)(ii) of the definition of Permitted Liens, stating that the enforcement of such Lien would not, in the judgment of the signers, adversely affect the interests of the Company in such Mortgaged Property in any material respect;

                  (J) stating the amount required to be deducted under Section
            1.03(b)(i) and the amounts elected to be added under Section 1.03(b)(ii) in respect of Funded Property Retired of the Company;

                  (K) stating the Adjusted Property Additions Basis of such
            Property Additions;

                  (L) stating the amount equal to sixty-six and two-thirds
            percent (662/3%) of the Adjusted Property Additions Basis stated pursuant to clause (K) above; and

                  (M) stating the aggregate principal amount of the Bonds to be authenticated and delivered on the basis of such Property Additions (such amount not to exceed the amount stated pursuant to clause (L) above);

            (iii) if any Property Additions are shown by the Expert's Certificate provided for in clause (ii) above to include property which constitutes an Acquired Facility or Pledged

      Securities and such certificate does not show the Fair Value thereof to the Company as of the date of such certificate to be a De Minimis Amount, an Independent Expert's Certificate stating, in the judgment of the signer, the Fair Value to the Company, as of the date of such Independent Expert's Certificate, of (X) such Property Additions which constitute an Acquired Facility and (at the option of the Company) as to any other Property Additions included in the Expert's Certificate provided for in clause (ii) above, (Y) such Pledged Securities, and (Z) in case such Independent Expert's Certificate is being delivered in connection with the authentication and delivery of Bonds, any other Acquired Facility or Pledged Securities which have been subjected to the lien of this Indenture since the commencement of the then current calendar year as the basis for the authentication and delivery of Bonds and as to which an Independent Expert's Certificate has not previously been furnished to the Trustee;

            (iv) an Opinion of Counsel to the effect that:

                  (A) this Indenture creates, or upon the taking of actions
            specified in said opinion, will create a lien on all the Property Additions to be made the basis of the authentication and delivery of such Bonds, subject, to the knowledge of such counsel, to no Lien thereon prior to the lien of this Indenture, except Permitted Liens; and

                  (B) the Company has corporate authority to operate such
            Property Additions; and

            (v) copies of the instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel provided for in clause (iv) above.

SECTION 5.03. ISSUANCE OF BONDS ON THE BASIS OF RETIRED BONDS.

      Prior to the Release Date:

      (a) Bonds of any one or more series may be authenticated and delivered on the basis of, and in an aggregate principal amount not exceeding the aggregate principal amount of, Retired Bonds.

      (b) Bonds of any series shall be authenticated and delivered by the Trustee on the basis of Retired Bonds upon receipt by the Trustee of:

            (i) the documents with respect to the Bonds of such series specified in Section 5.01; and

            (ii) an Officer's Certificate stating that (1) Bonds, specified by series, in an aggregate principal amount not less than the aggregate principal amount of Bonds to be authenticated and delivered on the basis of Retired Bonds pursuant to this Section 5.03, have theretofore been authenticated and delivered, (2) such Bonds are the basis for the authentication and delivery of Bonds pursuant to this Section 5.03, and
      (3) such Bonds constitute Retired Bonds as of the date of such Officer's Certificate or concurrently with the authentication and delivery of the Bonds will constitute Retired Bonds.

SECTION 5.04. ISSUANCE OF BONDS ON THE BASIS OF DEPOSIT OF CASH.

      Prior to the Release Date:

      (a) Bonds of any one or more series may be authenticated and delivered on the basis of, and in an aggregate principal not exceeding the amount of, any deposit with the Trustee of cash for such purpose.

      (b) Bonds of any series shall be authenticated and delivered by the Trustee on the basis of the deposit of cash when the Trustee shall have received, in addition to such deposit, the documents with respect to the Bonds of such series specified in Section 5.01.

      (c) All cash deposited with the Trustee under the provisions of this Section (herein referred to as "Deposited Cash") shall be held by the Trustee, shall constitute Mortgaged Property and may be withdrawn from time to time by the Company free and clear of any Lien, upon delivery of a Company Order to the Trustee, in an amount equal to the aggregate principal amount of Bonds to the authentication and delivery of which the Company shall be entitled under Section
5.02 or 5.03 hereof.

      In case such withdrawal of Deposited Cash is, in whole or in part, based upon Property Additions which constitute Unfunded Property, the Company shall comply with Section 5.02 as if such Property Additions were being made the basis for the authentication and delivery of Bonds thereon equivalent in principal amount to the amount of the Deposited Cash to be withdrawn on such basis; or in case the withdrawal of Deposited Cash is, in whole or in part, based upon the right to the authentication and delivery of Bonds based on the delivery to the Trustee of Retired Bonds, the Company shall comply with Section 5.03 relating to such authentication and delivery, recognizing that, in each such case, the action being taken is the withdrawal of Deposited Cash rather than the authentication and delivery of Bonds; provided, however, that the Company shall not in any event be required to deliver the documents specified in Section 5.01 or the Accountant's Certificate specified in Section 5.02(b)(vi).

      Any withdrawal of Deposited Cash under this subsection (c) shall operate as a waiver by the Company of its right to the authentication and delivery of the Bonds on which such withdrawal is based and such Bonds may not thereafter be authenticated and delivered hereunder. Any Property Additions which have been made the basis of any such right to the authentication and delivery of Bonds so waived shall be deemed to have been made the basis of the withdrawal of such Deposited Cash and shall constitute Funded Property hereunder; and any Retired Bonds which have been made the basis of any such right to the authentication and delivery of Bonds so waived shall be deemed to have been made the basis of the withdrawal of such Deposited Cash.

      (d) If at any time the Company shall so direct, any Deposited Cash may be used or applied to the purchase, payment or redemption of Bonds in the manner and subject to the conditions provided in clauses (d) and (e) of Section 8.07.

                                   ARTICLE VI

                               REDEMPTION OF BONDS

SECTION 6.01. APPLICABILITY OF ARTICLE.

      Bonds of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Bonds of such series or Tranche) in accordance with this Article.

SECTION 6.02. ELECTION TO REDEEM; NOTICE TO TRUSTEE.

      The election of the Company to redeem any Bonds shall be evidenced by a Board Resolution or an Officer's Certificate. The Company shall, at least forty-five (45) days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Bonds to be redeemed. In the case of any redemption of Bonds (a) prior to the expiration of any restriction on such redemption provided in the terms of such Bonds or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Bonds, the Company shall furnish the Trustee with an Officer's Certificate evidencing compliance with such restriction or condition.

SECTION 6.03. SELECTION OF BONDS TO BE REDEEMED.

      If less than all the Bonds of any series, or any Tranche thereof, are to be redeemed, the particular Bonds to be redeemed shall be selected by the Bond Registrar from the Outstanding Bonds of such series or Tranche not previously called for redemption, by such method as shall be provided for any particular series or Tranche, or, in the absence of any such provision, by such method of random selection as the Bond Registrar shall deem fair and appropriate and which may, in any case, provide for the selection for redemption of portions (equal to the minimum authorized denomination for Bonds of such series or Tranche or any integral multiple thereof) of the principal amount of Bonds of such series or Tranche having a denomination larger than the minimum authorized denomination for Bonds of such series or Tranche; provided, however, that if, as indicated in an Officer's Certificate, the Company shall have offered to purchase all or any principal amount of the Bonds then Outstanding of any series, or any Tranche thereof, and less than all of such Bonds as to which such offer was made shall have been tendered to the Company for such purchase, the Bond Registrar, if so directed by Company Order, shall select for redemption all or any principal amount of such Bonds which have not been so tendered.

      The Bond Registrar shall promptly notify the Company and the Trustee in writing of the Bonds selected for redemption and, in the case of any Bonds selected to be redeemed in part, the principal amount thereof to be redeemed.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bonds redeemed or to be redeemed only in part, to the portion of the principal amount of such Bonds which has been or is to be redeemed.

SECTION 6.04. NOTICE OF REDEMPTION.

      Unless otherwise specified with respect to any series of Bonds, or any Tranche thereof, in accordance with Section 3.01, notice of redemption shall be given in the manner provided in Section 1.08 to the Holders of the Bonds to be redeemed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date.

      All notices of redemption shall state:

      (a) the Redemption Date,

      (b) the Redemption Price,

      (c) if less than all the Bonds of any series or Tranche are to be redeemed, the identification of the particular Bonds to be redeemed and the portion of the principal amount of any Bond to be redeemed in part,

      (d) that on the Redemption Date, the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Bond to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date; provided, that if a conditional notice shall be given, other appropriate language shall be inserted indicating the conditional nature of the redemption,

      (e) the place or places where such Bonds are to be surrendered for payment of the Redemption Price and accrued interest, if any, unless it shall have been specified as contemplated by Section 3.01 with respect to such Bonds that such surrender shall not be required,

      (f) that the redemption is for a sinking or other fund, if such is the case, and

      (g) such other matters as the Company shall deem desirable or appropriate.

      Unless otherwise specified with respect to any series of Bonds, or any Tranche thereof, in accordance with Section 3.01, with respect to any redemption of Bonds at the election of the Company or any redemption which is contingent on the occurrence or nonoccurrence of an event or condition which cannot be ascertained prior to the time a redemption notice is required to be given hereunder, such notice may state that such redemption shall be conditional upon receipt by the Trustee or the Paying Agent or Agents for such Bonds, on or prior to the date fixed for such redemption, of money sufficient to pay the Redemption Price of such Bonds and accrued interest, if any, thereon to the Redemption Date (or direction from the Company to apply such money for the payment of such Bonds, if such money shall have been deposited with the Trustee or Paying Agent or Agents upon the condition that the Trustee or Paying Agent or Agents will apply such money only at the direction of the Company) and that if such money shall not have been so received (or if such money shall have been received but the Trustee or the Paying Agent or Agents have been directed by the Company not to apply such money to redeem such Bonds) such notice shall be of no force or effect and the Company shall not be required to redeem such Bonds; provided, however, that conditional notice shall not be given if upon the giving of notice, such Bonds shall be deemed to have been paid in accordance with Section
9.01. In the event that
such notice of redemption contains such a condition and such money is not so received, or the Trustee or Paying Agent or Agents have been directed by the Company not to apply such money to the redemption of such Bonds, the redemption shall not be made, and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received or that the Trustee or Paying Agent or Agents have been directed by the Company not to redeem such Bonds and such redemption was not required to be made, and the Trustee or Paying Agent or Agents for the Bonds otherwise to have been redeemed shall promptly return to the Holders thereof any of such Bonds which had been surrendered for payment upon such redemption.

      Notice of redemption of Bonds to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company's request, by the Bond Registrar in the name and at the expense of the Company. Notice of mandatory redemption of Bonds shall be given by the Bond Registrar in the name and at the expense of the Company.

SECTION 6.05. BONDS PAYABLE ON REDEMPTION DATE.

      Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Bonds or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Bonds or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such Bond for redemption in accordance with such notice, such Bond or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that no such surrender shall be a condition to such payment if so specified as contemplated by Section 3.01 with respect to such Bond; and provided, further, that, except as otherwise specified as contemplated by
Section 3.01 with respect to such Bond, any installment of interest on any Bond the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such Bond, or one or more Predecessor Bonds, registered as such at the close of business on the related Regular Record Date according to the terms of such Bond and subject to the provisions of Section 3.07.

SECTION 6.06. BONDS REDEEMED IN PART.

      Upon the surrender of any Bond which is to be redeemed only in part at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Bond, without service charge, a new Bond or Bonds of the same series and Tranche, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered.

                                  ARTICLE VII

                                    COVENANTS

SECTION 7.01. PAYMENT OF BONDS; LAWFUL POSSESSION; MAINTENANCE OF LIEN.

      (a) The Company shall pay the principal of and premium, if any, and interest, if any, on the Bonds of each series in accordance with the terms of such Bonds and this Indenture.

      (b) At the Execution Date, the Company is lawfully possessed of the Mortgaged Property. Prior to the Release Date, the Company shall maintain and preserve its title to the Mortgaged Property and the lien of this Indenture so long as any Bonds shall remain Outstanding, subject, however, to the provisions of Article VIII and Article XIV.

SECTION 7.02. MAINTENANCE OF OFFICE OR AGENCY.

      The Company shall maintain in each Place of Payment for the Bonds of each series, or any Tranche thereof, an office or agency where payment of such Bonds shall be made, and where the registration of transfer or exchange of such Bonds may be effected and where notices and demands to or upon the Company in respect of such Bonds and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of Bonds of any series, or any Tranche thereof, or shall fail to furnish the Trustee with the address thereof, payment of such Bonds shall be made, registration of transfer or exchange thereof may be effected and notices and demands in respect thereof may be served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent for all such purposes in any such event.

      The Company may also from time to time designate one or more other offices or agencies with respect to the Bonds of one or more series, or any Tranche thereof, for any or all of the foregoing purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at an office of the Company, in which event the Company shall perform all functions to be performed at such office or agency.

SECTION 7.03. MONEY FOR BOND PAYMENTS TO BE HELD IN TRUST.

      If the Company shall at any time act as its own Paying Agent with respect to the Bonds of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of such Bonds, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company shall promptly notify the Trustee of any failure by the

Company (or any other obligor on such Bonds) to make any payment of principal of or premium, if any, or interest, if any, on such Bonds.

      Whenever the Company shall have one or more Paying Agents for the Bonds of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on such Bonds, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure by it so to act.

      Upon their appointment as Paying Agent, the Company shall cause each Paying Agent for the Bonds of any series, or any Tranche thereof, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

      (a) hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

      (b) give the Trustee notice of any failure by the Company (or any other obligor upon such Bonds) to make any payment of principal of or premium, if any, or interest, if any, on such Bonds; and

      (c) at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

      The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article IX; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      Unless otherwise prescribed by applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Bond and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust without further action by the Company, Trustee or any Paying Agent; and, upon such payment or discharge, the Holder of such Bond shall, as an unsecured general creditor and not as the Holder of an Outstanding Bond, look only to the Company for payment of the amount so due and payable and remaining unpaid, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, shall, upon receipt of a Company Request and at the expense of the Company, cause to be mailed, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.

SECTION 7.04. CORPORATE EXISTENCE.

      Subject to the rights of the Company under Article XIII, the Company shall do or cause to be done all things necessary to preserve and keep its corporate existence in full force and effect.

SECTION 7.05. MAINTENANCE OF PROPERTIES.

      Until the Release Date, the Company shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) the Mortgaged Property, considered as a whole, to be maintained and kept in good condition, repair and working order and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made such repairs, renewals, replacements, betterments and improvements thereof, as, in the judgment of the Company, may be necessary in order that the operation of the Mortgaged Property, considered as a whole, may be conducted in accordance with common industry practice; provided, however, that nothing in this Section shall prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any portion of the Mortgaged Property; and provided, further, that nothing in this Section shall prevent the Company from selling, transferring or otherwise disposing of, or causing the sale, transfer or other disposition of, any portion of the Mortgaged Property so long as any such sale, transfer or other disposition is permitted by, and conducted in accordance with, the terms of this Indenture.

SECTION 7.06. PAYMENT OF TAXES; LIENS AND DISCHARGE OF LIENS.

      (a) Until the Release Date, the Company shall pay all taxes and assessments and other governmental charges lawfully levied or assessed upon the Mortgaged Property, or upon any part thereof, or upon the interest of the Trustee in the Mortgaged Property, before the same shall become delinquent, and shall make reasonable effort to observe and conform in all material respects to all valid requirements of any Governmental Authority relative to any of the Mortgaged Property and all covenants, terms and conditions upon or under which any of the Mortgaged Property is held.

      (b) Until the Release Date, the Company shall not create nor suffer to be created any Lien upon the Mortgaged Property, or any part thereof, prior to, or pari passu with, the lien of this Indenture, other than Permitted Liens; provided, however, that nothing herein shall be construed as a subordination of the lien of this Indenture to any Permitted Liens encumbering any part of the Mortgaged Property except to the extent that such subordination occurs or is effected by operation of law or pursuant to the provisions of Section 8.11 or
Section 11.07. Nothing in this Indenture shall be construed as prohibiting the creation or imposition of any Lien on the

Mortgaged Property, so long as such Liens are subordinate in priority to the lien of this Indenture.

      (c) Notwithstanding anything to the contrary contained in this Section, the Company shall not be required (i) to observe or conform to any requirement of a Governmental Authority or to cause to be paid or discharged, or to make provision for, any such Lien, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, (ii) to pay, discharge or make provisions for any tax, assessment or other governmental charge, the validity of which shall not be so contested if adequate security for the payment of such tax, assessment or other governmental charge and for any penalties or interest which may reasonably be anticipated from failure to pay the same shall be given to the Trustee or
(iii) to pay, discharge or make provisions for any Liens existing on the Mortgaged Property on and as of the Execution Date; provided that the same constitute Permitted Liens; and provided, further, that nothing in this Section shall prohibit the issuance or other incurrence of additional indebtedness, or the refunding of outstanding indebtedness, secured by any Lien prior to the lien hereof which is permitted under this Section to continue to exist. Notwithstanding the foregoing, the Company shall not increase the principal amount of any Senior Lien Obligations secured by a Senior Lien on any Funded Property.

SECTION 7.07. INSURANCE.

      (a) Subject to clause (e) below, the Company shall (i) keep or cause to be kept all Mortgaged Property insured against loss by fire, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies, the proceeds of such insurance (except as to any Minor
Loss) to be made payable, subject to applicable law, to the Trustee as the interest of the Trustee may appear, or to any holder of a Senior Lien securing Senior Lien Obligations if the terms of the applicable Senior Lien require such payment, or (ii) in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against loss by fire of companies similarly situated and operating properties subject to similar fire hazards or properties on which an equal primary fire insurance rate has been set by reputable insurance companies; and if the Company shall adopt such other method or plan of protection, it shall, subject to applicable law (and except as to any Minor Loss) pay to the Trustee on account of any loss covered by such method or plan an amount in cash equal to the amount of such loss less any amounts otherwise paid to the Trustee in respect of such loss or paid to any holder of a Senior Lien securing Senior Lien Obligations in respect of such loss if the terms of the applicable Senior Lien require such payment. Any cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture be deemed to be proceeds of insurance. In case of the adoption of such other method or plan of protection, the Company shall also furnish to the Trustee a certificate of an actuary or other qualified Person appointed by the Company with respect to the adequacy of such method or plan.

      Anything herein to the contrary notwithstanding, the Company may have fire insurance policies with (i) a deductible provision in a dollar amount per occurrence not exceeding the applicable Deductible Limit and/or (ii) co-insurance or self insurance provisions with a dollar amount per occurrence not exceeding thirty percent (30%) of the loss proceeds otherwise payable.

      (b) All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to Funded Property, shall, subject to the requirements of any Senior Lien upon such Funded Property, be held by the Trustee, constitute Mortgaged Property, and, subject as aforesaid, shall be paid by it to the Company free and clear of any Lien to reimburse the Company for an equal amount expended or committed for expenditure in the rebuilding, renewal and/or replacement of or substitution for the property destroyed, damaged or otherwise lost (such property being referred to in this clause (b) as "lost property"), upon receipt by the Trustee of:

            (i) a Company Request requesting such payment;

            (ii) an Expert's Certificate:

                  (A) describing the lost property;

                  (B) stating the Funded Property Basis of such lost property or, if such damage, destruction or loss shall have affected only a portion of such Funded Property, stating the allocable portion of such Funded Property Basis (such allocation to be made on any reasonable basis as may be determined by the Company);

                  (C) stating the amounts so expended or committed for
            expenditure in the rebuilding, renewal, replacement of and/or substitution for such lost property; and

                  (D) stating (I) the Fair Value to the Company of such lost property as rebuilt or renewed or as to be rebuilt or renewed and/or of the replacement or substituted property (such rebuilt, renewed, replaced or substituted property being referred to in this clause
            (b) as the "replaced property"); provided, that, if any portion of such replaced property is an Acquired Facility and the Fair Value to the Company of such Acquired Facility as set forth in such Expert's Certificate is not a De Minimis Amount, then an Independent Expert shall opine as to the Fair Value to the Company of such Acquired Facility, (II) to the extent such replaced property is subject to a Senior Lien securing Senior Lien Obligations, the outstanding principal amount of such Senior Lien Obligations as of the date of such certificate, and (III) the Net Fair Value of such replaced property; and

            (iii) an Opinion of Counsel stating that, in the opinion of the signer, the Indenture creates, or upon taking of the actions specified in such opinion, the Indenture will create, a lien on the replaced property.

      Any such moneys not so applied within thirty-six (36) months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding, renewal, replacement or substitution then in progress and uncompleted shall not have been given to the Trustee by the Company within such thirty-six (36) months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 8.07; provided, however, that (i) if the amount of such moneys shall exceed sixty-six and two-thirds percent (66 2/3%) of the amount stated pursuant to clause (B) in the Expert's Certificate referred to above, or (ii) if any of such moneys remain after the Company shall have replaced the lost property with replaced property and the Net Fair Value of the replaced property is at least equal to the Funded Property Basis of the lost property, then in each case, the amount of such excess shall not be deemed to be Funded Cash, shall not be subject to Section 8.07 and shall be remitted to or upon the order of the Company free and clear of any Lien. All replaced property, to the extent that it has been built or acquired with the proceeds of Funded Cash pursuant to this clause (b), shall constitute Mortgaged Property and Funded Property.

      Anything in this Indenture to the contrary notwithstanding, if Mortgaged Property on or with respect to which a loss occurs constitutes Funded Property in part only, the Company may, at its election, obtain the reimbursement of insurance proceeds attributable to the part of such property which constitutes Funded Property under this subsection (b) and obtain the reimbursement of insurance proceeds attributable to the part of such property which constitutes Unfunded Property under subsection (c) of this Section.

      (c) All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to Unfunded Property shall, subject to the requirements of any applicable Senior Lien securing Senior Lien Obligations, be held by the Trustee, constitute Mortgaged Property, and, subject as aforesaid, shall be paid by it to the Company free and clear of any Lien upon receipt by the Trustee of:

            (i) a Company Request requesting such payment;

            (ii) an Expert's Certificate made and dated not more than ninety
      (90) days prior to the date of such Company Request, stating:

                  (A) that such moneys were paid to or received by the Trustee on account of a loss on or with respect to Unfunded Property;

                  (B) if true, (I) that the aggregate Adjusted Property
            Additions Basis of all Property Additions which constitute Unfunded Property (excluding, to the extent of such loss, the property on or with respect to which such loss was incurred), is not less than zero
            (0), or (II) that the amount of such loss does not exceed the aggregate Adjusted Property Additions Basis of all Property Additions acquired, made or constructed on or after the ninetieth
            (90th) day prior to the date of the Company Request requesting such payment; and

                  (C) if neither of the statements contemplated in subclause (B)
            above can be made, the amount by which zero (0) exceeds the amount referred to in subclause (B)(I) above (showing in reasonable detail the calculation thereof) (such amount being referred to in this clause (c) as the "Make-up Amount"); and

            (iii) an amount in cash, to be held by the Trustee and to constitute Mortgaged Property, equal to sixty-six and two-thirds percent (66 2/3%) of the Make-up Amount if the

      Expert's Certificate required by clause (ii) above does not contain either of the statements contemplated in clause (ii)(B) above.

      To the extent that the Company shall be entitled to withdraw proceeds of insurance pursuant to this subsection (c), such proceeds shall be deemed not to constitute Funded Cash.

      (d) Whenever under the provisions of this Section the Company is required to deliver moneys to the Trustee and at the same time shall have satisfied the conditions set forth herein for payment of moneys by the Trustee to the Company, there shall be paid to or retained by the Trustee or paid to the Company, as the case may be, only the amount net of any taxes or other governmental charges, any administrative or other miscellaneous expenses of the insurance provider and any amounts allowed by this Indenture to be deducted from amounts payable to the Trustee.

      (e) Upon the occurrence of the Release Date, this Section 7.07 (other than this clause (e)) shall, automatically and without the need for any further action by any Person, cease to be in effect and the Trustee shall promptly pay to the Company free and clear of any Lien all moneys held by the Trustee pursuant to this Section.

SECTION 7.08. RECORDING, FURTHER ASSURANCES.

      (a) Until the Release Date, the Company shall cause this Indenture and all indentures and instruments supplemental hereto (or notices, memoranda or financing statements or amendments thereto as may be recorded or filed to place third parties on notice thereof) to be promptly recorded and filed and re-recorded and re-filed in such manner and in such places, as may be required by law in order to fully preserve and protect the security of the Holders of the Bonds and all rights of the Trustee, and shall furnish to the Trustee:

            (i) promptly after the execution and delivery of this Indenture, as originally executed and delivered, and of each supplemental indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture or such supplemental indenture (or any other instrument, notice, memorandum or financing statement in connection therewith) has been properly recorded and filed so as to make effective the lien intended to be created hereby or thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective. The Company shall be deemed to be in compliance with this subsection (i) if (x) the Opinion of Counsel herein required to be delivered to the Trustee shall state that this Indenture or such supplemental indenture (or any other instrument, notice, memorandum or financing statement in connection therewith) has been received for record or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of such counsel (if such is the case), such receipt for record or filing makes effective the lien intended to be created by this Indenture or such supplemental indenture, and (y) such opinion is delivered to the Trustee within such time, following the date of execution of this Indenture, as originally executed and delivered, or such supplemental indenture, as shall be practicable having due regard to the number and distance of the jurisdictions in which this Indenture or such supplemental indenture (or such other instrument, notice, memorandum or financing statement in connection therewith) is required to be recorded or filed; and

            (ii) on or before June 1 of each year, beginning June 1, 2005, an Opinion of Counsel stating either (x) that in the opinion of such counsel such action has been taken, since the date of the most recent Opinion of Counsel furnished pursuant to this subsection (ii) or the first Opinion of Counsel furnished pursuant to clause (i) of this subsection (a), with respect to the recording, filing, re-recording, and re-filing of this Indenture and of each indenture supplemental to this Indenture (or any other instrument, notice, memorandum or financing statement or amendments thereto in connection therewith), as is necessary to maintain the lien hereof, and reciting the details of such action, or (y) that in the opinion of such counsel no such action is necessary to maintain such lien.

      (b) Until the Release Date, the Company shall authorize, execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out the purposes of this Indenture and to make subject to the lien hereof any property hereafter acquired, made or constructed and intended to be subject to the lien hereof, and to transfer to any new trustee or trustees or co-trustee or co-trustees, the estate, powers, instruments or funds held in trust hereunder.

      (c) The Company hereby authorizes, until the Release Date, the recordation and filing by the Trustee of one or more financing statements and amendments thereto or any continuation statements with respect thereto to perfect the Trustee's security interest in any portion of the Mortgaged Property.

SECTION 7.09. WAIVER OF CERTAIN COVENANTS.

      The Company may omit in any particular instance to comply with any term, provision or condition set forth in

      (a) any covenant or restriction specified with respect to the Bonds of any one or more series, or any one or more Tranches thereof, as contemplated by
Section 3.01 if before the time for such compliance the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds of all series and Tranches with respect to which compliance with such covenant or restriction is to be omitted, considered as one class, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; provided, however, that no such waiver shall be effective as to any of the matters contemplated in clause (a), (b), (c) or (d) in Section 14.02 without the consent of the Holders specified in such Section; and

      (b) Section 7.04, 7.05, 7.06, 7.07 or 7.11 or Article XIII if, before the time for such compliance, the Holders of not less than a majority in principal amount of Bonds Outstanding under this Indenture shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition;

but, in either case, no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 7.10. ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE.

      Not later than June 1 in each year, commencing June 1, 2005, the Company shall deliver to the Trustee a certificate (which need not comply with Section 1.04) executed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, as to such officer's knowledge of the Company's compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under this Indenture.

SECTION 7.11. LIMITATION ON LIENS.

      (a) From and after the Release Date, the Company will not, nor will it permit any Significant Subsidiary to, (1) issue, incur, assume or permit to exist any Debt, if such Debt is secured by a Lien on any Principal Property (whether such Principal Property is now owned or hereafter acquired), unless the Company provides that Outstanding Bonds will be equally and ratably secured with such secured Debt or (2) incur or permit to exist any Attributable Debt in respect of Principal Property; provided, however, that the foregoing restriction shall not apply to:

            (i) to the extent the Company or any Significant Subsidiary consolidates with, or merges with or into, another entity, Liens on the property of such entity securing Debt in existence on the date of such consolidation or merger, provided that such Debt and Liens were not created or incurred in anticipation of such consolidation or merger and that such Liens do not extend to cover any Principal Property;

            (ii) Liens existing on property hereafter acquired at the time of such acquisition, as long as the Lien was not created or incurred in anticipation thereof and does not extend to or cover any other Principal Property;

            (iii) Liens of any kind, including purchase money Liens, conditional sales agreements or title retention agreements and similar agreements, upon any property acquired, constructed, developed or improved by the Company or any Significant Subsidiary (whether alone or in association with others) which do not exceed the cost or value of the property acquired, constructed, developed or improved and which are created prior to, at the time of, or within 12 months after such acquisition (or in the case of property constructed, developed or improved, within 12 months after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that the Liens shall not extend to any Principal Property other than the property so acquired, constructed, developed or improved;

            (iv) Liens in favor of the United States, any state or any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction to secure payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such Lien, including Liens related to governmental obligations the interest on which is tax-exempt under Section 103 of the Internal Revenue Code or any successor section of the Internal Revenue Code;

            (v) Liens in favor of the Company, one or more Significant Subsidiaries of the Company, one or more wholly-owned Subsidiaries of the Company or any of the foregoing combination; and

            (vi) replacements, extensions or renewals (or successive replacements, extensions or renewals), in whole or in part, of any Lien, or of any agreement, referred to above in clauses (i) through (v) inclusive, or replacements, extensions or renewals of the Debt secured thereby (to the extent that the amount of Debt secured by any such Lien is not increased from the amount originally so secured, plus any premium, interest, fee or expenses payable in connection with any replacements, refundings, refinancings, remarketings, extensions or renewals); provided that such replacement, extension or renewal is limited to all or a part of the same property (plus improvements thereon or additions or accessions thereto) that secured the Lien replaced, extended or renewed.

      (b) Notwithstanding the restriction in subsection (a) of this Section 7.11, the Company or any Significant Subsidiary may, from and after the Release Date, (1) issue, incur or assume Debt secured by a Lien not described in clauses
(i) through (vi) of subsection (a) above on any Principal Property now or hereafter owned without providing that the Outstanding Bonds be equally and ratably secured with such Debt and (2) issue or permit to exist Attributable Debt in respect of Principal Property, in either case so long as the aggregate amount of such secured Debt and Attributable Debt, together with the aggregate amount of all other Debt secured by Liens not described in clauses (i) through
(vi) of subsection (a) above then outstanding and all other Attributable Debt, does not exceed 10% of the Net Tangible Assets of the Company, as determined by the Company as of a month end not more than 90 days prior to the closing or consummation of the proposed transaction.

      (c) For purposes of determining compliance with this Section 7.11, in the event that any Lien at any time meets the criteria of more than one of the categories described in clauses (i) through (vi) above of Section 7.11(a), or is entitled to be created pursuant to Section 7.11(b), the Company will be permitted to classify (and later reclassify) in whole or in part in its sole discretion such Lien in any manner that complies with this Section 7.11.

      (d) For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Debt secured by Liens on Principal Property, the Dollar-equivalent principal amount of Debt denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided that if such Debt is incurred to refinance other Debt denominated in the same foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, the Dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Debt does not exceed the principal amount of the Debt being refinanced. Notwithstanding any other provision of this Section 7.11, the maximum amount of Debt secured by Liens on Principal Property that the Company or any Significant Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

      (e) For purposes of this Section 7.11, "Debt" of a Significant Subsidiary shall mean any debt of such Significant Subsidiary for money borrowed and guarantees by such Significant Subsidiary of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

SECTION 7.12. COVENANTS REGARDING DIABLO CANYON LEASE.

        So long as the Diablo Canyon Lease consititutes Mortgaged Property, the Company covenants and agrees that it will not: (i) voluntarily or involuntarily, directly or indirectly, assign, transfer or convey the leasehold estate created by the Diablo Canyon Lease, (ii) surrender, terminate or cancel the Diablo Canyon Lease, (iii) consent to the subordination of the Diablo Canyon Lease to any monetary lien on the fee estate of the lessor under the Diablo Canyon Lease, (iv) without the prior written consent of the Trustee, fail to exercise in a timely manner any renewal options contained in the Diablo Canyon Lease and (v) without the prior written consent of the Trustee, modify, alter or amend the Diablo Canyon Lease in a manner that has a material adverse effect on the value of the Mortgaged Property as a whole.

                                  ARTICLE VIII

                POSSESSION, USE AND RELEASE OF MORTGAGED PROPERTY

SECTION 8.01. QUIET ENJOYMENT.

      Unless one or more Events of Default shall have occurred and be continuing, the Company shall be permitted to possess, use, manage, operate and enjoy the Mortgaged Property (except, to the extent not herein otherwise provided, such money, deposit accounts, instruments, investment property and other property as are expressly required by this Indenture to be paid or delivered to, deposited with, or held by, the Trustee hereunder) freely and without any hindrance or interference on the part of the Trustee or of the Holders of the Bonds.

SECTION 8.02. DISPOSITIONS WITHOUT RELEASE.

      With respect to any Mortgaged Property or any interest therein, unless an Event of Default shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the
Trustee:

      (a) sell or otherwise dispose of, free from the lien of this Indenture, any machinery, equipment, apparatus, towers, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators, holders, tanks, retorts, purifiers, odorizers, scrubbers, compressors, valves, pumps, mains, pipes, service pipes, fittings, connections, services, tools, implements, or any other fixtures or personalty, then subject to the lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company upon replacing the same by, or substituting for the same, similar or analogous property, or other property performing a similar or analogous function or otherwise obviating the need therefor (provided, that such similar, analogous or other property constitutes Unfunded Property), having a Cost in the aggregate to the Company at least equal to the Cost in the aggregate of the property sold or otherwise disposed of and subject to the lien hereof, subject to no Liens prior hereto except Permitted Liens and any other Liens to which the property sold or otherwise disposed of was subject;

      (b) cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights-of-way and similar rights and/or interests which are subject to the lien hereof; and

      (c) grant, free from the lien of this Indenture, easements, ground leases or rights-of-way in, upon, over and/or across the property or rights-of-way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by the Company.

      The Trustee shall, from time to time, execute a written instrument with respect to any particular action taken by the Company under this Section in order to confirm, based solely on its receipt of the documents in subclauses
(i), (ii) and (iii) below of this clause (c), that such action does not require any release or consent by, or report to, the Trustee, upon receipt by the Trustee of (i) a Company Order requesting the same, (ii) an Officer's Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing and stating further that said action was duly taken by the Company in conformity with this Section, and (iii) an Opinion of Counsel stating that said action was duly taken by the Company in conformity with this Section.

SECTION 8.03. RELEASE OF FUNDED PROPERTY.

      Unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property, or any interest therein, which constitutes Funded Property, and the Trustee shall release all its right, title and interest in and to the same from the lien hereof, upon receipt by the Trustee of:

      (a) a Company Order requesting the release of such property and transmitting therewith a form of instrument to effect such release;

      (b) an Officer's Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing;

      (c) an Expert's Certificate made and dated not more than ninety (90) days prior to the date of such Company Order, substantially in the form attached hereto as Schedule 2:

            (i) describing the property to be released;

            (ii) stating the Fair Value, in the judgment of the signers, of the property to be released;

            (iii) stating the Funded Property Basis of the property to be released; and

            (iv) stating that, in the judgment of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof;

      (d) an Officer's Certificate, substantially in the form attached hereto as
Schedule 3, stating:

            (i) the amount in cash (the "Cash Deposit Amount"), if any, to be held by the Trustee and constituting Mortgaged Property (and which cash shall then constitute Funded Cash), which Cash Deposit Amount shall be equal to the difference between (A) the Funded Property Basis of the property to be released, less any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released, and (B) the aggregate amount of the Cash Deposit Credit Items; and

            (ii) indicating one or more, or any combination, of the following property (collectively, the "Cash Deposit Credit Items"), if any, and the amounts thereof, which together with the Cash Deposit Amount, if any, to be deposited with the Trustee shall form the basis for the release of property requested in the Company Order referred to in clause (a) above of this Section:

                  (A) the aggregate principal amount of any Purchase Money
            Obligations delivered to the Trustee, to be held by the Trustee and constituting Mortgaged Property, which are secured by Purchase Money Liens upon the property to be released;

                  (B) the Adjusted Property Additions Basis (or, as provided below in this clause (ii)(B), the Property Additions Basis), of any Property Additions which constitute Unfunded Property described in an Expert's Certificate, dated not more than ninety (90) days prior to the date of the Company Order requesting such release and complying with clause (ii) and, to the extent applicable, clause
            (iii) in Section 5.02(b), delivered to the Trustee; provided, however, that for purposes of the above, the Property Additions Basis shall be substituted in lieu of the Adjusted Property Additions Basis if such Property Additions were acquired, made or constructed on or after the ninetieth (90th) day preceding the date of such Company Order;

                  (C) an amount equal to one hundred fifty percent (150%) of the aggregate principal amount of Bonds to the authentication and delivery of which the Company shall be entitled under the provisions of Section 5.03, by virtue of compliance with all applicable provisions of Section 5.03 (except as hereinafter in this Section otherwise provided); provided, however, that such release shall operate as a waiver by the Company of the right to the authentication and delivery of such Bonds and, to such extent, no such Bonds may thereafter be authenticated and delivered under
            Section 5.03; and any Bonds which were the basis of such right to the authentication and delivery of Bonds so waived shall be deemed to have been made the basis of such release of property; and

                  (D) an amount equal to one hundred fifty percent (150%) of the aggregate principal amount of any Outstanding Bonds delivered to the Trustee.

      (e) the Cash Deposit Amount and the Cash Deposit Credit Items stated in such Officer's Certificate delivered to the Trustee pursuant to clause (d) of this Section, which in the aggregate shall be at least equal to the Funded Property Basis of the property to be released, less any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released;

      (f) if the release is on the basis of Property Additions or on the basis of the right to the authentication and delivery of Bonds under Section 5.03, all documents contemplated below in this Section; and

      (g) if the release is on the basis of the delivery to the Trustee of Purchase Money Obligations, as described in clause (d)(ii)(A) in this Section, all documents contemplated below in this Section, to the extent required.

      If and to the extent that the release of property is, in whole or in part, based upon Property Additions (as described in clause (d)(ii)(B) in this Section), the Company shall, subject to the provisions of said clause (d)(ii)(B) and except as hereafter in this paragraph provided, comply with clauses (ii) through (v) of Section 5.02(b) as if such Property Additions were to be made the basis of the authentication and delivery of Bonds equal in principal amount to sixty-six and two-thirds percent (66 2/3%) of the Funded Property Basis of that portion of the property to be released, as shown by the Expert's Certificate required by clause (c) in this Section, but recognizing that the action to be taken is the release of property rather than the authentication and delivery of Bonds; provided, however, that the Cost of any Property Additions received or to be received by the Company in whole or in part as consideration in exchange for the property to be released shall, for all purposes of this Indenture, be deemed to be the Fair Value of the property to be released as stated in the Expert's Certificate provided for in clause (c) of this Section, (x) plus the amount of any cash and the fair market value of any other consideration, further to be stated in such Expert's Certificate, paid and/or delivered or to be paid and/or delivered by, and the amount of any obligations assumed or to be assumed by, the Company in connection with such exchange as additional consideration for such Property Additions and/or (y) less the amount of any cash and the fair market value of any other consideration, which shall also be stated in such Expert's Certificate, received or to be received by the Company in connection with such exchange in addition to such Property Additions. Notwithstanding the foregoing, in no event shall the Company be required to deliver the documents specified in
Section 5.01. Any Property Additions which have become the basis for the release of Funded Property pursuant to this Section shall constitute Funded Property.

      If and to the extent that the release of property is, in whole or in part, based upon the right to the authentication and delivery of Bonds under Section
5.03 (as described in clause (d)(ii)(C) of this Section), the Company shall, except as hereafter in this paragraph provided, comply with Section 5.03(b) relating to such authentication and delivery, but recognizing that the action to be taken is the release of property rather than the authentication and delivery of Bonds. Notwithstanding the foregoing provisions of this paragraph, in no event shall the Company be required to deliver the documents specified in
Section 5.01.

      If the release of property is, in whole or in part, based upon the delivery to the Trustee of Purchase Money Obligations (as described in clause
(d)(ii)(A) of this Section), the Company shall deliver to the Trustee:

      (a) an Officer's Certificate (i) stating that no event has occurred and is continuing which entitles the holder of the Purchase Money Lien securing such Purchase Money Obligations to accelerate the maturity of the Purchase Money Obligations, if any, outstanding thereunder, (ii) reciting the aggregate principal amount of Purchase Money Obligations, if any, then outstanding thereunder in addition to the Purchase Money Obligations then being delivered in connection with the release of such property and the terms and conditions, if any, on which additional Purchase Money Obligations are permitted to be issued; and

      (b) an Opinion of Counsel stating that, in the opinion of the signer, (i) such Purchase Money Obligations are valid obligations, (ii) such Purchase Money Lien constitutes, or, upon the taking of the actions specified in such opinion, will constitute, a Lien upon the property to be released, subject, to the knowledge of such counsel, to no Lien prior thereto except Liens generally of the character of Permitted Liens and such Liens, if any, as shall have existed thereon immediately prior to such release as Liens prior to the lien of this Indenture, (iii) if any Purchase Money Obligations in addition to the Purchase Money Obligations being delivered in connection with such release of property are then outstanding, or are permitted to be issued, under such Purchase Money Lien, (A) that such Purchase Money Lien constitutes, or, upon the taking of the actions specified in such opinion, will constitute, a Lien upon all other property, if any, purporting to be subject thereto, subject, to the knowledge of such counsel, to no Lien prior thereto except Liens generally of the character of Permitted Liens and Liens permitted to exist or to be hereafter created under
Section 7.06 and (B) that the terms of such Purchase Money Lien, as then in effect, do not permit the issuance of Purchase Money Obligations thereunder except on the basis of property generally of the character of Property Additions, the retirement or deposit of outstanding Purchase Money Obligations, the deposit of prior Lien obligations or the deposit of cash.

      If the Opinion of Counsel provided to the Trustee pursuant to clause (b) above is conditioned upon the filing and/or recording of any instruments of conveyance, assignment or transfer, the Company shall promptly cause such instruments to be filed and/or recorded in the proper places and manner and shall deliver to the Trustee evidence of such filing and/or recording promptly upon receipt of such evidence by the Company.

      Any Outstanding Bonds delivered to the Trustee pursuant to clause
(d)(ii)(D) of this Section shall forthwith be canceled by the Trustee. Any cash and/or Purchase Money Obligations deposited with the Trustee pursuant to clause
(d)(ii)(A) of this Section, and the proceeds of any such Purchase Money Obligations, shall be held by the Trustee and constitute Mortgaged Property and shall be withdrawn, released, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 8.07.

      Anything in this Indenture to the contrary notwithstanding, if property to be released constitutes Funded Property in part only, the Company shall obtain the release of the part of such property which constitutes Funded Property under this Section and obtain the release of the part of such property which constitutes Unfunded Property under Section 8.04; provided, that the foregoing shall not preclude the release of such property under any other applicable Section of this Article VIII. In such event, (i) the application of Property Additions in the release under clause (d)(ii)(B) of this Section shall be taken into account in clause (vi) or clause (vii), whichever may be applicable, of the Expert's Certificate described in clause (c) in Section 8.04 and (ii) the Trustee shall, at the election of the Company, execute and deliver a separate instrument of release with respect to the property released under each of such Sections or a consolidated instrument of release with respect to the property released under both of such Sections considered as a whole. To the extent that only a portion of any Funded Property is to be released under this
Section 8.03, the Company shall be entitled to make an allocation of the Funded Property Basis between that portion of the Funded Property being released and that portion of the Funded Property remaining subject to the lien of this Indenture on any reasonable basis as may be determined by the Company.

SECTION 8.04. RELEASE OF PROPERTY CONSTITUTING UNFUNDED PROPERTY.

      Unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property, or any interest therein, which constitutes Unfunded Property, and the Trustee shall release all its right, title and interest in and to the same from the lien hereof, upon receipt by the Trustee of:

      (a) a Company Order requesting the release of such property and transmitting therewith a form of instrument to effect such release;

      (b) an Officer's Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing;

      (c) an Expert's Certificate, made and dated not more than ninety (90) days prior to the date of such Company Order, substantially in the form attached hereto as Schedule 4:

            (i) describing the property to be released;

            (ii) stating (A) the Fair Value, in the judgment of the signers, of the property to be released, (B) to the extent such property to be released is subject to a Senior Lien securing Senior Lien Obligations, the outstanding principal amount of such Senior Lien Obligations as of the date of such certificate, and (C) the Net Fair Value of the property to be released;

            (iii) stating the Cost and Net Cost of the property to be released;

            (iv) stating the Property Additions Basis of the property to be released;

            (v) stating that the property to be released constitutes Unfunded Property;

            (vi) if true, stating (I) that the aggregate Adjusted Property Additions Basis of all Property Additions which constitute Unfunded Property (excluding the property to be released), is not less than zero
      (0), or (II) that the Adjusted Property Additions Basis of the property to be released does not exceed the aggregate Adjusted Property Additions Basis of all Property Additions acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the Company Order requesting such release;

            (vii)if neither of the statements contemplated in subclause (vi) above cannot be made, stating (A) the amount by which zero (0) exceeds the amount referred to in subclause (vi)(I) above (showing in reasonable detail the calculation thereof) (such amount being referred to in this Section as the "Make-up Amount") and (B) the amount in cash, if any, to be deposited by the Company, held by the Trustee, and constitute Mortgaged Property, calculated as described in clause (d) below of this Section; and

            (viii) stating that, in the judgment of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof;

      (d) if the Expert's Certificate required by clause (c) above does not contain the statement contemplated in clause (c)(vi) above, an amount in cash equal to sixty-six and two-thirds percent (662/3%) of the lower of (i) the Property Additions Basis of the property to be released and (ii) the Make-up Amount, less the aggregate of items of the character described in clauses
(d)(ii)(C) and (d)(ii)(D) of Section 8.03 then to be used as a credit against cash required to be deposited under this clause (d) (subject, however, to the same limitations and conditions with respect to such items as are set forth in
Section 8.03); and

      (e) items of the character described in clause (d) above in this Section, if any, being used by the Company as a credit against cash required to be deposited with the Trustee pursuant to clause (d) above in this Section.

SECTION 8.05. RELEASE OF PROPERTIES WITHIN ANNUAL LIMITS.

      (a) Notwithstanding the provisions of Sections 8.03 and 8.04, unless an Event of Default shall have occurred and be continuing, the Company may obtain the release from the lien hereof of any part of the Mortgaged Property, or any interest therein, and the Trustee shall whenever from time to time requested by the Company in a Company Order transmitting therewith a form of instrument to effect such release, and without requiring compliance with any of the provisions of Section 8.03 or 8.04, release from the lien hereof all the right, title and interest of the Trustee in and to the same, provided that the aggregate Fair Value of the property to be so released on any date in a given calendar year, together with the Fair Value of all other property released pursuant to this
Section 8.05(a) in such calendar year, shall not exceed the greater of (i) Ten Million Dollars ($10,000,000) for calendar year 2004; provided, that with respect to any subsequent calendar year, such amount shall be increased by the same percentage increase in the CPI Index for the period commencing January 1, 2004 and ending on January 1 of the applicable calendar year as set forth in an Officer's Certificate delivered to the Trustee and (ii) three percent (3%) of the aggregate principal amount of Bonds then Outstanding.

      (b) Prior to the granting of any release under this Section, there shall be delivered to the Trustee:

            (i) an Officer's Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing, and

            (ii) an Expert's Certificate stating (A) in the judgment of the signers, the Fair Value of the property to be released and the aggregate Fair Value of all other property theretofore released pursuant to this
      Section in such calendar year, (B) as to Funded Property, the Funded Property Basis thereof, and (C) that, in the judgment of the signers, the release thereof will not impair the security under this Indenture in contravention of the provisions hereof.

      (c) On or before December 31st of each calendar year, the Company shall deposit with the Trustee an amount in cash equal to sixty-six and two-thirds percent (66 2/3%) of the aggregate Funded Property Basis of the properties constituting Funded Property so released during such year (the "Cash Deposit Amount") and such Cash Deposit Amount shall constitute Mortgaged Property; provided, however, that the Cash Deposit Amount may be reduced, at the election of the Company, by any of, or any combination of, the Cash Deposit Credit Items specified in clause (d)(ii) of Section 8.03, subject to all of the limitations and conditions specified in such Section, to the same extent as if such property were being released pursuant to Section 8.03.

      Any cash deposited with the Trustee under this Section may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 8.07.

SECTION 8.06. PURCHASE MONEY OBLIGATIONS.

      (a) Any Purchase Money Obligations delivered to the Trustee in consideration of the release of property from the lien of this Indenture, together with any evidence of the applicable Purchase Money Lien held by the Trustee, shall be released from the lien of this Indenture and delivered to or upon the order of the Company upon payment by the Company to the Trustee of an amount in cash equal to the aggregate principal amount of such Purchase Money Obligations less the aggregate amount theretofore paid to the Trustee (by the Company, the obligor or otherwise) in respect of the principal of such Purchase Money Obligations, such cash to constitute Mortgaged Property.

      (b) The principal of and interest on any such Purchase Money Obligations secured by a Purchase Money Lien held by the Trustee shall be held by the Trustee as and when the same are received by the Trustee and shall constitute Mortgaged Property. The interest received by the Trustee on any such Purchase Money Obligations shall be deemed not to constitute Funded Cash and shall be remitted to the Company free and clear of any Lien; provided, however, that if an Event of Default shall have occurred and be continuing, such proceeds shall constitute Mortgaged Property and shall be retained by the Trustee until such Event of Default shall have been cured or waived.

      (c) The Trustee shall have and may exercise all the rights and powers of any owner of such Purchase Money Obligations and of all substitutions therefor and, without limiting the generality of the foregoing, may collect and receive all insurance moneys payable to it under any of the provisions thereof and apply the same in accordance with the provisions thereof, may consent to extensions thereof at a higher or lower rate of interest, may join in any plan or plans of voluntary or involuntary reorganization or readjustment or rearrangement and may accept and hold hereunder new obligations, stocks or other securities issued in exchange therefor under any such plan. Any discretionary action which the Trustee may be entitled to take in connection with any such Purchase Money Obligations or substitutions therefor shall be taken, so long as no Event of Default shall have occurred and be continuing, in accordance with a Company Order, and, during the continuance of an Event of Default, in its own discretion.

      (d) Anything herein to the contrary notwithstanding, the Company may irrevocably waive all right to the withdrawal pursuant to this Section of, and any other rights with respect to, any Purchase Money Obligations held by the Trustee, and the proceeds of any such Purchase Money Obligations, by delivery to the Trustee of a Company Order:

            (i) specifying such Purchase Money Obligations and stating that the Company thereby waives all rights to the withdrawal thereof and of the proceeds thereof pursuant to this Section, and any other rights with respect thereto; and

            (ii) directing that the principal of such Purchase Money Obligations be applied as provided in clause (e) of Section 8.07, specifying the Bonds to be paid or redeemed or for the payment or redemption of which payment is to be made.

      Following any such waiver, the interest on any such Purchase Money Obligations shall be applied to the payment of interest, if any, on the Bonds to be paid or redeemed or for the payment or redemption of which provision is to be made, as specified in the aforesaid Company Order, as and when such interest shall become due from time to time, and any excess funds remaining from time to time after such application shall be applied to the payment of interest on any other Bonds as and when the same shall become due. Pending any such application, the interest on such Purchase Money Obligations shall be invested in Investment Securities specified in a Company Order. The principal of any such Purchase Money Obligations shall be applied solely to the payment of principal of the Bonds to be paid or redeemed or for the payment or redemption of which provision is to be made, as specified in the aforesaid Company Order. Pending such application, the principal of such Purchase Money Obligations shall be invested in Eligible Obligations specified in a Company Order. The obligation of the Company to pay the principal of such Bonds when the same shall become due at Maturity, shall be offset and reduced by the amount of the proceeds of such Purchase Money Obligations then held, and to be applied, by the Trustee in accordance with this paragraph.

SECTION 8.07. WITHDRAWAL OR OTHER APPLICATION OF FUNDED CASH.

      Subject to the provisions of Section 5.04 with respect to Deposited Cash and except as hereafter in this Section provided, unless an Event of Default shall have occurred and be continuing, any Funded Cash held by the Trustee, and any other cash which is required to be withdrawn, used or applied as provided in this Section,

      (a) may be withdrawn from time to time by the Company free and clear of any Lien to the extent of the Adjusted Property Additions Basis (or, as provided below in this clause (a), the Property Additions Basis) of Property Additions constituting Unfunded Property, described in an Expert's Certificate, dated not more than ninety (90) days prior to the date of the Company Order requesting such withdrawal and complying with clause (ii) and, to the extent applicable, clause (iii) in Section 5.02(b), delivered to the Trustee; provided, however, that, for purposes of the above, the Property Additions Basis shall be substituted in lieu of the Adjusted Property Additions Basis if such Property Additions were acquired, made or constructed on or after the ninetieth (90th) day preceding the date of such Company Order;

      (b) may be withdrawn from time to time by the Company free and clear of any Lien in an amount equal to one hundred fifty percent (150%) of the aggregate principal amount of Bonds to the authentication and delivery of which the Company shall be entitled under the provisions of

Section 5.03 hereof, by virtue of compliance with all applicable provisions of
Section 5.03 (except as hereinafter in this Section otherwise provided); provided, however, that such withdrawal of cash shall operate as a waiver by the Company of the right to the authentication and delivery of such Bonds and, to such extent, no such Bonds may thereafter be authenticated and delivered hereunder; and any such Bonds which were the basis of such right to the authentication and delivery of Bonds so waived shall be deemed to have been made the basis of such withdrawal of cash;

      (c) may be withdrawn from time to time by the Company free and clear of any Lien in an amount equal to one hundred fifty percent (150%) of the aggregate principal amount of any Outstanding Bonds delivered to the Trustee;

      (d) may, upon delivery of a Company Request to the Trustee, be used by the Trustee for the purchase of Bonds in the manner, at the time or times, in the amount or amounts, at the price or prices (not exceeding one hundred fifty percent (150%) of the principal amount thereof) and otherwise as directed or approved by the Company, all subject to the limitations hereafter in this Section set forth; or

      (e) may, upon delivery of a Company Request to the Trustee, be applied by the Trustee to the payment (or provision therefor pursuant to Article IX) at Stated Maturity of any Bonds or to the redemption (or similar provision therefor) of any Bonds which are, by their terms, redeemable, in each case of such series as may be designated by the Company, any such redemption to be in the manner and as provided in Article VI, all subject to the limitations hereafter in this Section set forth.

      Such moneys shall, from time to time, be paid or used or applied by the Trustee, as aforesaid, upon the request of the Company in a Company Order, and upon receipt by the Trustee of an Officer's Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing. If and to the extent that the withdrawal of cash is based upon Property Additions (as permitted under the provisions of clause (a) above), the Company shall, subject to the provisions of said clause (a) and except as hereafter in this paragraph provided, comply with clauses (ii) through (v) of Section 5.02(b) as if such Property Additions were made the basis for the authentication and delivery of Bonds equal in principal amount to sixty-six and two-thirds percent (66 2/3%) of the cash so to be withdrawn, but recognizing that the action to be taken is the release of Funded Cash rather than the authentication and delivery of Bonds. Any Property Additions which have become the basis for the withdrawal of cash pursuant to this Section shall constitute Funded Property. If and to the extent that the withdrawal of cash is based upon the right to the authentication and delivery of Bonds (as permitted under the provisions of clause (b) above), the Company shall, except as hereafter in this paragraph provided, comply with
Section 5.03(b) relating to such authentication and delivery, but recognizing that the action to be taken is the release of Funded Cash rather than the authentication and delivery of Bonds. Notwithstanding the foregoing provisions of this paragraph, in no event shall the Company be required to deliver the documents specified in Section 5.01.

      Notwithstanding the generality of clauses (d) and (e) above, no cash to be applied pursuant to such clauses shall be applied to the payment of an amount in excess of the principal amount of any Bonds to be purchased, paid or redeemed except to the extent that the aggregate principal amount of all Bonds theretofore, and of all Bonds then to be, purchased, paid or redeemed pursuant to such clauses is not less than the aggregate cost for principal of, premium, if any, and accrued interest, if any, on and brokerage commissions, if any, with respect to, such Bonds.

      Any Outstanding Bonds delivered to the Trustee pursuant to clause (c) in this Section shall forthwith be canceled by the Trustee.

SECTION 8.08. RELEASE OF PROPERTY TAKEN BY EMINENT DOMAIN, ETC.

      Should any of the Mortgaged Property, or any interest therein, be taken by exercise of the power of eminent domain or be sold to an entity possessing the power of eminent domain under a threat to exercise the same, and should the Company elect not to obtain the release of such property pursuant to other provisions of this Article, the Trustee shall, upon request of the Company evidenced by a Company Order transmitting therewith a form of instrument to effect such release, release from the lien hereof all its right, title and interest in and to the property so taken or sold (or with respect to an interest in property, subordinate the lien hereof to such interest), upon receiving (a) an Opinion of Counsel to the effect that such property has been taken by exercise of the power of eminent domain or has been sold to an entity possessing the power of eminent domain under threat of an exercise of such power, (b) an Officer's Certificate stating the amount of net proceeds received or to be received for such property so taken or sold, and the amount so stated shall be deemed to be the Fair Value of such property for the purpose of any notice to the Holders of Bonds, (c) if any portion of such property constitutes Funded Property, an Expert's Certificate stating the Funded Property Basis thereof and
(d) if any portion of such property constitutes Funded Property, a deposit by the Company of an amount in cash equal to sixty-six and two-thirds percent
(66 2/3%) of the Funded Property Basis stated in the Expert's Certificate delivered pursuant to clause (c) above, such deposit to constitute Mortgaged Property; provided, however, that the amount required to be so deposited shall not exceed the portion of the net proceeds received or to be received for such property so taken or sold which is allocable on a pro-rata or other reasonable basis to the portion of such property constituting Funded Property; and provided, further, that the net proceeds of such taking or sale required to be deposited pursuant to this Section shall be reduced by the amount of cash or other consideration that has been delivered to or otherwise deposited with a holder of a Senior Lien securing Senior Lien Obligations in accordance with the provisions of such Senior Lien, all as stated in an Officer's Certificate delivered to the Trustee (which shall also state that such cash or consideration has not previously been applied by the Company as a credit against any other deposit of cash required to be made by the Company under this Indenture). Any cash deposited with the Trustee under this Section may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 8.07.

SECTION 8.09. DISCLAIMER OR QUITCLAIM.

      In case the Company has sold, exchanged, dedicated, pledged, assigned, transferred or otherwise disposed of, or has agreed or intends to sell, exchange, dedicate, pledge, assign, transfer or otherwise dispose of, or a Governmental Authority has ordered the Company to divest itself of, any Excepted Property or any other property not subject to the lien hereof, or the

Company desires to disclaim or quitclaim title to property to which the Company does not purport to have title, the Trustee shall, from time to time, disclaim or quitclaim such property and any interest it may have therein upon receipt by the Trustee of the following:

      (a) a Company Order requesting such disclaimer or quitclaim and transmitting therewith a form of instrument to effect such disclaimer or quitclaim;

      (b) an Officer's Certificate describing the property to be disclaimed or quitclaimed; and

      (c) an Opinion of Counsel stating the signer's opinion that such property does not constitute Mortgaged Property.

SECTION 8.10. MISCELLANEOUS.

      (a) If the Fair Value of the property to be released from the lien of this Indenture in accordance with any provision of this Article, other than Section 8.12, plus the Fair Value of all other property released since the commencement of the then current calendar year, as set forth in the certificates required by this Indenture, is ten percent (10%) or more of the aggregate principal amount of the Bonds at the time Outstanding, an Independent Expert shall be required to make the certifications in the Expert's Certificate required pursuant to this Article as to the Fair Value of the property to be released and as to the nonimpairment of the security under this Indenture. Notwithstanding the previous sentence, an Expert's Certificate shall not be required to be made by an Independent Expert in the case of any release of property if the Fair Value of such property to be released, as set forth in the certificates required by this Indenture, is a De Minimis Amount. To the extent that the Fair Value of any property to be released from the lien of this Indenture shall be stated in an Independent Expert's Certificate, such Fair Value shall not be required to be stated in any other Expert's Certificate delivered in connection with such release.

      (b) No release of property from the lien of this Indenture effected in accordance with the provisions, and in compliance with the conditions, set forth in this Article and in Sections 1.04 and 1.05 shall be deemed to impair the security of this Indenture in contravention of any provision hereof.

      (c) If the Mortgaged Property shall be in the possession of a receiver or trustee, lawfully appointed, the powers hereinbefore conferred upon the Company with respect to the release of any part of the Mortgaged Property or any interest therein or the withdrawal of cash may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding that an Event of Default may have occurred and be continuing, and any request, certificate, appointment or approval made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or any of its officers or appointees in the manner herein provided; and if the Trustee shall be in possession of the Mortgaged Property under any provision of this Indenture, then such powers may be exercised by the Trustee in its discretion notwithstanding that an Event of Default may have occurred and be continuing.

      (d) If the Company shall retain any interest in any property released from the lien of this Indenture as provided in Section 8.03, 8.04 or 8.05, this Indenture shall not become or be, or be required to become or be, a Lien upon such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof or any proceeds of any of the foregoing unless the Company shall execute and deliver to the Trustee an indenture supplemental hereto, in recordable form, containing a grant, conveyance, transfer and mortgage thereof. As used in this subsection, the terms "improvements", "extensions" and "additions" shall be limited as set forth in Section 13.01.

      (e) Notwithstanding the occurrence and continuance of an Event of Default, the Trustee, in its discretion, may release from the lien hereof any part of the Mortgaged Property or permit the withdrawal of cash, upon compliance with the other conditions specified in this Article in respect thereof.

      (f) No purchaser or grantee of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to any facts required by the provisions hereof for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted, exchanged, dedicated or otherwise disposed of, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange, dedication or other disposition.

SECTION 8.11. PRIORITY OF PURCHASE MONEY LIENS.

      The Trustee hereby acknowledges and agrees to subordinate the lien of this Indenture to any Purchase Money Lien or conservation easement upon receipt by the Trustee of (i) a Company Request for any such subordination which includes a description of the Purchase Money Lien or the conservation easement to which this Indenture is being subordinated, (ii) an Officer's Certificate stating that no Event of Default has occurred and is continuing to the knowledge of the signer, that the mortgage or other instrument or agreement with respect to which a subordination is being requested is a Purchase Money Lien or conservation easement and stating that such Purchase Money Lien or conservation easement does not encumber any Funded Property, and (iii) a form of instrument appropriate and reasonably satisfactory to the Trustee to effect such subordination. Upon receipt of the foregoing, the Trustee hereby agrees to promptly execute, acknowledge and deliver the instrument described in clause (iii) above or any other instrument that the Company may request in order to evidence or effect the subordination as requested by the Company. Notwithstanding the foregoing, nothing herein shall require the Trustee to, and the Trustee shall not unless otherwise permitted under the terms of this Indenture, subordinate the lien of this Indenture to any Purchase Money Lien or conservation easement which encumbers Funded Property.

SECTION 8.12. RELEASE DATE.

      The date upon which the lien of this Indenture shall be discharged, canceled, terminated and satisfied and the Mortgaged Property shall be released to the Company free and clear of any Lien (the "Release Date") shall be the date chosen by the Company and specified in a Company Order delivered to the Trustee, which date shall not be earlier than the date of delivery by the Company to the Trustee of each of the following:

      (a) Written evidence that the Unsecured Debt Ratings, immediately after the Release Date, shall be at least equal to the Issuance Date Secured Debt Ratings;

      (b) An Officer's Certificate stating that the aggregate principal amount of Debt secured by a Lien on any Principal Property that will be outstanding immediately after the Release Date (excluding secured Debt permitted by Section 7.11(a)(i)-(vi)) will not exceed five percent (5%) of the Company's Net Tangible Assets as determined by the Company as of a month end not more than 90 days prior to the Release Date;

      (c) A Company Order requesting execution and delivery by the Trustee of a supplemental indenture (which may amend and restate this Indenture) and such instruments as the Company may deem necessary or desirable to discharge, cancel, terminate or satisfy the lien of this Indenture; and

      (d) An Officer's Certificate stating that to the knowledge of the signer, no Event of Default has occurred and is continuing.

      Upon the occurrence of the Release Date, the Trustee shall promptly (i) authorize, execute and deliver to the order of the Company the documents and instruments necessary to discharge, cancel, terminate and satisfy the lien of this Indenture, (ii) release, quitclaim and otherwise turn over to the Company all Mortgaged Property (other than money and Eligible Obligations held by the Trustee pursuant to Section 9.03), and (iii) execute and deliver to the Company such deeds, termination statements and other documents and instruments as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence such release, quitclaim and turnover.

      Upon the occurrence of the Release Date and notwithstanding any other provision of this Indenture or the Bonds, all Bonds, automatically and without any further action by the Company, the Trustee, or any Holder, shall no longer be secured by any collateral and shall constitute unsecured obligations of the Company, all references in this Indenture to the lien of the Indenture or the Mortgaged Property shall be of no further force or effect, and the provisions of this Indenture and the Bonds shall be construed consistently with the status of the Bonds as unsecured obligations of the Company.

      The Company shall, as promptly as practicable after the occurrence of the Release Date, give notice to all Holders of the occurrence of the Release Date in the same manner as a notice of redemption and disseminate a press release through a public medium as is customary for such a press release announcing that the lien of the Indenture has been released as of the Release Date.

                                   ARTICLE IX

                           SATISFACTION AND DISCHARGE

SECTION 9.01. SATISFACTION AND DISCHARGE OF BONDS.

      Any Bond or Bonds, or any portion of the principal amount thereof, shall be deemed to have been paid and no longer Outstanding for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust:

      (a) money (including Funded Cash not otherwise applied pursuant to Section 8.07) in an amount which shall be sufficient, or

      (b) in the case of a deposit made prior to the Maturity of such Bonds or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, shall be sufficient, or

      (c) a combination of (a) or (b) which shall be sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Bonds or portions thereof; provided, however, that in the case of the provision for payment or redemption of less than all the Bonds of any series or Tranche, such Bonds or portions thereof shall have been selected by the Bond Registrar as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee and such Paying
Agent:

            (x) if such deposit shall have been made prior to the Maturity of such Bonds, a Company Order stating that the money and Eligible Obligations deposited in accordance with this Section shall be held in trust, as provided in Section 9.03;

            (y) if Eligible Obligations shall have been deposited, an Opinion of Counsel to the effect that such obligations constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, and an opinion of an Independent public Accountant of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in clause (b) above have been satisfied; and

            (z) if such deposit shall have been made prior to the Maturity of such Bonds, an Officer's Certificate stating the Company's intention that, upon delivery of such Officer's Certificate, its indebtedness in respect of such Bonds or portions thereof will have been satisfied and discharged as contemplated in this Section.

      Upon the deposit of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses (x), (y) and
(z) above, the Trustee shall, upon Company Request, acknowledge in writing that such Bonds or portions thereof are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof has been satisfied and discharged as contemplated in this Section. In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any Bonds or portions thereof except that, for any reason, the Officer's Certificate specified in clause (z) (if otherwise required) shall not have been delivered, such Bonds or portions thereof shall nevertheless be deemed to have been paid for all purposes of this Indenture, and the Holders of such Bonds or portions thereof shall nevertheless be no longer entitled to the benefit of the lien of this Indenture (other than with respect to such deposit, which shall constitute Mortgaged Property) or of any of the covenants of the Company under Article VII (except the covenants contained in Sections 7.02 and 7.03) or any other covenants made in respect of such Bonds or portions thereof as contemplated by Section 3.01, but the indebtedness of the Company in respect of such Bonds or portions thereof shall not be deemed to have been satisfied and discharged prior to Maturity for any other purpose; and, upon Company Request, the Trustee shall acknowledge in writing that such Bonds or portions thereof are deemed to have been paid for all purposes of this Indenture.

      If payment at Stated Maturity of less than all of the Bonds of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section, the Bond Registrar shall select such Bonds, or portions of principal amount thereof, in the manner specified by Section 6.03 for selection for redemption of less than all the Bonds of a series or Tranche.

      In the event that Bonds which shall be deemed to have been paid for purposes of this Indenture, and, if such is the case, in respect of which the Company's indebtedness shall have been satisfied and discharged, all as provided in this Section, do not mature and are not to be redeemed within the sixty (60) day period commencing with the date of the deposit of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Bonds, to the Holders of such Bonds to the effect that such deposit has been made and the effect thereof.

      Notwithstanding that any Bonds shall be deemed to have been paid for purposes of this Indenture, as aforesaid, the obligations of the Company and the Trustee in respect of such Bonds under Sections 3.04, 3.05, 3.06, 6.04, 7.02, 7.03, 11.07 and 11.15 and this Article shall survive.

      The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which Eligible Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Eligible Obligations or the principal or interest received in respect of such Eligible Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.

      Anything herein to the contrary notwithstanding, (a) if, at any time after a Bond would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company's indebtedness in respect thereof would be deemed to have been satisfied and discharged, pursuant to this Section (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable federal or state bankruptcy, insolvency or other similar law, such Bond shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company's indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Bond shall be deemed to remain Outstanding and (b) any satisfaction and discharge of the Company's indebtedness in respect of any Bond shall be subject to the provisions of the last paragraph of Section 7.03.

SECTION 9.02. SATISFACTION AND DISCHARGE OF INDENTURE.

      This Indenture shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute such instruments as the Company shall reasonably request to evidence and acknowledge the satisfaction and discharge of this Indenture, when:

      (a) no Bonds remain Outstanding hereunder;

      (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

      (c) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

provided, however, that if, in accordance with the last paragraph of Section 9.01, any Bond, previously deemed to have been paid for purposes of this Indenture, shall be deemed retroactively not to have been so paid, this Indenture shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain in full force and effect, and the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same.

      Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 3.04, 3.05, 3.06, 6.04, 7.02, 7.03, 11.07 and 11.15 and this Article shall survive.

      Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall, to the extent not already done so pursuant to
Section 8.12, release, quit claim and otherwise turn over to the Company the Mortgaged Property (other than money and Eligible Obligations held by the Trustee pursuant to Section 9.03) and shall execute and deliver to the Company such deeds and other instruments as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence such release and quitclaim and the satisfaction and discharge of this Indenture.

SECTION 9.03. APPLICATION OF TRUST MONEY.

      Neither the Eligible Obligations nor the money deposited pursuant to
Section 9.01, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Bonds or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 7.03; provided, however, that any cash received from such principal or interest payments on such Eligible Obligations, if not then needed for such purpose, shall, to the extent practicable and upon Company Request and delivery to the Trustee of the documents referred to in subclause (y) of clause (c) in
Section 9.01, be invested pursuant to a Company Order in Eligible Obligations of the type described in clause (b) in Section 9.01 maturing at such times and in such amounts as shall be sufficient, together with any other moneys and the proceeds of any other Eligible

Obligations then held by the Trustee, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Bonds or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received, free and clear of the lien of this Indenture, except the lien provided by Section 11.07; and provided, further, that any moneys held in accordance with this Section on the Maturity of all such Bonds in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Bonds shall be paid over to the Company free and clear of the lien of this Indenture, except the lien provided by Section 11.07; and provided, further, that if an Event of Default shall have occurred and be continuing, moneys to be paid over to the Company pursuant to this Section shall be retained by the Trustee and constitute Mortgaged Property until such Event of Default shall have been waived or cured.

                                    ARTICLE X

                           EVENTS OF DEFAULT; REMEDIES

SECTION 10.01. EVENTS OF DEFAULT.

      "Event of Default", wherever used herein with respect to the Bonds, means any of the following events which shall have occurred and be continuing:

      (a) the failure to pay interest, if any, on any Bond within thirty (30) days after the same becomes due and payable; or

      (b) the failure to pay the principal of or sinking fund installment, if any, or premium, if any, on any Bond after the same becomes due and payable; or

      (c) the failure to perform or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with) for a period of ninety (90) days after there has been given, by registered or certified mail, return receipt requested, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least thirty-three percent (33%) in principal amount of the Bonds then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Bonds not less than the principal amount of Bonds the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; or

      (d) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or

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order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or

      (e) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of a general assignment for the benefit of creditors, or an admission in writing by the Company of its inability to pay its debts generally as they become due; or

      (f) the occurrence of any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Debt of the Company, whether such Debt exists on the Execution Date or shall thereafter be created, if such event of default:

            (i) is caused by a failure to pay principal after final maturity of such Debt after the expiration of the grace period provided in such Debt (a "Payment Default"), or

            (ii) results in the acceleration of such Debt prior to its express maturity,

and in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100,000,000 or more; provided, however, that, anything in this Indenture to the contrary notwithstanding, if prior to the Release Date, such event of default is cured or waived or any such acceleration rescinded, or such Debt is repaid, within a period of twenty (20) days from the continuation of such event of default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under this Indenture shall be automatically cured; provided, further, that with respect to any mortgage, indenture or instrument that exists on the Execution Date, this
Section 10.01(f) only applies to the extent that the obligations to pay amounts thereunder are enforceable after the Effective Date.

      For purposes of Section 10.01(f), the amount of $100,000,000 shall be increased in any calendar year subsequent to 2004 by the same percentage increase in the CPI Index for the period commencing January 1, 2004 and ending on January 1 of the applicable calendar year.

SECTION 10.02. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

      If an Event of Default shall have occurred and be continuing, then in every such case the Trustee or the Holders of not less than a majority prior to the Release Date or 33% on or after the Release Date, in aggregate principal amount of Bonds then Outstanding, considered as one class, may declare the principal amount (or, if any of the Bonds are Discount Bonds, such portion of the principal amount of such Bonds as may be specified in the terms thereof as contemplated by Section 3.01) of all Bonds then Outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon such declaration such principal amount (or specified amount), together with premium, if any, and accrued interest, if any, thereon, shall become immediately due and payable; provided, however, that with respect to an Event of Default described in Section 10.01(d) or (e), the principal amount (or, if any of the Bonds are Discount Bonds, such portion of the principal amount of such Bonds as may be specified in the terms thereof as contemplated by Section 3.01) of all Bonds then Outstanding shall be due and payable immediately without further action by the Trustee or Holders.

      At any time after such a declaration of acceleration of the Maturity of the Bonds then Outstanding shall have been made, but before any sale of any of the Mortgaged Property has been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as provided in this Article, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act and notwithstanding anything to the contrary in Section 316(a) of the Trust Indenture Act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

      (a) the Company shall have paid or deposited with the Trustee a sum sufficient to pay

            (i) all overdue interest, if any, on all Bonds then Outstanding;

            (ii) the principal of and premium, if any, on any Bonds then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Bonds; and

            (iii) all amounts due to the Trustee under Section 11.07; and

      (b) any other Event or Events of Default, other than the non-payment of the principal of Bonds which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 10.17.

      No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 10.03. ENTRY UPON MORTGAGED PROPERTY.

      Prior to the Release Date, if an Event of Default shall have occurred and be continuing, the Company, upon demand of the Trustee and if and to the extent permitted by law, shall forthwith surrender to the Trustee the actual possession of, and the Trustee, by such officers or agents as it may appoint, may enter upon and take possession of, the Mortgaged Property; and the Trustee may hold, operate and manage the Mortgaged Property and make all needful repairs and such renewals, replacements, betterments and improvements as to the Trustee shall seem prudent; and the Trustee may receive the rents, issues, profits, revenues and other income of the Mortgaged Property, to the extent, if any, that the same shall not then constitute Excepted Property; and, after deducting the costs and expenses of entering, taking possession, holding, operating and managing the Mortgaged Property, as well as payments for insurance and taxes and other proper charges upon the Mortgaged Property prior to the lien of this Indenture and reasonable compensation to itself, its agents and counsel, the Trustee may apply the same as provided in Section 10.07. Whenever all that is then due in respect of the principal of and premium, if any, and interest, if any, on the Bonds and under any of the terms of this Indenture shall have been paid and all defaults hereunder shall have been cured or shall have been waived as provided in Section 10.17, the Trustee shall surrender possession of the Mortgaged Property to the Company.

SECTION 10.04. POWER OF SALE; SUITS FOR ENFORCEMENT.

      If an Event of Default shall have occurred and be continuing, the Trustee, by such officers or agents as it shall appoint, with or without entry, in its discretion may, subject to the provisions of Section 10.16 and if and to the extent permitted by law:

      (a) prior to the Release Date, sell, subject to any mandatory requirements of applicable law, the Mortgaged Property as an entirety, or in such parcels as the Holders of a majority in principal amount of the Bonds then Outstanding shall in writing request, or in the absence of such request, as the Trustee may determine, to the highest bidder at public auction at such place and at such time (which sale may be adjourned by the Trustee from time to time in its discretion by announcement at the time and place fixed for such sale, without further notice) and upon such terms as the Trustee may fix and briefly specify in a notice of sale to be published once in each week for four successive weeks prior to such sale in an Authorized Publication in each Place of Payment for the Bonds of each series; or

      (b) proceed to protect and enforce its rights and the rights of the Holders of Bonds under this Indenture by sale pursuant to judicial proceedings or by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the foreclosure of this Indenture or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Holders of Bonds.

SECTION 10.05. INCIDENTS OF SALE.

      Upon any sale of any of the Mortgaged Property, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by law:

      (a) the principal amount (or, if any of the Bonds are Discount Bonds, such portion of the principal amount of such Bonds as may be specified in the terms thereof as contemplated by Section 3.01) of all Outstanding Bonds, if not previously due, shall at once become and be immediately due and payable, together with premium, if any, and accrued interest, if any, thereon;

      (b) any Holder or Holders of Bonds or the Trustee may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Bonds or claims for interest thereon in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Bonds, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show partial payment;

      (c) the Trustee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

      (d) the Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property so sold; and for that purpose it may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, the Company hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof; but, if so requested by the Trustee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

      (e) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Company of, in and to the property so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against the Company, its successors and assigns, and against any and all persons claiming or who may claim the property sold or any part thereof from, through or under the Company; and

      (f) the receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money and such purchaser or purchasers and his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.

SECTION 10.06. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

      If an Event of Default described in clause (a) or (b) of Section 10.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Bonds with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Bonds for principal and premium, if any, and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 11.07.

      If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Bonds and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Bonds, wherever situated.

      The Trustee shall, to the extent permitted by law, be entitled to sue and recover judgment as aforesaid either before, during or after the pendency of any proceedings for the enforcement of the lien of this Indenture, and in case of a sale of the Mortgaged Property or any part thereof and the application of the proceeds of sale as aforesaid, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon the Bonds then Outstanding for principal, premium, if any, and interest, if any, for the benefit of the Holders thereof, and shall be entitled to recover judgment for any portion of the same remaining unpaid, with interest as aforesaid. No recovery of any such judgment by the Trustee and no levy of any execution upon any such judgment upon any of the Mortgaged Property or any other property of the Company shall affect or impair the lien of this Indenture upon the Mortgaged Property or any part thereof or any rights, powers or remedies of the Trustee hereunder, or any rights, powers or remedies of the Holders of the Bonds.

SECTION 10.07. APPLICATION OF MONEY COLLECTED.

      Any money collected by the Trustee pursuant to this Article, including any rents, issues, profits, revenues and other income collected pursuant to Section
10.03 (after the deductions therein provided) and any proceeds of any sale (after deducting the costs and expenses of such sale, including a reasonable compensation to the Trustee, its agents and counsel, and any taxes, assessments or Liens prior to the lien of this Indenture, except any thereof subject to which such sale shall have been made), whether made under any power of sale herein granted or pursuant to judicial proceedings, and any money collected by the Trustee under Section 8.06, together with, in the case of an entry or sale or as otherwise provided herein, any other sums then held by the Trustee as part of the Mortgaged Property, shall be applied in the following order, to the extent permitted by law, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Bonds and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            First: To the payment of all amounts due the Trustee under Section 11.07;

            Second: To the payment of the whole amount then due and unpaid upon the Outstanding Bonds for principal and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Bonds, then to the payment of such principal and interest, if any, thereon without any preference or priority, ratably according to the aggregate amount so due and unpaid, with any balance then remaining to the payment of premium, if any, and, if so specified as contemplated by Section 3.01 with respect to the Bonds of any series, or any Tranche thereof, interest, if any, on overdue premium, if any, and overdue interest, if any, ratably as aforesaid, all to the extent permitted by applicable law; provided, however, that any money collected by the Trustee pursuant to Section 8.06 in respect of interest or pursuant to Section 10.03 shall first be applied to the payment of interest accrued on the principal of Outstanding Bonds; and

         Third: To the payment of the remainder, if any, to the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 10.08. RECEIVER.

If an Event of Default shall have occurred and, during the continuance thereof, the Trustee shall have commenced judicial proceedings to enforce any right under this Indenture, the Trustee shall, to the extent permitted by law, be entitled, prior to the Release Date, as against the Company, without notice or demand and without regard to the adequacy of the security for the Bonds or the solvency of the Company, to the appointment of a receiver of the Mortgaged Property.

SECTION 10.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Bonds or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 11.07) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 11.07.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.10. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF BONDS.

         All rights of action and claims under this Indenture or on the Bonds may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 10.11. LIMITATION ON SUITS.

         No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

         (a) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;

         (b) the Holders of at least thirty-three percent (33%) in aggregate principal amount of the Bonds then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (c) such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (d) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

         (e) no direction inconsistent with such written request shall have been given to the Trustee during such sixty (60) day period by the Holders of at least a majority in aggregate principal amount of the Bonds then Outstanding;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the lien of this Indenture or the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 10.12. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND
               INTEREST.

         Notwithstanding any other provision in this Indenture, the Holder of any Bond shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 3.07) interest, if any, on such Bond on the Stated Maturity or Maturities expressed in such Bond (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

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SECTION 10.13. RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

SECTION 10.14. RIGHTS AND REMEDIES CUMULATIVE.

         Except as otherwise provided in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Anything in this Article to the contrary notwithstanding, the availability of the remedies set forth herein (on an individual or cumulative basis) and the procedures set forth herein relating to the exercise thereof shall be subject to (a) the law (including, for purposes of this paragraph, general principles of equity) of any jurisdiction wherein the Mortgaged Property or any part thereof is located to the extent that such law is mandatorily applicable and (b) the rights of any Senior Lienholder and, if and to the extent that any provision of this Article conflicts with any provision of such applicable law and/or with the rights of such Senior Lienholder such provision of law and/or the rights of such holder shall control.

SECTION 10.15. DELAY OR OMISSION NOT WAIVER.

         No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 10.16. CONTROL BY HOLDERS OF BONDS.

         If an Event of Default shall have occurred and be continuing, the Holders of not less than a majority in principal amount of the Bonds then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee hereunder; provided, however, that

         (a) such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate, and

         (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 10.17. WAIVER OF PAST DEFAULTS.

         Before any sale of any of the Mortgaged Property and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as in this Article provided, the Holders of not less than a majority in principal amount of the Bonds then Outstanding may on behalf of the Holders of all the Bonds then Outstanding waive any past default hereunder and its consequences, except a default

         (a) in the payment of the principal of or premium, if any, or interest, if any, on any Bond Outstanding, or

         (b) in respect of a covenant or provision hereof which under Section
14.02 cannot be modified or amended without the consent of the Holder of each Outstanding Bond of any series or Tranche affected.

         Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 10.18. UNDERTAKING FOR COSTS.

         The Company and the Trustee agree, and each Holder of Bonds by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in aggregate principal amount of the Bonds then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Bond on or after the Stated Maturity or Maturities expressed in such Bond (or, in the case of redemption, on or after the Redemption Date).

SECTION 10.19. WAIVER OF APPRAISEMENT AND OTHER LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law, now or hereafter in effect, in order to prevent or hinder the enforcement of this Indenture or the absolute sale of the Mortgaged Property, or any part thereof, or the possession thereof, or any part thereof, by any purchaser at any sale under this Article; and the Company, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws. The Company, for itself and all who may claim under it, waives, to the extent that it may lawfully do so, all right to have the Mortgaged Property marshalled upon any foreclosure of the lien hereof, and agrees that any court having jurisdiction to foreclose the lien of this Indenture may order the sale of the Mortgaged Property as an entirety.

         In addition, and without limiting the generality of the foregoing, the Company, for itself and all who may claim under it, waives, to the extent that it may lawfully do so, the benefits and protections of Sections 2924, 2924b and 2924c of the California Civil Code and Section 726(a) of the California Code of Civil Procedure, and any amendments thereto or replacements thereof.

                                   ARTICLE XI

                                   THE TRUSTEE

SECTION 11.01. CERTAIN DUTIES AND RESPONSIBILITIES.

         (a) Except during the continuance of an Event of Default,

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (b) In case an Event of Default shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or its own bad faith, except that:

                  (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

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                  (iii)the Trustee shall not be liable with respect to any
         action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Bonds, as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                  (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 11.02. NOTICE OF DEFAULTS.

         Within ninety (90) days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Bond, or in the payment of any sinking fund installment with respect to a Bond, the Trustee shall be protected in withholding such notice if and so long as the board of directors, executive committee or a trust committee of directors or a Responsible Officer of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; provided, further, that, in the case of any default of the character specified in Section 10.01(c), no such notice to Holders shall be given until at least sixty (60) days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

         The Trustee shall not be deemed to have knowledge of any default specified in Section 10.01(c), 10.01(d) or 10.01(e) hereunder unless and until a Responsible Officer shall have actual knowledge thereof, or shall have received written notice thereof at its Corporate Trust Office. In the absence of such actual knowledge or notice, the Trustee may conclusively assume that no such default has occurred and is continuing under this Indenture. Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or of any of the documents executed in connection with Bonds issued hereunder, or as to the existence of a default or Event of Default hereunder.

SECTION 11.03. CERTAIN RIGHTS OF TRUSTEE.

         Subject to the provisions of Section 11.01 and to the applicable provisions of the Trust Indenture Act:

         (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice,

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request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is specifically prescribed herein) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate;

         (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney;

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

         (h) the Trustee shall not be personally liable, in case of entry by it upon the Mortgaged Property, for debts contracted or liabilities or damages incurred in the prudent management or operation of the Mortgaged Property.

SECTION 11.04. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF BONDS OR APPLICATION
               OF PROCEEDS.

         The recitals contained herein and in the Bonds (except the Trustee's certificate of authentication on the Bonds) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The

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Trustee makes no representations as to the value or condition of the Mortgaged
Property or any part thereof, or as to the title of the Company thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any securities at any time pledged and deposited with the Trustee hereunder, or as to the validity or sufficiency of this Indenture or of the Bonds. The Trustee shall not be accountable for the use or application by the Company of the Bonds or the proceeds thereof or of any money paid to the Company or upon Company Order under any provision hereof. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Bonds or the proceeds thereof. Except with respect to the filing and refiling of financing statements and any continuation statements or amendments relating thereto, as may be necessary to perfect or maintain the perfection of the lien hereof on that portion of the Mortgaged Property which constitutes personal property or fixtures, the Trustee shall have no responsibility to make or to see to the making of any recording, filing or registration of any instrument or notice (including any tax or securities form) (or any rerecording, refiling or reregistration of any thereof) at any time in any public office or elsewhere for the purpose of perfecting, maintaining the perfection of or otherwise making effective the lien of this Indenture or for any other purpose and shall have no responsibility for seeing to the insurance on the Mortgaged Property or for paying any taxes relating to the Mortgaged Property or for otherwise maintaining the Mortgaged Property, including, but not limited to, attending to any environmental matters in respect thereof or disposing of any hazardous or other wastes located thereon.

SECTION 11.05. MAY HOLD BONDS.

         Each of the Trustee, any Authenticating Agent, any Paying Agent, any Bond Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Bonds and, subject to Sections 11.08 and 11.13, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Bond Registrar or other agent.

SECTION 11.06. MONEY HELD IN TRUST.

         Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law or as otherwise provided in the Indenture. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder (provided that the Trustee has invested such money in accordance with a Company Order) except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.

SECTION 11.07. COMPENSATION AND REIMBURSEMENT.

         The Company agrees

         (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and

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the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance may be attributable to its negligence, willful misconduct or bad faith; and

         (c) to indemnify the Trustee (which for purposes of this Section shall include its officers, directors, employees and agents) and hold it harmless from and against any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the exercise or performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         Prior to the Release Date, as security for the performance of the obligations of the Company under this Section 11.07, the Trustee shall have a lien secured by this Indenture prior to the Bonds upon the Mortgaged Property and upon all other property and funds held or collected by the Trustee as such, other than property and funds held in trust (i) for the payment of principal, premium, if any, and interest on the Bonds or (ii) under Section 9.03 (except moneys payable to the Company as provided in Section 9.03). "Trustee" for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

         In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 10.01(d) or Section 10.01(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

         The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

SECTION 11.08. DISQUALIFICATION; CONFLICTING INTERESTS.

         If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Bonds of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Bonds of any other series.

SECTION 11.09. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

         There shall at all times be a Trustee hereunder which shall be

                  (i) a corporation organized and doing business under the laws of the United States, any state or territory thereof or the District of Columbia, authorized under such laws

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         to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) and subject to supervision or examination by federal or state authority, or

                  (ii) if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article and the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 11.10. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 11.11.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 11.11 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Bonds then Outstanding delivered to the Trustee and to the Company.

         (d) If at any time:

                  (i) the Trustee shall fail to comply with Section 11.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

                  (ii) the Trustee shall cease to be eligible under Section
         11.09 or Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any such Holder, or

                  (iii)the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public

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         officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

then, in any such case, (x) the Company by a Board Resolution may remove the Trustee or (y) subject to Section 10.18, any Holder who has been a bona fide Holder for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated in clause (y) in subsection (d) of this Section), the Company, by a Board Resolution, shall take prompt steps to appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 11.11. If, within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Bonds then Outstanding delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 11.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by
Section 11.11, the Holders of at least 10% in aggregate principal amount of the then Outstanding Bonds may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and
(ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 11.11, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed pursuant to subsection
(e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 11.11, all as of such date, and all other provisions of this Section and Section 11.11 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

         (g) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Bond Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 11.11. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act,

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deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. Such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien provided for in Section 11.07.

         (b) Upon request of any such successor Trustee, the Company shall execute any instruments which fully vest in and confirm to such successor Trustee all rights, powers and trusts referred to in subsection (a) of this Section.

         (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 11.12. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.

SECTION 11.13. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         If the Trustee shall be or become a creditor of the Company or any other obligor upon the Bonds (other than by reason of a relationship described in Section 311(b) of the Trust Indenture Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor.

SECTION 11.14. CO-TRUSTEES AND SEPARATE TRUSTEES.

         At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Mortgaged Property may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least thirty-three percent (33%) in principal amount of the Bonds then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee and, if no Event of Default shall have occurred and be continuing, by the Company either to act as co-trustee, jointly with the Trustee, of all or any part of the Mortgaged Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or if an Event of

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Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

         Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

                  (i) the Bonds shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

                  (ii) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

                  (iii)the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

                  (iv) neither the Trustee nor any co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (v) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

SECTION 11.15. APPOINTMENT OF AUTHENTICATING AGENT.

         The Trustee may appoint an Authenticating Agent or Agents with respect to the Bonds of one or more series, or any Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate Bonds of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Bonds so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory

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for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Bonds by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any state or territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than Fifty Million Dollars ($50,000,000) and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

         The provisions of Sections 3.08, 11.04 and 11.05 shall be applicable to each Authenticating Agent.

         If an appointment with respect to the Bonds of one or more series, or any Tranche thereof, shall be made pursuant to this Section, the Bonds of such series or Tranche may have

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endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the following form:

         This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

                            ___________________________, as Trustee

                            By _____________________________________
                               As Authenticating Agent

                            By _____________________________________
                               Authorized Officer

         If all of the Bonds of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Bonds upon original issuance located in a Place of Payment where the Company wishes to have Bonds of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.04 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Bonds.

                                  ARTICLE XII

                LISTS OF HOLDERS; REPORTS BY TRUSTEE AND COMPANY

SECTION 12.01. LISTS OF HOLDERS.

         Semiannually, not less than 45 days nor more than 60 days after June 1 and December 1 in each year, commencing 2004, and at such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee, information as to the names and addresses of the Holders as of a date no more than fifteen (15) days prior to the date such information is so furnished, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act; provided, however, that no such list need be furnished so long as the Trustee shall be the Bond Registrar.

SECTION 12.02. REPORTS BY TRUSTEE AND COMPANY.

         Not later than July 15 in each year, commencing July 15, 2005, the Trustee shall transmit to the Holders, the Commission and each securities exchange upon which any Bonds are listed a report, dated as of the next preceding May 15, with respect to any events and other matters described in Section 313(a) of the Trust Indenture Act, in such manner and to the extent required by the Trust Indenture Act. The Trustee shall transmit to the Holders, the Commission and each securities exchange upon which any Bonds are listed, and the Company shall file with the Trustee (within thirty (30) days after filing with the Commission in the case of reports which pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee) and cause to be transmitted to the Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates). The Company shall notify the Trustee of the listing of any Bonds on any securities exchange.

                                  ARTICLE XIII

               CONSOLIDATION, MERGER, CONVEYANCE OR OTHER TRANSFER

SECTION 13.01. COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

         The Company shall not consolidate with or merge with or into any other Person, or convey, or otherwise transfer, or lease, subject to the lien of this Indenture, all or substantially all of the Mortgaged Property to any Person, unless:

         (a) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, all or substantially all of the Mortgaged Property shall be a corporation, shall be organized and existing under the laws of the United States, any state thereof or the District of Columbia (such corporation being hereinafter sometimes called the "Successor Corporation") and shall execute and deliver to the Trustee an indenture supplemental hereto, in form recordable and reasonably satisfactory to the Trustee, which:

                  (i) in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last Stated Maturity of the Bonds then Outstanding, contains an assumption by the Successor Corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Bonds then Outstanding and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company, and

                  (ii) if prior to the Release Date, contains a grant, conveyance, transfer and mortgage by the Successor Corporation, of the same tenor of the Granting Clauses herein,

                           (A) confirming the lien of this Indenture on the
                  Mortgaged Property (as constituted immediately prior to the time such transaction became effective) and subjecting to the lien of this Indenture all property (other than Excepted Property), real, personal and mixed, thereafter acquired by the Successor Corporation which shall constitute an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, and, at the election of the Successor Corporation,

                           (B) subjecting to the lien of this Indenture such
                  property, real, personal or mixed, in addition to the property described in subclause (A) above, then owned or thereafter acquired by the Successor Corporation as the Successor Corporation shall, in its sole discretion, specify or describe therein, and the lien confirmed or created by such grant, conveyance, transfer and mortgage shall have force, effect and standing similar to those which the lien of this Indenture would have had if the Company had not been a party to such consolidation, merger, conveyance or other transfer and had itself, after the time such transaction became effective, purchased, constructed or otherwise acquired the property subject to such grant, conveyance, transfer and mortgage;

         (b) in the case of a lease, such lease shall be made expressly subject to termination by the Company or by the Trustee at any time during the continuance of an Event of Default, and also by the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or pursuant to judicial proceedings; and

         (c) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Default or Event of Default shall have occurred and be continuing; and

         (d) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of this Indenture; provided, however, that the delivery of such an Officer's Certificate and Opinion of Counsel shall not be required with respect to any merger, consolidation, conveyance, transfer or lease between the Company and any of its wholly-owned Subsidiaries.

         Notwithstanding the foregoing, the Company may merge or consolidate with or transfer all or substantially all of its assets to an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company or the form of organization of the Company or for the purpose of forming a holding company; provided that the amount of indebtedness of the Company is not increased thereby; and provided, further that the successor assumes all obligations of the Company under this Indenture.

         As used in this Article and in Section 8.10(d), the terms "improvement", "extension" and "addition" shall be limited to (a) with respect to real property subject to the lien of this Indenture, any item of personal property which has been so affixed or attached to such real property as to be regarded a part of such real property under applicable law and (b) with respect to personal property subject to the lien of this Indenture, any improvement, extension or addition to such personal property which (i) is made to maintain, renew, repair or improve the function of such personal property and (ii) is physically installed in or affixed to such personal property.

         From and after the Release Date, the term Mortgaged Property wherever used in this Section 13.0l shall mean Principal Property.

SECTION 13.02. SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger or any conveyance or other transfer, subject to the Lien of this Indenture, of all or substantially all of the Mortgaged Property in accordance with Section 13.01, the Successor Corporation shall succeed to, and be substituted for, and may exercise every power and right of, the Company under this Indenture with the same effect as if such Successor Corporation had been named as the "Company" herein. Without limiting the generality of the foregoing:

         (a) all property of the Successor Corporation then subject to the lien of this Indenture, of the character described in Section 1.03, shall constitute Property Additions;

         (b) the Successor Corporation may execute and deliver to the Trustee, and thereupon the Trustee shall, subject to the provisions of Article V, authenticate and deliver, Bonds upon any basis provided in Article V; and

         (c) the Successor Corporation may, subject to the applicable provisions of this Indenture, cause Property Additions to be applied to any other Authorized Purpose.

         All Bonds so executed by the Successor Corporation, and authenticated and delivered by the Trustee, shall in all respects be entitled to the benefit of the lien of this Indenture equally and ratably with all Bonds executed, authenticated and delivered prior to the time such consolidation, merger, conveyance or other transfer became effective.

         In case of any such consolidation, merger, sale, conveyance or lease, changes in phraseology and form may be made in the Bonds thereafter to be issued and the documentation thereafter to be delivered hereunder as may be appropriate to reflect such occurrence.

         From and after the Release Date, the term Mortgaged Property in this
Section 13.02 shall mean Principal Property.

SECTION 13.03. EXTENT OF LIEN HEREOF ON PROPERTY OF SUCCESSOR CORPORATION.

         Unless, in the case of a consolidation, merger, conveyance or other transfer contemplated by Section 13.01, the indenture supplemental hereto contemplated in clause (b)(ii) in Section 13.01, or any other indenture, contains a grant, conveyance, transfer and mortgage by the Successor Corporation as described in subclause (B) thereof, neither this Indenture nor such supplemental indenture shall become or be, or be required to become or be, a Lien upon any of the properties:

         (a) owned by the Successor Corporation or any other party to such transaction (other than the Company) immediately prior to the time of effectiveness of such transaction or

         (b) acquired by the Successor Corporation at or after the time of effectiveness of such transaction,

except, in either case, Mortgaged Property acquired from the Company in or as a result of such transaction and, to the extent not constituting Excepted Property, improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts thereof.

SECTION 13.04. RELEASE OF COMPANY UPON CONVEYANCE OR OTHER TRANSFER.

         In the case of a conveyance or other transfer to any Person or Persons as contemplated in Section 13.01, upon the satisfaction of all the conditions specified in Section 13.01, the Company (such term being used in this Section without giving effect to such transaction) shall be released and discharged from all obligations and covenants under this Indenture and on and under all Bonds then Outstanding (unless the Company shall have delivered to the Trustee an instrument in which it shall waive such release and discharge) and the Trustee shall acknowledge in writing that the Company has been so released and discharged.

SECTION 13.05. MERGER INTO COMPANY; EXTENT OF LIEN HEREOF.

         (a) Nothing in this Indenture shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting company or any conveyance or other transfer, or lease, subject to the lien of this Indenture (unless otherwise expressly provided herein), of any part of the Mortgaged Property which does not constitute the entirety, or substantially the entirety, thereof.

         (b) Unless, in the case of a consolidation or merger described in subsection (a) of this Section, an indenture supplemental hereto shall otherwise provide, this Indenture shall not become or be, or be required to become or be, a Lien upon any of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts thereof.

         From and after the Release Date, the term Mortgaged Property in this
Section 13.05 shall mean Principal Property.

                                  ARTICLE XIV

                             SUPPLEMENTAL INDENTURES

SECTION 14.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

         Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

         (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Bonds, all as provided in Article XIII; or

         (b) to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Bonds of one or more specified series, or one or more specified Tranches thereof; or to surrender any right or power herein conferred upon the Company; or

         (c) to correct or amplify the description of any property at any time subject to the lien of this Indenture; or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture; or to subject to the lien of this Indenture additional property (including property of Persons other than the Company); or

         (d) to specify any additional Permitted Liens with respect to such additional property and to modify Section 8.02 in order to specify therein any additional items with respect to such additional property; or

         (e) to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the Holders of Bonds of any series or Tranche in any material respect, such change, elimination or addition shall become effective with respect to such series or Tranche only when no Bond of such series or Tranche remains Outstanding; or

         (f) to establish the form or terms of Bonds of any series or Tranche as contemplated by Sections 2.01 and 3.01; or

         (g) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Bonds of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 11.11(b); or

         (h) to provide for the procedures required to permit the Company to issue, at its option, all or any series or Tranche of, the Bonds as uncertificated securities; or

         (i) to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Bonds, or any Tranche thereof, shall be payable, (2) all or any series of Bonds, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Bonds, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of Bonds, or any Tranche thereof, and this Indenture may be served; or

         (j) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or to make any other additions to, deletions from or other changes to the provisions under this Indenture, provided that such additions, deletions and/or other changes shall not materially adversely affect the interests of the Holders of Bonds of any series or Tranche in any material respect; or

         (k) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted; or

      (l) in connection with the occurrence of the Release Date under Section 8.12, to amend (including amend and restate) this Indenture to eliminate any provisions related to Liens (other than Section 7.11), the lien of this Indenture or the Mortgaged Property, including Articles V and VIII; or

      (m) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the discharge of any series of Bonds pursuant to Section 9.02; provided that any such action shall not adversely affect the interests of the Holders of Bonds of such series or any other series of Bonds in any material respect; or

      (n) to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Bonds may be listed or traded.

      Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect at the Execution Date, or at any time thereafter shall be amended and

            (x) if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof; or

            (y) if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, at the date of the execution and delivery hereof or at any time thereafter, are required by the Trust Indenture Act to be contained herein or are contained herein to reflect any provisions of the Trust Indenture Act as in effect at such date, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to amend this Indenture to effect such changes or elimination.

SECTION 14.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

      Subject to the provisions of Section 14.01, with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Bonds of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Bonds of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Bonds of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Bonds of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Bonds of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Bonds of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond of each series or Tranche so directly affected:

      (a) except as otherwise specified in the form or terms of the Bonds of any series as permitted by Sections 2.01 and 3.01 with respect to extending the Stated Maturity of any Bond of such series, change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Bond, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable thereon, or reduce the amount of the principal of any Discount Bond that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 10.02, or change the coin or currency (or other property), in which any Bond or premium, if any, or interest, if any, thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity of any Bond, without, in any such case, the consent of the Holder of such Bond; or

      (b) prior to the Release Date, permit the creation of any Lien (not otherwise permitted hereby) ranking prior to the lien of this Indenture with respect to all or substantially all of the Mortgaged Property, or (except as expressly permitted hereunder including pursuant to Section 8.12) terminate the lien of this Indenture on all or substantially all of the Mortgaged Property or deprive the Holders of the benefit of the lien of this Indenture; or

      (c) reduce the percentage in principal amount of the Outstanding Bonds of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 15.04 for quorum or voting; or

      (d) modify any of the provisions of this Section, Section 7.09 or Section
10.17 with respect to the Bonds of any series or any Tranche thereof (except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holders of all Bonds of such series or Tranche) without, in any such case, the consent of the Holder of each Outstanding Bond of such series or Tranche; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 14.01(g).

      A supplemental indenture which (x) changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Bonds of one or more specified series, or one or more Tranches thereof, or (y) modifies the rights of the Holders of Bonds of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Bonds of any other series or Tranche.

      It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      Anything in this Indenture to the contrary notwithstanding, if the Officer's Certificate, supplemental indenture or Board Resolution, as the case may be, establishing the Bonds of any series or Tranche shall provide that the Company may make certain specified additions, changes or eliminations to or from the Indenture which shall be specified in such Officer's Certificate, supplemental indenture or Board Resolution establishing such series or Tranche,
(a) the Holders of Bonds of such series or Tranche shall be deemed to have consented to a supplemental indenture containing such additions, changes or eliminations to or from the Indenture which shall be specified in such Officer's Certificate, supplemental indenture or Board Resolution establishing such series or Tranche, (b) no Act of such Holders shall be required to evidence such consent and (c) such consent may be counted in the determination of whether or not the Holders of the requisite principal amount of Bonds shall have consented to such supplemental indenture.

SECTION 14.03. EXECUTION OF SUPPLEMENTAL INDENTURES.

      In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 11.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties, immunities or liabilities under this Indenture or otherwise.

SECTION 14.04. EFFECT OF SUPPLEMENTAL INDENTURES.

      Upon the execution and delivery of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.

SECTION 14.05. CONFORMITY WITH TRUST INDENTURE ACT.

      Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 14.06. REFERENCE IN BONDS TO SUPPLEMENTAL INDENTURES.

      Bonds of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Bonds of any series, or any

Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Bonds of such series or Tranche.

SECTION 14.07. MODIFICATION WITHOUT SUPPLEMENTAL INDENTURE.

      To the extent, if any, that the terms of any particular series of Bonds shall have been established in or pursuant to a Board Resolution or an Officer's Certificate pursuant to a supplemental indenture or a Board Resolution as contemplated by Section 3.01, and not in a supplemental indenture, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Board Resolution or a supplemental Officer's Certificate, as the case may be, delivered to, and accepted by, the Trustee; provided, however, that such supplemental Board Resolution or supplemental Officer's Certificate shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture which would be required to be satisfied if such additions, changes or elimination were contained in a supplemental indenture shall have been appropriately satisfied. Upon the acceptance thereof by the Trustee, any such supplemental Board Resolution or supplemental Officer's Certificate shall be deemed to be a "supplemental indenture" for purposes of
Section 14.04 and 14.06 and a "supplemental indenture", "indenture supplemental" to this Indenture or "instrument" supplemental to this Indenture for purposes of
Section 7.08.

                                   ARTICLE XV

                   MEETINGS OF HOLDERS; ACTION WITHOUT MEETING

SECTION 15.01. PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

      A meeting of Holders of Bonds of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Bonds of such series or Tranches.

SECTION 15.02. CALL, NOTICE AND PLACE OF MEETINGS.

      (a) The Trustee may at any time call a meeting of Holders of Bonds of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 15.01, to be held at such time and (except as provided in subsection (b) of this Section) at such place as the Trustee shall determine with the approval of the Company. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.08, not less than twenty-one (21) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.

      (b) The Trustee may be asked to call a meeting of the Holders of Bonds of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of at least twenty-five percent (25%) in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 15.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting. If the Trustee shall have been asked by the Company to call such a meeting, the Company shall determine the time and place for such meeting and may call such meeting by giving notice thereof in the manner provided in subsection
(a) of this Section, or shall direct the Trustee, in the name and at the expense of the Company, to give such notice. If the Trustee shall have been asked to call such a meeting by Holders in accordance with this subsection (b), and the Trustee shall not have given the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Holders of Bonds of such series and Tranches, in the principal amount above specified, may determine the time and the place for such meeting, such place to be approved by the Company, and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

      (c) Any meeting of Holders of Bonds of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding Bonds of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Bonds of such series, or any Tranche or Tranches thereof, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

SECTION 15.03. PERSONS ENTITLED TO VOTE AT MEETINGS.

      To be entitled to vote at any meeting of Holders of Bonds of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (a) a Holder of one or more Outstanding Bonds of such series or Tranches or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Bonds of such series or Tranches by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Bonds of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 15.04. QUORUM; ACTION.

      The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Bonds of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Bonds of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Bonds of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Bonds of such series and Tranches, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Bonds of such series and Tranches, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 15.05(e), notice of the reconvening of any meeting adjourned for more than thirty (30) days shall be given as provided in Section 1.08 not less than ten (10) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Bonds of such series and Tranches which shall constitute a quorum.

      Except as limited by Section 14.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Bonds of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Bonds of such series and Tranches, considered as one class.

      Any resolution passed or decision taken at any meeting of Holders of Bonds duly held in accordance with this Section shall be binding on all the Holders of Bonds of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

SECTION 15.05. ATTENDANCE AT MEETINGS; DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.


      (a) Attendance at meetings of Holders of Bonds may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Bonds with respect to which it was given unless and until specifically revoked by the Holder or future Holder (except as provided in Section 1.06(g)) of such Bonds before being voted.

      (b) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Bonds in regard to proof of the holding of such Bonds and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations and approved by the Company, the holding of Bonds shall be proved in the manner specified in Section 1.06 and the appointment of any proxy shall be proved in the manner specified in Section
1.06. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.06 or other proof.

      (c) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 15.02(b), in which case the Company or the Holders of Bonds of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Bonds of all series and Tranches represented at the meeting, considered as one class.

      (d) At any meeting each Holder or proxy shall be entitled to one vote for each One Thousand Dollars ($1,000) principal amount of Outstanding Bonds held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Bond challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Bond or proxy.

      (e) Any meeting duly called pursuant to Section 15.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Bonds of all series and Tranches represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

SECTION 15.06. COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

      The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Bonds, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two (2) inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given as provided in Section 15.02 and, if applicable, Section 15.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 15.07. ACTION WITHOUT MEETING.

      In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by one or more written instruments as provided in Section 1.06.

                                  ARTICLE XVI

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

SECTION 16.01. LIABILITY SOLELY CORPORATE.


      No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Bonds, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Bonds are solely corporate obligations and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, member, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Bonds or to be implied herefrom or therefrom; and such personal liability, if any, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution and delivery of this Indenture and the issuance of the Bonds.

                               -------------------------

      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                    PACIFIC GAS AND ELECTRIC COMPANY,
                                    as Issuer


                                    By:
                                        --------------------------------
                                    Name:
                                    Title:



                                    BNY WESTERN TRUST COMPANY,
                                    as Trustee


                                    By:
                                        --------------------------------
                                    Name:
                                    Title:

                                   SCHEDULE 1

                 FORM OF EXPERT'S CERTIFICATE UNDER SECTION 5.02

                  EXPERT'S CERTIFICATE AS TO PROPERTY ADDITIONS

      This Expert's Certificate as to Property Additions ("Certificate") is being executed and delivered by [NAME OF EXPERT], as [POSITION OR TITLE OF EXPERT], and by [NAME OF AUTHORIZED OFFICER], as [TITLE OF AUTHORIZED OFFICER] of Pacific Gas and Electric Company (the "Company"), in connection with the proposed issuance of [DESCRIPTION OF PROPOSED BOND ISSUE] in the aggregate principal amount of $____________ (the "New Bonds") under Section 5.02 of that certain Indenture of Mortgage, dated as of ____________, 200__, by and between the Company and ________________, as trustee (the "Indenture"). All capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Indenture.

      The undersigned hereby certify as to each of the following items in accordance with and as required pursuant to Section 5.02(b)(ii) of the
Indenture:

1. The Property Additions designated by the Company to be made the basis for the authentication and delivery of the New Bonds are described as follows (the "Designated Property Additions"):

            [DESCRIBE PROPERTY ADDITIONS]

2. All Designated Property Additions constitute Property Additions and are not subject to any Lien thereon prior to the lien of the Indenture except Permitted Liens.

3.    The Cost of the Designated Property Additions is $__________________.

4. [THE DESIGNATED PROPERTY ADDITIONS ARE SUBJECT TO A SENIOR LIEN SECURING SENIOR LIEN OBLIGATIONS. THE OUTSTANDING PRINCIPAL AMOUNT OF PURCHASE MONEY LIENS WHICH CONSTITUTE SENIOR LIEN OBLIGATIONS IS $____________ AS OF THE DATE OF THIS CERTIFICATE. THE OUTSTANDING PRINCIPAL AMOUNT OF ALL OTHER SENIOR LIEN OBLIGATIONS IS $_________ AS OF THE DATE OF THIS CERTIFICATE.]

5.    The Net Cost of the Designated Property Additions is $_______________.

6. All Designated Property Additions are desirable for use in the conduct of the business, or one of the businesses, of the Company.

7. All Designated Property Additions, to the extent of the Property Additions Basis thereof which is to be made the basis of the authentication and delivery of the New Bonds, constitute, prior to the issuance of the New Bonds, Unfunded Property.

8. [NO PORTION OF THE DESIGNATED PROPERTY ADDITIONS WAS ACQUIRED, MADE OR CONSTRUCTED THROUGH THE DELIVERY OF SECURITIES OR PROPERTY OTHER THAN CASH; THE

                                      S1-1

      AMOUNT OF CASH FORMING ALL OR PART OF THE COST THEREOF WAS EQUAL TO OR MORE THAN $____________.] OR [A PORTION OR ALL OF THE DESIGNATED PROPERTY ADDITIONS WAS ACQUIRED, MADE OR CONSTRUCTED THROUGH THE DELIVERY OF SECURITIES OR PROPERTY OTHER THAN CASH (SUCH PORTION BEING REFERRED TO HEREIN AS THE "NON-CASH DESIGNATED PROPERTY ADDITIONS"). THE AMOUNT OF CASH FORMING ALL OR PART OF THE COST OF DESIGNATED PROPERTY ADDITIONS OTHER THAN NON-CASH DESIGNATED PROPERTY ADDITIONS WAS EQUAL TO OR MORE THAN $____________. WITH RESPECT TO NON-CASH DESIGNATED PROPERTY ADDITIONS, THE FOLLOWING IS A BRIEF DESCRIPTION OF THE NON-CASH DESIGNATED PROPERTY ADDITIONS, THE SECURITIES OR OTHER PROPERTY DELIVERED IN PAYMENT FOR THE ACQUISITION OR CONSTRUCTION THEREOF, THE DATE OF SUCH DELIVERY AND, IN THE JUDGMENT OF THE UNDERSIGNED, THE FAIR MARKET VALUE IN CASH OF SUCH SECURITIES OR OTHER PROPERTY AT THE TIME OF DELIVERY THEREOF:

       NON-CASH DESIGNATED     SECURITIES OR        DATE OF      FAIR MARKET
       PROPERTY ADDITIONS   PROPERTY DELIVERED:    DELIVERY:       VALUE:]




9. [NO PORTION OF THE DESIGNATED PROPERTY ADDITIONS INCLUDES PROPERTY WHICH CONSTITUTES AN ACQUIRED FACILITY.] OR [A PORTION OF THE DESIGNATED PROPERTY ADDITIONS INCLUDES PROPERTY WHICH CONSTITUTES AN ACQUIRED FACILITY AND IS DESCRIBED AS FOLLOWS (THE "ACQUIRED FACILITY PORTION"):
      [DESCRIBE THE ACQUIRED FACILITY PORTION]. IN THE JUDGMENT OF THE UNDERSIGNED, THE FAIR VALUE TO THE COMPANY OF THE ACQUIRED FACILITY PORTION AS OF THE DATE OF THIS CERTIFICATE [IS/IS NOT] A DE MINIMIS AMOUNT.]

10. In the judgment of the undersigned, the Fair Value to the Company, as of the date of this Certificate, of the Designated Property Additions (except that portion of the Designated Property Additions with respect to the Fair Value to the Company of which a statement is being made in an Independent Expert's Certificate) is $_________________.

11. The Net Fair Value to the Company, as of the date of this Certificate, of the Designated Property Additions is $___________________.

12. The aggregate amount which shall be deducted under Section 1.03(b)(i) in respect of Funded Property Retired is equal to $_______________ and the aggregate amount which the Company has elected to be added under Section 1.03(b)(ii) in respect of Funded Property Retired is $_________________ (which amount to be added does not exceed the amount to be deducted above). Attached hereto as Annex 1 are the calculations which have been made by the Company pursuant to Section 1.03(b)(i) and (ii).

13. The Adjusted Property Additions Basis of the Designated Property Additions is $_________________.

14. Sixty-six and two-thirds percent (66-2/3%) of the Adjusted Property Additions Basis stated in Item 13 above is equal to $_________________.


                                      S1-2

15. The aggregate principal amount of New Bonds to be authenticated and delivered on the basis of the Designated Property Additions is equal to $____________ which amount does not exceed the amount stated in Item 14 above.

            [Name of Expert] hereby further certifies as follows:

(a) I have read Section 5.02(b)(ii) of the Indenture and the related definitions of defined terms appearing in said Section 5.02(b)(ii).

(b) The statements or opinions I have expressed herein are based upon my examination/investigation of [LIST OR DESCRIBE THE NATURE AND SCOPE OF THE EXAMINATION OR INVESTIGATION UPON WHICH THE STATEMENTS OR OPINIONS ARE BASED];

(c) In my opinion, I have made such examination or investigation as is necessary to enable me to express an informed opinion as to whether or not the Company has complied with the requirements of Section 5.02(b)(ii) of the Indenture.

(d)            In my opinion, the Company has complied with the requirements of
      Section 5.02(b)(ii) of the Indenture.

      Witness our hands this _____ day of _______, 2___.

                                    [Signature of Expert]


                                    _________________________________
                                    Name:
                                    Title:



                                    [Signature of Authorized Officer]


                                    _________________________________
                                    Name:
                                    Title:




                                      S1-3

                                     ANNEX 1

                    CALCULATIONS PURSUANT TO SECTION 1.03(B)


A.    Deductions under Section 1.03(b)(i):

      Funded Property Basis of all Funded Property Retired as described under
      Section 1.03(b)(i) of the Indenture: $_____________

B.    Additions under Section 1.03(b)(ii):

      (1)   Principal amount of Purchase Money Obligations described under
            Section 1.03(b)(ii)(A) of the Indenture: $_____________

      (2)   150% of amount of cash described under Section 1.03(b)(ii)(B) of the
            Indenture:  $____________

      (3) 150% of the principal amount of any Bond or Bonds or portion of such principal amount described under Section 1.03(b)(ii)(C) of the
            Indenture:  $____________

      (4)   Adjusted Funded Property Basis of Property Additions described under
            Section 1.03(b)(ii)(D) of the Indenture:  $_____________

      (5)   Cost to the Company of any Property Additions described under
            Section 1.03(b)(ii)(E) of the Indenture: $_____________

C.    Total of all amounts under Item B. above:  $_____________

D.    If amount in Item C. above is equal to or greater than the amount in Item
      A. above, then the net adjustment to be made to the Property Additions Basis under Section 1.03(b) shall be equal to zero (0). If the amount in Item C. above is less than the amount in Item A. above, then the net adjustment to be made to the Property Additions Basis under Section 1.03(b) shall be a reduction in an amount equal to the difference between the amount in Item A. above and the amount in Item C. above.




                                      S1-4

                                   SCHEDULE 2

               FORM OF EXPERT'S CERTIFICATE UNDER SECTION 8.03(C)

              EXPERT'S CERTIFICATE AS TO RELEASE OF FUNDED PROPERTY

      This Expert's Certificate as to Release of Funded Property ("Certificate") is being executed and delivered by [NAME OF EXPERT], as [POSITION OR TITLE OF EXPERT], and by [NAME OF AUTHORIZED OFFICER], as [TITLE OF AUTHORIZED OFFICER] of Pacific Gas and Electric Company (the "Company"), in connection with certain Funded Property described below to be released pursuant to Section 8.03 of that certain Indenture of Mortgage, dated as of ____________, 200__, by and between the Company and ________________, as trustee (the "Indenture"). All capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Indenture.

      The undersigned hereby certify as to each of the following items in accordance with and as required pursuant to Section 8.03(c) of the Indenture:

1. The Funded Property to be released from the lien of the Indenture is described as follows (the "Release Property"):

            [DESCRIBE FUNDED PROPERTY]

2. The Fair Value, in the judgment of the undersigned, of the Release Property, together with the Fair Value, in the judgment of the undersigned, of Unfunded Property, if any, being released concurrently with the Release Property is $___________.

3.    The Funded Property Basis of the Release Property is $___________.

4. In the judgment of the undersigned, the release of the Release Property will not impair the security under the Indenture in contravention of the provisions thereof.

      [Name of Expert] hereby further certifies as follows:

      a. I have read Section 8.03(c) of the Indenture and the related definitions of defined terms appearing in said Section 8.03(c).

      b. The statements or opinions I have expressed herein are based upon my examination/investigation of [LIST OR DESCRIBE THE NATURE AND SCOPE OF THE EXAMINATION OR INVESTIGATION UPON WHICH THE STATEMENTS OR OPINIONS ARE BASED].

      c. In my opinion, I have made such examination or investigation as is necessary to enable me to express an informed opinion as to whether or not the Company has complied with the requirements of Section 8.03(c) of the Indenture.

      d.    In my opinion, the Company has complied with the requirements of
            Section 8.03(c) of the Indenture.




                                      S2-1

      Witness our hands this _____ day of _______, 2___.

                                    [Signature of Expert]


                                    _________________________________
                                    Name:
                                    Title:



                                    [Signature of Authorized Officer]


                                    _________________________________
                                    Name:
                                    Title:




                                      S2-2

                                   SCHEDULE 3

               FORM OF OFFICER'S CERTIFICATE UNDER SECTION 8.03(D)

                OFFICER'S CERTIFICATE PURSUANT TO SECTION 8.03(D)

      This Officer's Certificate Pursuant to Section 8.03(d) ("Certificate") is being executed and delivered by [NAME OF AUTHORIZED OFFICER], as [TITLE OF AUTHORIZED OFFICER] of Pacific Gas and Electric Company (the "Company"), in connection with the release of certain Funded Property described in that certain Expert's Certificate as to Release of Funded Property dated [THE DATE HEREOF] (the "Expert's Certificate") pursuant to Section 8.03 of that certain Indenture of Mortgage, dated as of ____________, 200__, by and between the Company and ________________, as trustee (the "Indenture"). All capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Indenture.

      The undersigned hereby certifies, as required pursuant to Section 8.03(d) of the Indenture, as follows:

1. The amount of the Funded Property Basis of the Release Property is $_________________, as shown in the Expert's Certificate.

2. The taxes and expenses incidental to the sale, exchange, dedication or other disposition of Release Property total $______________.

3. The aggregate amount of the Cash Deposit Credit Items to be used as the basis for the release of the Release Property is $_____________, which amount has been calculated as follows:

      A. $___________: Aggregate principal amount of Purchase Money Obligations delivered to Trustee and secured by Purchase Money Liens upon the Release Property;

      B. $___________; [ADJUSTED PROPERTY ADDITIONS BASIS/PROPERTY ADDITIONS BASIS] of Property Additions which constitute Unfunded Property described in the attached Expert's Certificate as to Property Additions [IF APPLICABLE, ATTACH EXPERT'S CERTIFICATE BASED ON THE FORM ATTACHED AS SCHEDULE 1 TO THE INDENTURE];

      C. $___________; 150% of aggregate principal amount of Bonds the right to the authentication and delivery of which, under Section 5.03, has been waived by the Company;

      D. $___________; 150% of the aggregate amount of Outstanding Bonds delivered to the Trustee.


                                      S3-1

4. The Cash Deposit Amount to be delivered to the Trustee is $___________, which amount is equal to the Funded Property Basis stated in Item 1, less the amount stated in Item 2, and less the aggregate amount of the Cash Deposit Credit Items stated in Item 3.

      Witness my hand this _____ day of _______, 2___.

                                    [Signature of Authorized Officer]


                                    _________________________________
                                    Name:
                                    Title:




                                      S3-2

                                   SCHEDULE 4

                 FORM OF EXPERT'S CERTIFICATE UNDER SECTION 8.04

             EXPERT'S CERTIFICATE AS TO RELEASE OF UNFUNDED PROPERTY

      This Expert's Certificate as to Release of Unfunded Property ("Certificate") is being executed and delivered by [NAME OF EXPERT], as [POSITION OR TITLE OF EXPERT], and by [NAME OF AUTHORIZED OFFICER], as [TITLE OF AUTHORIZED OFFICER] of Pacific Gas and Electric Company (the "Company"), in connection with certain Unfunded Property described below to be released pursuant to Section 8.04 of that certain Indenture of Mortgage, dated as of ____________, 200__, by and between the Company and ________________, as trustee
(the "Indenture"). All capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Indenture.

      The undersigned hereby certify as to each of the following items in accordance with and as required pursuant to Section 8.04 of the Indenture:

1. The Unfunded Property to be released from the lien of the Indenture is described as follows (the "Release Property"):

            [DESCRIBE UNFUNDED PROPERTY]

2. The Fair Value, in the judgment of the undersigned, of the Release Property, together with the Fair Value, in the judgment of the undersigned, of Funded Property, if any, being released concurrently with the Release Property is $___________.

3. [THE RELEASE PROPERTY IS SUBJECT TO A SENIOR LIEN SECURING SENIOR LIEN OBLIGATIONS. THE OUTSTANDING PRINCIPAL AMOUNT OF PURCHASE MONEY LIENS WHICH CONSTITUTE SENIOR LIEN OBLIGATIONS IS $____________ AS OF THE DATE OF THIS CERTIFICATE. THE OUTSTANDING PRINCIPAL AMOUNT OF ALL OTHER SENIOR LIEN OBLIGATIONS IS $_________ AS OF THE DATE OF THIS CERTIFICATE.]

4.    The Net Fair Value of the Release Property is $___________.

5. The Cost of the Release Property is $______________ and the Net Cost of the Release Property is $_____________.

6.    The Property Additions Basis of the Release Property is $_____________.

7.    The Release Property constitutes Unfunded Property.

8. [THE AGGREGATE ADJUSTED PROPERTY ADDITIONS BASIS OF ALL PROPERTY ADDITIONS WHICH CONSTITUTE UNFUNDED PROPERTY (EXCLUDING THE RELEASE PROPERTY) IS NOT LESS THAN ZERO (0).] OR [THE AMOUNT BY WHICH ZERO (0) EXCEEDS THE AGGREGATE ADJUSTED PROPERTY ADDITIONS BASIS OF ALL PROPERTY ADDITIONS WHICH CONSTITUTE UNFUNDED PROPERTY (EXCLUDING THE RELEASE PROPERTY) IS EQUAL TO $____________ (THE "MAKE-UP AMOUNT") AND IS CALCULATED AS SET FORTH ON ANNEX 1 ATTACHED HERETO.]


                                      S4-1

9. In the judgment of the undersigned, the release of the Release Property will not impair the security under the Indenture in contravention of the provisions thereof.

      [Name of Expert] hereby further certifies as follows:

      a. I have read Section 8.04(c) of the Indenture and the related definitions of defined terms appearing in said Section 8.04(c).

      b. The statements or opinions I have expressed herein are based upon my examination/investigation of [LIST OR DESCRIBE THE NATURE AND SCOPE OF THE EXAMINATION OR INVESTIGATION UPON WHICH THE STATEMENTS OR OPINIONS ARE BASED].

      c. In my opinion, I have made such examination or investigation as is necessary to enable me to express an informed opinion as to whether or not the Company has complied with the requirements of Section 8.04(c) of the Indenture.

      d.    In my opinion, the Company has complied with the requirements of
            Section 8.04(c) of the Indenture.

      Witness our hands this _____ day of _______, 2___.

                                    [Signature of Expert]


                                    _________________________________
                                    Name:
                                    Title:



                                    [Signature of Authorized Officer]


                                    _________________________________
                                    Name:
                                    Title:




                                      S4-2

                                     ANNEX 1

                CALCULATION OF MAKE-UP AMOUNT UNDER SECTION 8.04

1. Aggregate Property Additions Basis (lesser of Net Cost or Net Fair Value) of all Property Additions which constitute Unfunded Property:
      $________________

2.    Adjustments under Section 1.03(b):  $________________

3. Total Reduction to Property Additions Basis (Item 1 above) per the adjustments under Item 2 above: $_____________

4.    Aggregate Adjusted Property Additions Basis (Item 1 less Item 3):
      $____________

5.    Make-up Amount (amount by which zero (0) exceeds Item 4 above):
      $____________




                                      S4-3